      As filed with the Securities and Exchange Commission on August 8, 1997
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
             Registration Statement Under the Securities Act of 1933

                           CHARTER ONE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                            6120                          34-1567092
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer Identification
incorporation or organization)     Classification Code Number)                  No.)

                                                        ROBERT J. VANA, ESQ.
          1215 SUPERIOR AVENUE                      CHARTER ONE FINANCIAL, INC.
          CLEVELAND, OHIO 44114                        1215 SUPERIOR AVENUE
             (216) 589-8320                            CLEVELAND, OHIO 44114
                                                          (216) 589-8320
(Address, including ZIP code, and telephone     (Name, address, including ZIP code,
number, including area code, of registrant's    and telephone number, including area
       principal executive offices)                     code, of agent for service)

                                                   COPIES TO:

BARRY P. TAFF, P.C.                      LEONARD S. SIMON                            THOMAS E. WILLETT, ESQ.
JAMES S. FLEISCHER, P.C.                 PRESIDENT AND CHIEF EXECUTIVE OFFICER       HARRIS BEACH & WILCOX, LLP
SILVER, FREEDMAN & TAFF, L.L.P.          RCSB FINANCIAL, INC.                        GRANITE BUILDING
1100 NEW YORK AVENUE, N.W.               235 EAST MAIN STREET                        130 EAST MAIN STREET
WASHINGTON, D.C.  20005                  ROCHESTER, NEW YORK 14604                   ROCHESTER, NEW YORK 14604

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                  ------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                               Calculation of Registration Fee
================================================================================================================================
                                                               Proposed maximum        Proposed maximum
      Title of each class of              Amount to             offering price        aggregate offering         Amount of
    securities to be registered        be registered(2)          per share(3)               price(3)         registration fee(4)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(1)       13,877,460 shares               $55.70           $772,982,095           $234,237
================================================================================================================================

(1) Includes one attached Right per share to purchase preferred stock upon the occurrence of certain events. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND RCSB FINANCIAL, INC. - Rights Agreement"

(2) Based upon the estimated maximum number of shares of Common Stock of Charter One Financial, Inc. ("Charter One"), that may be issued upon consummation of the merger of RCSB Financial, Inc. ("RCSB") with and into a wholly owned subsidiary of Charter One described herein, and upon exercise of securities exercisable for shares of Charter One Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(f)(1) and 457(c), and solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price is $772,982,095, which equals (x) the average of the high and low sale prices of the common stock, par value $1.00 per share, of RCSB ("RCSB Common Stock"), of $50.6875 as reported on the Nasdaq National Market on August 6, 1997, multiplied by (y) 15,249,955, the total number of shares of RCSB Common Stock (including shares issuable pursuant to the exercise of outstanding options to purchase RCSB Common Stock) to be cancelled in the Merger. The proposed maximum offering price per share is equal to the proposed maximum aggregate offering price determined in the manner described in the preceding sentence divided by the maximum number of shares of Common Stock that could be issued in the Merger.

(4)  In accordance with Rule 457(b), the filing fee of $128,006 paid pursuant to
     Section 14(g) of the Securities Exchange Act of 1934 and Rule 0-11 thereunder at the time of the filing of the Joint Proxy
     Statement/Prospectus contained in the Registration Statement as preliminary proxy materials of RCSB has been credited to offset the $234,237 registration fee that would otherwise be payable.

================================================================================

                            [CHARTER ONE LETTERHEAD]


                                                       September __, 1997

Dear Stockholder:

         You are invited to attend a special meeting of stockholders (the "Special Meeting") of Charter One Financial, Inc. ("Charter One") scheduled to be held at __________, Cleveland, Ohio on Friday, October 3, 1997 at ____ _.m., local time. Notice of the Special Meeting, a Joint Proxy Statement/Prospectus and a form of proxy are enclosed.

         At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger and Reorganization, dated May 21, 1997 (the "Merger Agreement"), pursuant to which, among other things, RCSB Financial, Inc. ("RCSB") will be merged with and into Charter-Michigan Bancorp, Inc., a wholly owned first-tier subsidiary of Charter One (the "Merger"). Consummation of the Merger is subject to certain conditions, including receipt of regulatory approvals and the requisite votes of the stockholders of both Charter One and RCSB. Adoption of the Merger Agreement requires the affirmative vote of a majority of the votes entitled to be cast by the respective holders of Charter One and RCSB common stock. The terms of the proposed Merger, including an explanation of the amount of Charter One stock to be issued to RCSB stockholders, as well as other important information relating to Charter One, RCSB and the combined company, are explained in the accompanying Joint Proxy Statement/Prospectus.

         THE BOARD OF DIRECTORS OF CHARTER ONE HAS CAREFULLY REVIEWED THE PROPOSED MERGER AND HAS UNANIMOUSLY CONCLUDED THAT THE TRANSACTION IS ADVISABLE AND IN THE BEST INTEREST OF CHARTER ONE AND ITS STOCKHOLDERS. CHARTER ONE'S FINANCIAL ADVISOR, MONTGOMERY SECURITIES, HAS ISSUED ITS OPINION THAT THE CONSIDERATION TO BE PAID BY CHARTER ONE IN THE MERGER IS FAIR TO CHARTER ONE AND ITS STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW. ACCORDINGLY, I URGE YOU VOTE FOR THE MERGER.

         At the Special Meeting you will also be asked to consider and vote on a proposal to adopt an amendment (the "Amendment") to Charter One's Second Restated Certificate of Incorporation authorizing the number of directors on the Charter One Board to be fixed by, or in the manner provided in, the Charter One Bylaws. The Amendment is more fully described in the accompanying Joint Proxy Statement/Prospectus. Adoption of the Amendment requires the approval of at least 75 percent of the votes entitled to be cast at the Special Meeting by the holders of Charter One common stock. ACCORDINGLY, I URGE YOU TO VOTE FOR THE AMENDMENT.

         On April 22, 1997, we announced that Charter One entered into an agreement to acquire Haverfield Corporation, the holding company for Home Bank, F.S.B. Haverfield Corporation is based in Cleveland, Ohio. Certain information relating to this transaction is set forth in the accompanying Joint Proxy Statement/Prospectus.

         Should any other matters be properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors. You are urged to read the accompanying Notice of Special Meeting and Joint Proxy Statement/Prospectus which contain a detailed description of the Merger and other important information relating to Charter One Financial, RCSB Financial and the combined companies.

         Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you do not attend the Special Meeting.

                                        Sincerely,


                                        Charles John Koch
                                        Chairman of the Board, President
                                          and Chief Executive Officer

                                [RCSB LETTERHEAD]




                                                September __, 1997

Dear Stockholder:

         You are invited to attend a special meeting of stockholders (the "Special Meeting") of RCSB Financial, Inc. ("RCSB") scheduled to be held at __________, Rochester, New York on Friday, October 3, 1997 at ____ _.m., local time. Notice of the Special Meeting, a Joint Proxy Statement/Prospectus and a form of proxy are enclosed.

         At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger and Reorganization, dated May 21, 1997 (the "Merger Agreement"), pursuant to which, among other things, RCSB will be merged with and into Charter-Michigan Bancorp. Inc., a wholly owned first-tier subsidiary of Charter One Financial, Inc. ("Charter One") (the "Merger"). Consummation of the Merger is subject to certain conditions, including receipt of regulatory approvals and the requisite votes of the stockholders of both Charter One and RCSB. Adoption of the Merger Agreement requires the affirmative vote of a majority of the votes entitled to be cast by the holders of Charter One and RCSB common stock. The terms of the proposed Merger, including an explanation of the amount of Charter One stock to be issued to RCSB stockholders, as well as other important information relating to Charter One, RCSB and the combined company are explained in the accompanying Joint Proxy Statement/Prospectus.

         THE BOARD OF DIRECTORS OF RCSB HAS CAREFULLY REVIEWED THE PROPOSED MERGER AND HAS UNANIMOUSLY CONCLUDED THAT THE TRANSACTION IS ADVISABLE AND FAIR TO, AND IN THE BEST INTEREST OF, RCSB AND ITS STOCKHOLDERS. RCSB'S FINANCIAL ADVISOR, LEHMAN BROTHERS, HAS ISSUED ITS OPINION THAT THE EXCHANGE RATIO TO BE OFFERED TO RCSB'S STOCKHOLDERS IN THE MERGER IS FAIR TO RCSB'S STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW. ACCORDINGLY, I URGE YOU VOTE FOR THE MERGER.

         On April 22, 1997, Charter One announced that it had entered into an agreement to acquire Haverfield Corporation, the holding company for Home Bank, F.S.B. Haverfield Corporation is based in Cleveland, Ohio. Certain information relating to this transaction is set forth in the accompanying Joint Proxy Statement/Prospectus.

         Should any other matters be properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors. You are urged to read the accompanying Notice of Special Meeting and Joint Proxy Statement/Prospectus which contain a detailed description of the Merger and other important information relating to RCSB, Charter One and the combined companies.

         Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you do not attend the Special Meeting.

                                        Sincerely,


                                        Leonard S. Simon
                                        Chairman of the Board, President
                                         and Chief Executive Officer

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.
               YOU WILL RECEIVE INSTRUCTIONS FOLLOWING THE MERGER
                       FOR EXCHANGE OF STOCK CERTIFICATES.

                           CHARTER ONE FINANCIAL, INC.
                              1215 Superior Avenue
                              Cleveland, Ohio 44114
                                 (216) 566-5300
                                ----------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 3, 1997

         NOTICE IS HEREBY GIVEN THAT a Special Meeting of Stockholders (the "Special Meeting") of Charter One Financial, Inc. ("Charter One") will be held on Friday, October 3, 1997 at ____ _.m., local time, at the ____________, Cleveland, Ohio for the following purposes:

                  (1) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of May 21, 1997, by and between Charter One, Charter-Michigan Bancorp, Inc., Charter One Bank, F.S.B., RCSB Financial, Inc. ("RCSB") and Rochester Community Savings Bank, a copy of which is included in the accompanying Joint Proxy Statement/Prospectus at Annex A, pursuant to which RCSB will be merged with and into Charter-Michigan Bancorp, Inc., and each outstanding share of RCSB common stock will be converted into .91 shares of Charter One common stock (with cash paid in lieu of fractional share interests).

                  (2) To consider and vote upon a proposal to adopt an amendment to the Charter One Second Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizing the number of directors on the Charter One Board of Directors to be fixed by, or in the manner provided in, the Charter One Bylaws (the "Amendment").

                  (3) Such other matters as may properly come before the Special Meeting or any adjournments thereof, including proposals to adjourn the Special Meeting to permit further solicitation of proxies by the Board of Directors in the event that there are not sufficient votes to adopt the Merger Agreement or the Amendment at the time of the Special Meeting; provided, however, that no proxy which is voted against the Merger Agreement or the Amendment will be voted in favor of adjournment to solicit further proxies for such proposal, respectively.

         The Board of Directors is not aware of any other business to come before the Special Meeting.

         A PROXY CARD AND A JOINT PROXY STATEMENT/PROSPECTUS FOR THE SPECIAL MEETING ARE ENCLOSED.

         Stockholders of record at the close of business on August 18, 1997, are the stockholders entitled to vote at the Special Meeting and any adjournments thereof. A list of Charter One stockholders entitled to vote at the Special Meeting will be available for examination, for any purpose germane to the Special Meeting, at the main office of Charter One during ordinary business hours for at least ten days prior to the Special Meeting, as well as at the Special Meeting.

         The affirmative vote of the holders of a majority of the outstanding shares of Charter One common stock is required to approve the proposal to adopt the Merger Agreement. The affirmative vote of the holders of 75 percent of the outstanding shares of Charter One common stock is required to approve the proposal to adopt the Amendment. Adoption of the Merger Agreement is not conditioned upon stockholder approval of the Amendment, and adoption of the Amendment is not conditioned upon stockholder approval of the Merger Agreement.

         You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Special Meeting in person.

         Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf.

         Should you have any questions or require assistance, please call _________________, which is assisting us in the solicitation of proxies, at
(800) ___-____.

         YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE SPECIAL MEETING IN PERSON.

                                          By Order of the Board of Directors



                                          Charles John Koch
                                          Chairman of the Board, President
                                           and Chief Executive Officer
Cleveland, Ohio
September __, 1997

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                              RCSB FINANCIAL, INC.
                              235 East Main Street
                            Rochester, New York 14604
                                 (716) 423-7270
                                ----------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 3, 1997

         NOTICE IS HEREBY GIVEN THAT a Special Meeting of Stockholders (the "Special Meeting") of RCSB Financial, Inc. ("RCSB") will be held on Friday, October 3, 1997 at ____ _.m., local time, at the _____________________Rochester,
New York for the following purposes:

                  (1) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of May 21, 1997, by and between Charter One Financial, Inc. ("Charter One"), Charter-Michigan Bancorp, Inc., Charter One Bank, F.S.B., RCSB and Rochester Community Savings Bank, a copy of which is included in the accompanying Joint Proxy Statement/Prospectus at Annex A, pursuant to which RCSB will be merged with and into Charter-Michigan Bancorp, Inc., a wholly owned first-tier subsidiary of Charter One, and each outstanding share of RCSB common stock will be converted into .91 shares of Charter One common stock (with cash paid in lieu of fractional share interests).

                  (2) Such other matters as may properly come before the Special Meeting or any adjournments thereof, including proposals to adjourn the Special Meeting to permit further solicitation of proxies by the Board of Directors in the event that there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting; provided, however, that no proxy which is voted against the Merger Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

         The Board of Directors is not aware of any other business to come before the Special Meeting.

         A PROXY CARD AND A JOINT PROXY STATEMENT/PROSPECTUS FOR THE SPECIAL MEETING ARE ENCLOSED.

         Stockholders of record at the close of business on August 18, 1997, are the stockholders entitled to vote at the Special Meeting and any adjournments thereof. A list of RCSB stockholders entitled to vote at the Special Meeting will be available for examination, for any purpose germane to the Special Meeting, at the main office of RCSB during ordinary business hours for at least ten days prior to the Special Meeting, as well as at the Special Meeting.

         The affirmative vote of the holders of a majority of the outstanding shares of RCSB common stock is required to approve the proposal to adopt the Merger Agreement.

         You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Special Meeting in person.

         Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf.

         Should you have any questions or require assistance, please call _________________, which is assisting us in the solicitation of proxies, at
(800) ___-____.

         YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE SPECIAL MEETING IN PERSON.

                                           By Order of the Board of Directors



                                           Rosemary Craig
                                           Corporate Secretary
Rochester, New York
________, 1997


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE RCSB THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                              JOINT PROXY STATEMENT
                                       OF
                           CHARTER ONE FINANCIAL, INC.
                                       AND
                              RCSB FINANCIAL, INC.
                          FOR SPECIAL MEETINGS OF THEIR
                             RESPECTIVE STOCKHOLDERS
                          TO BE HELD ON OCTOBER 3, 1997



                                   PROSPECTUS
                                       OF
                           CHARTER ONE FINANCIAL, INC.
                    UP TO 13,877,460 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE




         This Joint Proxy Statement/Prospectus relates to the approval and adoption of the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of May 21, 1997, by and among Charter One Financial, Inc. ("Charter One"), Charter-Michigan Bancorp, Inc. ("Charter Michigan"), Charter One Bank, F.S.B. ("Charter One Bank"), RCSB Financial, Inc. ("RCSB") and Rochester Community Savings Bank ("Rochester Bank"), including the merger pursuant to which RCSB will be merged with and into Charter Michigan in a stock-for-stock exchange (the "Merger"). See "SUMMARY - Summary of Certain Aspects of the Merger" and "THE MERGER." The Merger Agreement is included at Annex A and incorporated herein by reference.

         The Merger Agreement provides that at the Effective Time (as defined herein) each issued and outstanding share of the common stock, par value $1.00 per share, of RCSB (the "RCSB Common Stock"), excluding any shares of stock held by Charter One, RCSB or their subsidiaries, other than in a fiduciary capacity or in satisfaction of a debt previously contracted ("Excluded Shares"), will be canceled and converted into .91 shares (the "Exchange Ratio") of the common stock, par value $.01 per share, of Charter One (the "Charter One Common Stock"), including a corresponding number of rights associated with Charter One Common Stock pursuant to the Rights Agreement (the "Merger Consideration"). For a discussion of the rights and the Rights Agreement, see "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND RCSB FINANCIAL, INC. -- Rights Agreements."

         In addition, this Joint Proxy Statement/Prospectus relates to a proposal to approve and adopt an amendment (the "Amendment") to the Second Restated Certificate of Incorporation of Charter One (the "Charter One Certificate of Incorporation") authorizing the number of directors on the Board of Directors of Charter One (the "Charter One Board") to be fixed by, or in the manner provided in, the Charter One bylaws (the "Charter One Bylaws"). See "AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION OF CHARTER ONE FINANCIAL."

         This Joint Proxy Statement/Prospectus is being furnished to the holders of shares of Charter One Common Stock in connection with the solicitation of proxies by the Board of Directors of Charter One for use at a special meeting of stockholders of Charter One (the "Charter One Special Meeting") scheduled to be held at _____ _.m., local time, on Friday, October 3, 1997 at the ________________, ______________________, Cleveland, Ohio, and at any and all
adjournments or postponements thereof.

         This Joint Proxy Statement/Prospectus also is being furnished to the holders of shares of RCSB Common Stock in connection with the solicitation of proxies by the Board of Directors of RCSB (the "RCSB Board") for use at a special meeting of stockholders of RCSB (the "RCSB Special Meeting" and, together with the Charter One Special Meeting, the "Special Meetings") scheduled to be held at ____ _.m., local time on Friday, October 3, 1997 at the __________, __________, Rochester, New York, and at any and all adjournments or postponements thereof.

         This Joint Proxy Statement/Prospectus also constitutes a prospectus of Charter One, filed as part of the Registration Statement (defined below) with respect to up to 13,877,460 shares of Charter One Common Stock to be issued upon consummation of the Merger pursuant to the terms of the Merger Agreement, including a corresponding number of rights associated with the Charter One Common Stock pursuant to the Rights Agreement. For a description of the Rights Agreement, see "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND RCSB FINANCIAL INC. -- Rights Agreements."

         On April 22, 1997 Charter One entered into an agreement to acquire Haverfield Corporation ("Haverfield"), an Ohio corporation and the holding company of Home Bank, F.S.B. ("Home Bank"). Haverfield and Home Bank are based in Cleveland, Ohio. This Joint Proxy Statement/Prospectus contains certain information relating to Charter One's transaction with Haverfield. See "SUMMARY," "RECENT DEVELOPMENTS," "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS" and "UNAUDITED PRO FORMA PER SHARE DATA."

         This Joint Proxy Statement/Prospectus, and the accompanying notices and forms of proxy, are first being mailed to stockholders of Charter One and RCSB on or about ________, 1997.



         THE SHARES OF CHARTER ONE COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE NEW YORK SUPERINTENDENT OF BANKS, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AGENCY, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE NEW YORK SUPERINTENDENT OF BANKS, ANY STATE SECURITIES COMMISSION NOR ANY OTHER AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF CHARTER ONE COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.



      The date of this Joint Proxy Statement/Prospectus is _________, 1997

                              AVAILABLE INFORMATION

         Charter One and RCSB are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Charter One and RCSB can be obtained, upon payment of prescribed fees, from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. In addition, such information can be inspected and copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60611 and 7 World Trade Center, 13th Floor, New York, New York 10048. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the electronic filings of Charter One and RCSB with the Commission. The address of the Commission Web site is "http://www.sec.gov."

         Charter One has filed with the Commission a registration statement on Form S-4 (333-______) (together with all amendments, schedules, and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Charter One Common Stock to be issued pursuant to and as contemplated by the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (EXCLUDING EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED BY OR ON BEHALF OF CHARTER ONE OR RCSB, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, IN THE CASE OF DOCUMENTS RELATING TO CHARTER ONE, TO ROBERT J. VANA, CHIEF CORPORATE COUNSEL AND CORPORATE SECRETARY, CHARTER ONE FINANCIAL, INC., 1215 SUPERIOR AVENUE, CLEVELAND, OHIO 44114, TELEPHONE (216) 566-5300; OR IN THE CASE OF DOCUMENTS RELATING TO RCSB, TO ROSEMARY CRAIG, SECRETARY, RCSB FINANCIAL, INC., 235 EAST MAIN STREET, ROCHESTER, NEW YORK 14604, TELEPHONE (716) 423-7370. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETINGS, ANY REQUEST SHOULD BE MADE BY OCTOBER __, 1997. PERSONS REQUESTING COPIES OF EXHIBITS TO DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS MAY BE CHARGED THE COST OF REPRODUCTION AND MAILING.

         The following documents previously filed with the Commission by Charter One (File No. 0-16311) are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

         1. The Annual Report on Form 10-K of Charter One for the fiscal year ended December 31, 1996, as amended on Form 10-K/A (the "1996 Charter One 10-K").

         2. All other reports filed by Charter One pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1996 Charter One 10-K (including Charter One's Current Reports on Form 8-K dated April 22, 1997, May 21, 1997, July 29, 1997 and August 8, 1997 and its Quarterly Reports on Form 10-Q for the quarterly periods ended
                  March 31, 1997, as amended on Form 10-Q/A, and June 30, 1997).

         3. The portions of Charter One's proxy statement for the Annual Meeting of Stockholders held April 24, 1997 that have been incorporated by reference in the 1996 Charter One 10-K.

         4. The description of the Charter One Common Stock contained in Charter One's Registration Statement on Form 8-A with respect thereto dated January 12, 1988 (and any amendment or report filed for the purpose of updating the description).

         5. The description of the rights issued pursuant to the Rights Agreement, dated as of November 20, 1989 (the "Rights Agreement"), by and between Charter One and The First National Bank of Boston, as rights agent, contained in Charter One's Registration Statement on Form 8-A with respect thereto dated November 21, 1989 as amended on May 26, 1995 (and any amendment or report filed for the purpose of updating the description).

         The following documents previously filed with the Commission by RCSB (File No. 0-17709) are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

         1. The Annual Report on Form 10-K of RCSB for the fiscal year ended November 30, 1996 (the "1996 RCSB 10-K").

         2. All other reports filed by RCSB pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1996 RCSB 10-K (including RCSB's Quarterly Reports on Form 10-Q for the quarters ended February 28, 1997 and May 31, 1997).

         3. The portions of RCSB's proxy statement for the Annual Meeting of Stockholders held on April 9, 1997 that have been incorporated by reference in the 1996 RCSB 10-K.

         All documents filed by Charter One and RCSB with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

         Any statement contained in this Joint Proxy Statement/Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

         All information contained in this Joint Proxy Statement/Prospectus with respect to Charter One, Haverfield and their subsidiaries has been supplied by Charter One, and all information with respect to RCSB and its subsidiaries has been supplied by RCSB.

                           --------------------------

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THE JOINT PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CHARTER ONE OR RCSB OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, OR IN THE INFORMATION SET FORTH HEREIN, SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.


                                 -------------

                           --------------------------

         THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF CHARTER ONE FOLLOWING THE CONSUMMATION OF THE MERGER, INCLUDING STATEMENTS RELATING TO THE COST SAVINGS AND FUNDING ADVANTAGES THAT ARE EXPECTED TO BE REALIZED FROM THE MERGER AND THE EXPECTED IMPACT OF THE MERGER ON CHARTER ONE'S FINANCIAL PERFORMANCE AND EARNINGS ESTIMATES FOR THE COMBINED COMPANY. SEE "THE MERGER -- BACKGROUND OF AND REASONS FOR THE MERGER," "--OPINION OF CHARTER ONE'S FINANCIAL ADVISOR" AND "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER; (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF CHARTER ONE AND RCSB ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS MORE THAN PLANNED; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (7) THE IMPACT OF REGULATORY CHANGES IS OTHER THAN EXPECTED; (8) CHANGES IN BUSINESS CONDITIONS AND INFLATION; AND (9) CHANGES IN THE SECURITIES MARKETS. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF CHARTER ONE AFTER THE MERGER IS INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE HEREIN.


                              -------------------

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
AVAILABLE INFORMATION............................................................................................  iii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................  iii
TABLE OF CONTENTS................................................................................................   vi
SUMMARY..........................................................................................................    1
         The Special Meetings....................................................................................    1
         The Parties to the Merger...............................................................................    3
         Summary of Certain Aspects of the Merger................................................................    3
         Certain Related Matters.................................................................................    7
         Comparative Stock Prices and Dividend Information.......................................................    8
         Selected Consolidated Financial and Other Data of Charter One Financial, Inc............................   10
         Selected Consolidated Financial and Other Data of RCSB Financial, Inc...................................   12
THE SPECIAL MEETINGS.............................................................................................   13
         Charter One Special Meeting.............................................................................   13
         RCSB Special Meeting....................................................................................   14
         No Appraisal Rights.....................................................................................   16
CHARTER ONE FINANCIAL, INC., CHARTER-MICHIGAN BANCORP, INC.
   AND CHARTER ONE BANK, F.S.B...................................................................................   17
         General.................................................................................................   17
         Beneficial Ownership of Certain Persons.................................................................   18
RCSB FINANCIAL, INC. AND ROCHESTER COMMUNITY SAVINGS BANK........................................................   20
         General.................................................................................................   20
         Beneficial Ownership of Certain Persons.................................................................   21
RECENT DEVELOPMENTS..............................................................................................   23
THE MERGER.......................................................................................................   24
         General.................................................................................................   24
         Background of and Reasons for the Merger................................................................   24
         Recommendation of the Charter One Board.................................................................   27
         Recommendation of the RCSB Board........................................................................   27
         Opinion of Charter One's Financial Advisor..............................................................   27
         Opinion of RCSB's Financial Advisor.....................................................................   31
         Merger Consideration....................................................................................   35
         Fractional Shares.......................................................................................   35
         Treatment of RCSB Stock Options.........................................................................   36
         Effective Time..........................................................................................   36
         Exchange of Certificates; Lost Certificates.............................................................   36
         Interests of Certain Persons in the Merger..............................................................   37
         Representations and Warranties..........................................................................   40
         Conditions to the Merger................................................................................   40
         Regulatory Approvals....................................................................................   42
         Amendment; Termination; Liabilities and Remedies for Breach.............................................   42
         Conduct of Business Pending the Merger..................................................................   42
         Expenses................................................................................................   44
         Accounting Treatment....................................................................................   44
         Resale of Charter One Common Stock by Affiliates........................................................   44
         Certain Federal Income Tax Consequences of the Merger...................................................   45
         Nasdaq Listing..........................................................................................   46
MANAGEMENT AND OPERATIONS AFTER THE MERGER.......................................................................   46
         Directors After the Merger..............................................................................   46
         Officers After the Merger...............................................................................   48
         Consolidation of Operations.............................................................................   48
         Post-Merger Dividend Policy.............................................................................   48
CERTAIN RELATED MATTERS..........................................................................................   49
         Stock Option Agreement..................................................................................   49
         The Bank Merger.........................................................................................   50

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS................................................................  51
         Unaudited Pro Forma Combined Statement of Financial Condition...........................................  52
         Unaudited Pro Forma Combined Statements of Income.......................................................  53
         Notes to Unaudited Pro Forma Combined Financial Statements..............................................  58
UNAUDITED PRO FORMA PER SHARE DATA...............................................................................  60
DESCRIPTION OF CHARTER ONE FINANCIAL, INC. CAPITAL STOCK.........................................................  62
         General.................................................................................................  62
         Common Stock............................................................................................  62
         Preferred Stock.........................................................................................  62
COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE
 FINANCIAL, INC. AND  RCSB FINANCIAL, INC........................................................................  63
         Introduction............................................................................................  63
         Issuance of Capital Stock...............................................................................  63
         Payment of Dividends....................................................................................  63
         Advance Notice Requirements for Presentation of New Business and
           Nominations of Directors at Annual Meetings of Stockholders...........................................  63
         Cumulative Voting for Election of Directors.............................................................  64
         Restrictions on Voting Rights; Quorum...................................................................  64
         Number and Term of Directors............................................................................  64
         Removal of Directors....................................................................................  64
         Filling Vacancies on the Board of Directors.............................................................  64
         Amendment to the Second Restated Certificate of Incorporation...........................................  64
         Amendment and Repeal of Bylaws..........................................................................  65
         Control Share Acquisitions..............................................................................  65
         Business Combinations with Certain Persons..............................................................  65
         Prevention of Greenmail.................................................................................  66
         Limitations on Directors' Liability.....................................................................  66
         Indemnification.........................................................................................  66
         Mergers, Acquisitions and Certain Other Transactions....................................................  67
         Action Without a Meeting................................................................................  67
         Special Meetings of Stockholders........................................................................  67
         Preemptive Rights.......................................................................................  67
         Appraisal Rights of Dissenting Stockholders.............................................................  68
         Special Provisions to Charter One's Bylaws..............................................................  68
         Rights Agreements.......................................................................................  68
AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION OF
 CHARTER ONE FINANCIAL, INC......................................................................................  71
LEGAL MATTERS....................................................................................................  72
EXPERTS..........................................................................................................  72
STOCKHOLDER PROPOSALS............................................................................................  72
OTHER MATTERS....................................................................................................  72

ANNEXES
         A. Agreement and Plan of Merger and Reorganization (including subsequent consent modifications, but omitting schedules and exhibits)
         B.   Fairness Opinion of Montgomery Securities
         C.   Fairness Opinion of Lehman Brothers Inc.
         D.   Stock Option Agreement

                                     SUMMARY

         The following is a brief summary of certain information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Joint Proxy Statement/Prospectus. This summary is necessarily incomplete and is qualified in its entirety by, and reference is made to, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the accompanying Annexes and the documents referred to and incorporated by reference herein.

                              THE SPECIAL MEETINGS

CHARTER ONE SPECIAL MEETING

         Meeting Date; Record Date. The Charter One Special Meeting is scheduled to be held at the __________, Cleveland, Ohio, on Friday, October 3, 1997 at ____ _.m., local time, unless adjourned or postponed. Only holders of record of Charter One Common Stock at the close of business on August 18, 1997 (the "Charter One Record Date"), are entitled to notice of and to vote at the Charter One Special Meeting.

         Matters to be Considered. At the Charter One Special Meeting, holders of shares of Charter One Common Stock will consider and vote upon a proposal to adopt the Merger Agreement. See "SUMMARY -- Summary of Certain Aspects of the Merger" and "THE MERGER." At the Charter One Special Meeting, holders of Charter One Common Stock will also consider and vote upon a proposal to adopt the Amendment. Charter One stockholders also may consider and vote upon such other matters as are properly brought before the Charter One Special Meeting, including proposals to adjourn the Charter One Special Meeting to permit further solicitation of proxies by the Charter One Board in the event that there are not sufficient votes to approve any proposal at the time of the Charter One Special Meeting; provided, however, that no proxy which is voted against the proposals to adopt the Merger Agreement or the Amendment will be voted in favor of adjournment to solicit further proxies for such proposal.

         THE CHARTER ONE BOARD UNANIMOUSLY RECOMMENDS THAT CHARTER ONE STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND THE AMENDMENT.

         Vote Required. Adoption of the Merger Agreement requires the affirmative vote of the majority of the outstanding shares of Charter One Common Stock entitled to vote at the Charter One Special Meeting. The affirmative vote of 75 percent of the outstanding shares of Charter One Common Stock is required to adopt the Amendment. As of the Charter One Record Date, there were ______ shares of Charter One Common Stock entitled to be voted at the Charter One Special Meeting.

         The affirmative vote of a majority of shares represented at the Charter One Special Meeting may authorize adjournment of the meeting.

         Adoption of the Merger Agreement by the stockholders of Charter One is a condition to, and required for, consummation of the Merger. See "THE MERGER--Conditions to the Merger." Adoption of the Merger Agreement is not conditioned upon stockholder adoption of the Amendment, and adoption of the Amendment is not conditioned on stockholder adoption of the Merger Agreement.

         Proxies. Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of Charter One at 1215 Superior Avenue, Cleveland, Ohio 44114 on or before the taking of the vote at the Charter One Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Charter One Common Stock, or by attending the Charter One Special Meeting and voting in person. Attendance at the Charter One Special Meeting will not in itself constitute the revocation of a proxy.

         No Appraisal Rights. Holders of Charter One Common Stock are not entitled to appraisal rights under the Delaware General Corporation Law ("DGCL") in connection with the Merger.

         Security Ownership. As of the Charter One Record Date, directors and executive officers of Charter One and their affiliates were beneficial owners of __________ shares (excluding shares underlying stock options), or ___% of the then outstanding shares, of Charter One Common Stock. The directors and executive officers of Charter One have indicated their intention to vote or cause to be voted the shares of Charter One Common Stock owned or controlled by them for approval and adoption of the Merger Agreement and the Amendment at the Charter One Special Meeting.

         As of the Charter One Record Date, RCSB, directors and executive officers of RCSB and their affiliates did not beneficially own any shares of Charter One Common Stock.

         For additional information, see "THE SPECIAL MEETINGS -- Charter One Special Meeting."

RCSB SPECIAL MEETING

         Meeting Date; Record Date. The RCSB Special Meeting is scheduled to be held at the __________, Rochester, New York, on Friday, October 3, 1997 at
____ _.m., local time, unless adjourned or postponed. Only holders of record of RCSB Common Stock at the close of business on August 18, 1997 (the "RCSB Record Date"), are entitled to notice of and to vote at the RCSB Special Meeting.

         Matters to be Considered. At the RCSB Special Meeting, holders of shares of RCSB Common Stock will consider and vote upon a proposal to adopt the Merger Agreement. See "-- Summary of Certain Aspects of the Merger" and "THE MERGER." RCSB stockholders also may consider and vote upon such other matters as are properly brought before the RCSB Special Meeting, including proposals to adjourn the RCSB Special Meeting to permit further solicitation of proxies by the RCSB Board in the event that there are not sufficient votes to approve any proposal at the time of the RCSB Special Meeting; provided, however, that no proxy which is voted against the proposal to adopt the Merger Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

         THE RCSB BOARD UNANIMOUSLY RECOMMENDS THAT RCSB STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

         Vote Required. Adoption of the Merger Agreement requires the affirmative vote of the majority of the outstanding shares of RCSB Common Stock entitled to vote at the RCSB Special Meeting. As of the RCSB Record Date, there were _______ shares of RCSB Common Stock entitled to be voted at the RCSB Special Meeting.

         The affirmative vote of a majority of shares represented at the RCSB Special Meeting may authorize the adjournment of the meeting.

         Adoption of the Merger Agreement by the stockholders of RCSB is a condition to, and required for, consummation of the Merger. See "THE MERGER--Conditions to the Merger."

         Proxies. Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of RCSB at 235 East Main Street, Rochester, New York 14604 on or before the taking of the vote at the RCSB Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of RCSB Common Stock, or by attending the RCSB Special Meeting and voting in person. Attendance at the RCSB Special Meeting will not in itself constitute the revocation of a proxy.

         No Appraisal Rights. Holders of RCSB Common Stock are not entitled to appraisal rights under the DGCL in connection with the Merger.

         Security Ownership. As of the RCSB Record Date, directors and executive officers of RCSB and their affiliates were beneficial owners of __________ shares (excluding shares underlying stock options), or ___% of the then outstanding shares, of RCSB Common Stock. The directors of RCSB have entered into voting agreements with Charter One (the "Charter One Voting Agreements") whereby such directors have agreed to vote the shares of RCSB Common Stock owned or controlled by them (______ shares in the aggregate) for adoption of the Merger Agreement. Executive officers of RCSB have also indicated their intention to vote the shares of RCSB Common Stock owned or controlled by them (__ shares in the aggregate) for adoption of the Merger Agreement.

         As of the RCSB Record Date, Charter One, directors and executive officers of Charter One and their affiliates did not beneficially own any shares of RCSB Common Stock.

         For additional information, see "THE SPECIAL MEETINGS -- RCSB Special Meeting."


                            THE PARTIES TO THE MERGER

CHARTER ONE, CHARTER MICHIGAN AND CHARTER ONE BANK

         Charter One, a Delaware corporation, is the holding company for Charter Michigan, a Michigan corporation, which is the holding company for Charter One Bank, a federally chartered savings bank headquartered in Cleveland, Ohio. As of March 31, 1997, Charter One had total consolidated assets of $14.0 billion, deposits of $7.8 billion and stockholder's equity of $951.5 million. Charter One's business has consisted primarily of the business of Charter One Bank and its subsidiaries. The executive offices of Charter One are located at 1215 Superior Avenue, Cleveland, Ohio 44114, and the telephone number is (216) 589-8320.

         For additional information see "SUMMARY -- Selected Consolidated Financial And Other Data of Charter One Financial, Inc.," "CHARTER ONE FINANCIAL, INC., CHARTER MICHIGAN-BANCORP, INC. AND CHARTER ONE BANK, F.S.B." and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." Information concerning Charter One, Charter Michigan and Charter One Bank is also included in the Charter One documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

RCSB AND ROCHESTER BANK

         RCSB, a Delaware corporation, is the holding company for Rochester Bank, a New York chartered savings bank headquartered in Rochester, New York. As of February 28, 1997, RCSB had total consolidated assets of $4.0 billion, deposits of $2.4 billion and stockholders' equity of $316.4 million. RCSB's business has consisted primarily of the business of Rochester Bank and its subsidiaries. RCSB's executive offices are located at 235 East Main Street, Rochester, New York 14604 and its telephone number is (716) 423-7370.

         For additional information see "SUMMARY -- Selected Consolidated Financial and Other Data of RCSB," "RCSB FINANCIAL, INC. AND ROCHESTER COMMUNITY SAVINGS BANK" and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." Information concerning RCSB and Rochester Bank is also included in the RCSB documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                    SUMMARY OF CERTAIN ASPECTS OF THE MERGER

GENERAL

         The stockholders of Charter One and RCSB are each being asked to consider and vote upon, among other things, a proposal to adopt the Merger Agreement pursuant to which the Merger will be implemented by the combination of RCSB with Charter Michigan, a first-tier subsidiary of Charter One in a "stock-for-stock exchange" transaction. Upon consummation of the Merger, each outstanding share of RCSB Common Stock, other than Excluded Shares, prior to the Effective Time (as defined herein) will be converted into the right to receive
 .91 shares of Charter One Common Stock, including the right to receive a corresponding number of rights associated with the Charter One Common Stock pursuant to the Rights Agreement. See "THE MERGER -- Merger Consideration." For a description of the Rights Agreement, see "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND RCSB FINANCIAL, INC. -- Rights Agreements."

BACKGROUND OF AND REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

         Charter One. The Charter One Board has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby and has determined that the Merger and the issuance of the shares of Charter One Common Stock pursuant thereto are advisable and fair to, and in the best interests of, Charter One and its stockholders. THE CHARTER ONE BOARD THEREFORE UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT AT THE CHARTER ONE SPECIAL MEETING. See " -- Opinion of Charter One's Financial Advisor."

         For a discussion of the factors considered by the Charter One Board in reaching its decision to adopt the Merger Agreement and approve the transactions contemplated thereby, see "THE MERGER--Background of and Reasons for the Merger."

         RCSB. The RCSB Board has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby and has determined that the Merger is advisable and fair to, and in the best interests of, RCSB and its stockholders. THE RCSB BOARD THEREFORE UNANIMOUSLY RECOMMENDS THAT RCSB STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AT THE RCSB SPECIAL MEETING. See " -- Opinion of RCSB's Financial Advisor."

         For a discussion of the factors considered by the RCSB Board in reaching its decision to adopt the Merger Agreement and approve the transactions contemplated thereby, see "THE MERGER -- Background of and Reasons for the Merger."

MERGER CONSIDERATION

         The Merger Agreement provides that at the Effective Time each issued and outstanding share of RCSB Common Stock, other than Excluded Shares, will be canceled and converted into .91 shares of Charter One Common Stock, including a corresponding number of rights associated with Charter One Common Stock pursuant to the Rights Agreement. For a discussion of the rights, see "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND RCSB FINANCIAL, INC. -- Rights Agreements."

         The Exchange Ratio has been fixed at .91. Based on the last reported sale price for Charter One Common Stock on the Nasdaq National Market on ________, 1997 ($_____ per share), the value of .91 shares of Charter One Common Stock as of that date would have been approximately $____. The last reported sale price for RCSB Common Stock on the Nasdaq National Market on that date was $____ per share. The maximum number of shares of Charter One Common Stock (assuming all options for RCSB Common Stock are exercised) which may be issued in connection with the Merger is 13,877,460 which would result in the existing RCSB shareholders holding ___% of the merged entity on a fully diluted basis (assuming approximately 1.4 million shares of Charter One Common Stock are issued pursuant to the Haverfield Merger (as defined)). For a discussion of the Haverfield Merger see "Recent Developments." The market value of Charter One Common Stock to be received in the Merger, however, is subject to fluctuation. Fluctuations in the market price of Charter One Common Stock would result in an increase or decrease in the value of the Merger Consideration to be received by RCSB stockholders in the Merger. An increase in the market value of Charter One Common Stock would increase the market value of the Merger Consideration to be paid in the Merger. A decrease in the market value of Charter One Common Stock would have the opposite effect. The Merger Consideration was determined through arm's-length negotiations between Charter One and RCSB, each of whom was advised during such negotiations by its respective financial advisor. See "THE MERGER -- Background of and Reasons for the Merger."

TREATMENT OF RCSB STOCK OPTIONS

         As of the RCSB Record Date, there were options ("RCSB Stock Options") outstanding with respect to ______ shares of RCSB Common Stock under the Rochester Bank 1986 Stock Option Plan and the Rochester Bank 1992 Stock-Based Compensation Plan (collectively, the "RCSB Option Plans"). The RCSB Option Plans and each vested RCSB Stock Option outstanding thereunder as of the date of the Merger Agreement and remaining outstanding immediately prior to the Effective Time (as defined below) shall, at the Effective Time, be assumed by Charter One and shall represent an option to purchase shares of Charter One Common Stock, upon the same terms and conditions under the relevant vested option as were applicable immediately prior to the Effective Time, except the number of shares of Charter One Common Stock subject to such options and the exercise price per share will be proratably adjusted as described in the Merger Agreement. Each unvested RCSB Stock Option outstanding as of the date of the Merger Agreement that remains outstanding and unvested immediately prior to the Effective Time shall, at the Effective Time, be canceled and exchanged for Charter One Common Stock equal to the fair market value of such unvested options. In addition, all stock appreciation rights outstanding as of the date of the Merger Agreement shall be assumed by Charter One. See "-- Interests of Certain Persons in the Merger," "THE MERGER -- Treatment of RCSB Stock Options" and "THE MERGER - Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISORS

         Charter One. Montgomery Securities ("Montgomery") has delivered its written opinion to the Charter One Board that, as of May 21, 1997 and confirmed as of a date within 5 days of this Joint Proxy Statement/Prospectus, the consideration to be paid by Charter One in the Merger is fair to Charter One and its stockholders from a financial point of view. A copy of the Montgomery opinion dated May 21, 1997 is attached to this Joint Proxy Statement/Prospectus at Annex B and is incorporated by reference herein. For information on the assumptions made, matters considered and limits of the review by Montgomery, see "THE MERGER -- Opinion of Charter One's Financial Advisor."

         RCSB. Lehman Brothers Inc. ("Lehman Brothers") has delivered its written opinion to the RCSB Board that, as of May 21, 1997 and confirmed as of a date within 5 days of this Joint Proxy Statement/Prospectus, the Exchange Ratio is fair, from a financial point of view, to the holders of RCSB Common Stock. A copy of the Lehman Brothers opinion dated May 21, 1997 is attached to this Joint Proxy Statement/Prospectus at Annex C and is incorporated by reference herein. For information on the assumptions made, matters considered and limits of the review by Lehman Brothers, see "THE MERGER -- Opinion of RCSB's Financial Advisor."

EFFECTIVE TIME

         The Merger shall become effective at the time and on the date the certificates of merger relating to the Merger are filed with the Secretary of the State of Delaware and the Michigan Department of Commerce (the "Effective Time"). Such filings will occur only after the receipt of all requisite regulatory approvals, adoption of the Merger Agreement by the requisite vote of Charter One's and RCSB's stockholders, and the satisfaction or waiver of all other conditions to the Merger.

EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES

         As soon as practicable after the Effective Time, Charter One will mail to RCSB stockholders a transmittal letter and instructions to be used in surrendering their RCSB Common Stock certificates for Charter One Common Stock certificates as calculated pursuant to the Exchange Ratio. See "THE MERGER -- Exchange of Certificates; Lost Certificates." No fractional shares of Charter One Common Stock will be issued in the Merger to holders of RCSB Common Stock. Each holder of RCSB Common Stock who otherwise would have been entitled to a fraction of a share of Charter One Common Stock shall receive a cash payment in lieu thereof. See "THE MERGER -- Fractional Shares."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of RCSB's management and the RCSB Board have interests in the Merger in addition to their interests as stockholders of RCSB generally. These interests relate to: (i) the election of four members of the RCSB Board, Leonard S. Simon, Michael P. Morley, Ronald F. Poe and John P. Tierney, to the Charter One, Charter Michigan and Charter One Bank Boards; (ii) a lump sum payment of pension benefits to be made to the RCSB non-employee directors ($145,000 to each director with five or more years of service on the RCSB Board and $72,000 to each director with less than five years of service on the RCSB Board); (iii) the entering into employment agreements with Messrs. Simon and Pettinella pursuant to which they will receive annual base salaries of $455,000 and $_______ per year, respectively, together with other benefits applicable generally to similarly situated officers; (iv) a change in control payment to Mr. Simon in the amount of approximately $1.61 million and the potential change in control/severance payments to other executive officers of RCSB in the aggregate amount of approximately $____ million; (v) the assumption by Charter One of the vested RCSB stock options on a basis that reflects the Exchange Ratio and the cancellation of unvested RCSB stock options in exchange for Charter One Common Stock equal to the fair market value of such unvested stock options; and (vi) the continued indemnification by Charter One of the former directors, officers and employees of RCSB and its subsidiaries following consummation of the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

MANAGEMENT AFTER THE MERGER

         Certain directors and executive officers of RCSB will become directors and executive officers of Charter One, Charter Michigan and Charter One Bank. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER."

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains customary representations and warranties of Charter One and Charter One Bank on the one hand, and RCSB and Rochester Bank on the other hand. See "THE MERGER -- Representations and Warranties."

CONDITIONS TO THE MERGER

         The respective obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain conditions specified in the Merger Agreement, including, among other things, the receipt of the requisite regulatory and stockholder approvals, the accuracy of the representations and warranties contained therein, the performance of all obligations imposed thereby, the receipt by Charter One and RCSB of certain opinions and the satisfaction of certain other conditions. See "THE MERGER -- Conditions to the Merger."

REGULATORY APPROVALS

         Consummation of the Merger is subject to the approval of the Office of Thrift Supervision (the "OTS") and the New York Superintendent of Banks (the "New York Superintendent"). Although Charter One anticipates receiving approval of the OTS and the New York Superintendent in the third quarter of 1997, there can be no assurance as to the timing of such approvals or that they will be obtained. Charter One filed an application for approval of the Merger with the OTS and the New York Superintendent on July 11, 1997 and July 18, 1997, respectively.

         The Merger may not be consummated for a period of 30 days after receipt of the OTS's final approval, unless the OTS has not received any adverse comment from the United States Department of Justice (the "Department of Justice") during the first 15 days following final approval, in which case the Merger may be consummated on or after the 15th day after final approval by the OTS. See "THE MERGER -- Regulatory Approvals."

AMENDMENT; TERMINATION

         Subject to applicable law, the Merger Agreement may be amended by action of the Charter One Board and RCSB Board at any time before or after approval of the Merger by the stockholders of Charter One and RCSB; provided that, after approval of the Merger by the stockholders of Charter One and RCSB, no amendment may change the value or form of the Merger Consideration to be received by RCSB stockholders in the Merger without the approval of the stockholders of both companies. See "THE MERGER -- Amendment; Termination; Liabilities and Remedies for Breach."

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of the matters presented herein by Charter One and RCSB stockholders, either by mutual consent of the Charter One Board and the RCSB Board in writing or by either party if, among other things, (i) the required regulatory approvals are not obtained; (ii) the Merger is not consummated by December 31, 1997, or such later date as may be agreed to by the parties; (iii) the other party has not met one or more of its conditions or obligations under the Merger Agreement; (iv) the other party has materially breached any representation, warranty, covenant or agreement set forth in the Merger Agreement and has failed to, or cannot, cure in a timely manner such breach after receiving written notice of such breach, or (v) any event occurs which renders impossible the satisfaction in any material respect of one or more of the conditions to that party's obligations to effect the Merger.

         In the event that the Merger Agreement is terminated by a party solely by reason of a willful and material breach by the other party of any of its representations or warranties, or a material breach by such other party of any of its covenants or agreements contained in the Merger Agreement, then the non-breaching party is entitled to seek such remedies and relief as are available at law or in equity, including specific performance against the breaching party. See "THE MERGER -- Amendment; Termination; Liabilities and Remedies for Breach."

CONDUCT OF BUSINESS PENDING THE MERGER

         RCSB and Rochester Bank have agreed to certain covenants with respect to the conduct of their businesses and other matters pending the closing of the Merger. See "THE MERGER -- Conduct of Business Pending the Merger."

ACCOUNTING TREATMENT

         It is intended that the Merger will be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles. It is a condition to the Merger that Charter One receive a letter from Deloitte & Touche LLP to the effect that the Merger will qualify for pooling of interests accounting treatment. Accordingly, upon consummation of the Merger, RCSB's results of operations will be included in Charter One's consolidated results of operations. See "THE MERGER -- Accounting Treatment" and "-- Conditions to the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         It is a condition to the obligations of Charter One and RCSB to consummate the Merger that they have received an opinion of Silver, Freedman & Taff, L.L.P. to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that Charter One, Charter Michigan and RCSB will each be a party to a reorganization. It is expected that for federal income tax purposes no gain or loss will be recognized as a result of the Merger by Charter One or RCSB or any RCSB stockholder upon receipt solely of Charter One Common Stock in the Merger (except with respect to cash received by an RCSB stockholder in lieu of a fractional share interest in Charter One Common Stock). RCSB stockholders are urged to consult their tax advisors concerning the specific tax consequences to them of the Merger, including the applicability and effect of various state, local and foreign tax laws. See "THE MERGER - Certain Federal Income Tax Consequences of the Merger" and "-- Conditions to the Merger."

EFFECTS OF THE MERGER ON STOCKHOLDERS

         As a result of the Merger, holders of RCSB Common Stock who receive shares of Charter One Common Stock in the Merger will become stockholders of Charter One. For a comparison of applicable law and the corporate charters and bylaws of Charter One and RCSB governing the rights of Charter One and RCSB stockholders, see "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND RCSB FINANCIAL, INC." For information regarding the financial impact of the Merger to the respective stockholders of Charter One and RCSB, see the combined financial condition of Charter One and RCSB upon the consummation of the Merger, including unaudited pro forma per share data, under "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."

                             CERTAIN RELATED MATTERS

STOCK OPTION AGREEMENT

         In connection with the execution of the Merger Agreement, Charter One and RCSB entered into the Stock Option Agreement, dated May 21, 1997 (the "Stock Option Agreement"), pursuant to which RCSB has issued Charter One an option (the "Option") to purchase up to 2,880,944 shares of RCSB Common Stock (or 19.9 percent of the outstanding shares of RCSB Common Stock) at an exercise price of $37.50 per share. The Option is exercisable only upon the occurrence of certain events and provides Charter One the right, under certain circumstances to require RCSB to purchase for cash the unexercised portion of the Option and all shares of RCSB Common Stock purchased by Charter One pursuant thereto. The Option, which Charter One required that RCSB grant as a condition to Charter One's entering into the Merger Agreement, may increase the likelihood of consummation of the Merger by discouraging competing offers for RCSB. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who may now, or prior to the Effective Time, be interested in acquiring all of or a significant interest in RCSB from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to stockholders of RCSB which had a higher current market price than the per share Merger Consideration to be received for each share of RCSB Common Stock pursuant to the Merger Agreement.

         A copy of the Stock Option Agreement is attached to this Joint Proxy Statement/Prospectus at Annex D. For additional information regarding the Stock Option Agreement, see "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement."

THE BANK MERGER

         It is anticipated that simultaneously with the Merger, Rochester Bank will be merged with and into Charter One Bank (the "Bank Merger"). The respective obligations of Charter One Bank and Rochester Bank to consummate the Bank Merger are conditioned upon consummation of the Merger.

                COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION

         Charter One Common Stock and RCSB Common Stock are traded on the Nasdaq National Market (symbols: COFI and RCSB, respectively). The following table sets forth the reported high and low sales prices of shares of Charter One Common Stock and RCSB Common Stock, as reported on the Nasdaq National Market, and the quarterly cash dividends per share declared, for the periods indicated. The stock prices and dividend amounts have been restated to give effect to stock splits and stock dividends. The stock prices do not include retail mark-ups, mark-downs or commissions.


                                        CHARTER ONE                                RCSB
                                        COMMON STOCK                           COMMON STOCK
                           ------------------------------------    ------------------------------------
                              HIGH          LOW       DIVIDENDS       HIGH          LOW       DIVIDENDS
                           ---------     ---------    ---------    ---------     ---------    ---------
1995 FISCAL YEAR(1)
  First Quarter .........  $   21.08     $   17.98     $   .16     $   19.00     $   15.25     $   .10
  Second Quarter ........      25.71         19.05         .18         21.38         16.63         .10
  Third Quarter .........      29.29         23.22         .18         25.13         19.00         .10
  Fourth Quarter ........      31.79         26.79         .19         25.13         22.25         .12

1996 FISCAL YEAR(1)
  First Quarter .........      33.57         27.14         .19         24.13         21.56         .12
  Second Quarter ........      36.19         29.34         .22         24.25         22.50         .24(2)
  Third Quarter .........      40.56         32.03         .22         27.75         23.75         ---(2)
  Fourth Quarter ........      44.75         38.13         .23         30.50         26.38         .15

1997 FISCAL YEAR(1)
  First Quarter .........      50.13         41.13         .25         35.62         27.87         .15
  Second Quarter ........      54.00         42.25         .25
  Third Quarter
  (through _____, 1997)..

-----------
(1) Charter One's quarters end March 31, June 30, September 30 and December 31 for each year and RCSB's quarters end February 28, May 31, August 31 and November 30 of each year.

(2) To facilitate redemption of RCSB's preferred shares, declaration of the 1996 third quarter common stock dividend was accelerated to May 1996, one month earlier than the Company's usual timing.

         Nothing contained in the Merger Agreement will preclude RCSB from declaring and paying cash dividends on RCSB Common Stock at a quarterly rate not to exceed $.15 per share in a manner, on dates and with respect to record dates consistent with past practice (except for the payment of the last dividend prior to consummation of the Merger which shall be coordinated with and subject to the prior approval of, Charter One to preclude any duplication of dividends). RCSB shall not declare or pay any other dividends or make any other the capital distribution with respect to capital without the prior written consent of Charter One. The RCSB Board is under no obligation to pay dividends on RCSB Common Stock.

         The timing and amount of the future dividends of Charter One will depend upon earnings, cash requirements, Charter One's financial condition and other factors deemed relevant by the Charter One Board. Dividends may also be limited by certain regulatory restrictions.

         The following table sets forth the last reported sale prices per share of Charter One Common Stock and RCSB Common Stock and the equivalent per share price for RCSB Common Stock giving effect to the Merger on (i) May 20, 1997, the last trading day preceding public announcement of the signing of the Merger Agreement; and (ii) _____ __, 1997, the last practicable date prior to the mailing of this Joint Proxy Statement/Prospectus.


                                              CHARTER ONE         RCSB        EQUIVALENT PRICE PER
                                              COMMON STOCK    COMMON STOCK        RCSB SHARE (1)
                                              ------------    ------------    --------------------
May 20, 1997............................         $46.50          $34.75               $42.32
______, 1997............................

---------------

(1) The equivalent price per RCSB share at each specified date represents the closing market price of a share of Charter One Common Stock on that date multiplied by the Exchange Ratio of .91. See "THE MERGER-- Merger Consideration."

         As of _____ __, 1997, the _____ outstanding shares of Charter One Common Stock were held by approximately ____ record owners and the _________ outstanding shares of RCSB Common Stock were held by approximately _____ record owners.

         RCSB stockholders are advised to obtain current market quotations for Charter One Common Stock. The market price of Charter One Common Stock may fluctuate between the date of this Joint Proxy Statement/Prospectus and the Effective Time. Fluctuations in the market price of Charter One Common Stock will result in an increase or decrease in the value of the Merger Consideration to be received by holders of RCSB Common Stock in the Merger. An increase in the market value of Charter One Common Stock will increase the market value of the Merger Consideration to be received in the Merger. A decrease in the market value of Charter One Common Stock will have the opposite effect. The market value of the Merger Consideration at the time of the Merger will depend upon the market value of a share of Charter One Common Stock at such time. No assurance can be given concerning the market price of Charter One Common Stock before or after the Effective Time. See "THE MERGER -- Merger Consideration."

  SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF CHARTER ONE FINANCIAL, INC.


                                                   AT AND FOR THE THREE
                                                   MONTHS ENDED MARCH 31,      AT AND FOR THE YEAR ENDED DECEMBER 31,(1)
                                                  -----------------------   ------------------------------------------------
                                                      1997       1996        1996        1995          1994         1993
                                                  ----------- ----------- ----------- -----------  ------------  -----------
                                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
  Interest income ............................... $   255,793 $   243,048 $ 1,004,478 $ 1,087,410  $  1,006,180  $ 1,082,156
  Interest expense ..............................     158,267     151,046     621,086     769,594       694,207      774,762
                                                  ----------- ----------- ----------- -----------  ------------  -----------
    Net interest income .........................      97,526      92,002     383,392     317,816       311,973      307,394
  Provision for loan and lease losses ...........         220       1,000       4,001       1,032         2,948        7,549
                                                  ----------- ----------- ----------- -----------  ------------  -----------
    Net interest income after provision for loan
       and lease losses .........................      97,306      91,002     379,391     316,784       309,025      299,845
  Other income:
    Net (loss)(1) gain ..........................          87         577       1,893     (92,303)     (145,786)       6,832
    Other .......................................      15,094      11,262      55,245      44,467        35,397       33,027
  Administrative expenses(2) ....................      46,697      44,583     244,024     215,743       175,961      178,889
                                                  ----------- ----------- ----------- -----------  ------------  -----------
    Income before federal income taxes,
      extraordinary item and cumulative effect
      of change in accounting principle .........      65,790      58,258     192,505      53,205        22,675      160,815
  Federal income taxes ..........................      21,704      19,808      64,783      19,173         7,056       56,415
                                                  ----------- ----------- ----------- -----------  ------------  -----------
    Income before extraordinary item and
      cumulative effect of change in
      accounting principle ......................      44,086      38,450     127,722      34,032        15,619      104,400
  Extraordinary item - early extinguishment of
      debt, net of tax benefit of $6,361 ........          --          --          --          --       (12,348)          --
  Cumulative effect of change in accounting
    principle(3) ................................          --          --          --          --            --           --
                                                  ----------- ----------- ----------- -----------  ------------  -----------
    Net income .................................. $    44,806 $    38,450 $   127,722 $    34,032  $      3,271  $   104,400
                                                  =========== =========== =========== ===========  ============  ===========
PER SHARE DATA:
  Earnings per common and common
    equivalent share(4):
      Income before extraordinary item and
        cumulative effect of change in accounting
       principle ................................ $       .93 $       .80 $      2.67 $       .71  $        .32  $      2.18
  Extraordinary item ............................
    Early extinguishment of debt, net of tax
        benefit of $6,361 .......................          --          --          --          --          (.26)          --
    Cumulative effect of change in accounting
      principle .................................          --          --          --          --            --           --
                                                  ----------- ----------- ----------- -----------  ------------  -----------
    Net income .................................. $       .93 $       .80 $      2.67 $       .71  $        .06  $      2.18
                                                  =========== =========== =========== ===========  ============  ===========
  Dividends declared and paid per common
    share(5) .................................... $       .23 $       .19 $       .86 $       .71  $        .56  $       4.0

FINANCIAL CONDITION:
  Total assets .................................. $14,031,588 $13,167,893 $13,893,841 $13,558,361  $ 14,522,180  $14,447,508
  Mortgage-backed securities ....................   4,564,928   5,082,153   4,704,074   5,314,749     6,628,591    6,718,615
  Other investment securities ...................     281,448     236,489     243,632     407,427       467,247      428,579
  Loans and Leases, net .........................   8,472,041   7,053,473   8,100,342   6,678,600     6,592,975    6,562,088
  Deposits ......................................   7,839,479   7,010,797   7,841,197   7,012,491     7,089,153    7,280,125
  FHLB Advances and other borrowings ............   5,028,856   5,059,375   4,955,291   5,461,684     6,383,595    6,009,255
  Stockholders' equity ..........................     945,767     905,471     921,724     884,873       823,671      902,239
OTHER PERIOD-END DATA:
  Number of full service offices ................         174         155         172         155           157          170
  Number of loan origination offices ............           9           9           9           9             6            3


                                                  -----------
                                                     1992
                                                  -----------
OPERATING DATA:
  Interest income ............................... $ 1,131,758
  Interest expense ..............................     884,752
                                                  -----------
    Net interest income .........................     247,006
  Provision for loan and lease losses ...........      12,544
                                                  -----------
    Net interest income after provision for loan
       and lease losses .........................     234,462
  Other income:
    Net (loss)(1) gain ..........................      25,078
    Other .......................................      28,414
  Administrative expenses(2) ....................     167,516
                                                  -----------
    Income before federal income taxes,
      extraordinary item and cumulative effect
      of change in accounting principle .........     120,438
  Federal income taxes ..........................      42,270
                                                  -----------
    Income before extraordinary item and
      cumulative effect of change in
      accounting principle ......................      78,168
  Extraordinary item - early extinguishment of
      debt, net of tax benefit of $6,361 ........          --
  Cumulative effect of change in accounting
    principle(3) ................................      14,825
                                                  -----------
    Net income ..................................      92,993
                                                  ===========
PER SHARE DATA:
  Earnings per common and common
    equivalent share(4):
      Income before extraordinary item and
        cumulative effect of change in accounting
       principle ................................ $      1.87
  Extraordinary item ............................
    Early extinguishment of debt, net of tax
        benefit of $6,361 .......................          --
    Cumulative effect of change in accounting
      principle .................................         .35
                                                  -----------
    Net income .................................. $      2.22
                                                  ===========
  Dividends declared and paid per common
    share(5) .................................... $       .30

FINANCIAL CONDITION:
  Total assets .................................. $13,634,860
  Mortgage-backed securities ....................   5,946,949
  Other investment securities ...................     687,285
  Loans and Leases, net .........................   6,234,954
  Deposits ......................................   7,088,649
  FHLB Advances and other borrowings ............   5,478,732
  Stockholders' equity ..........................     733,851
OTHER PERIOD-END DATA:
  Number of full service offices ................         173
  Number of loan origination offices ............           4

                                                        AT AND FOR THE THREE
                                                        MONTHS ENDED MARCH 31,  AT AND FOR THE YEAR ENDED DECEMBER 31,(1)
                                                        ----------------------  -----------------------------------------
                                                            1997     1996       1996      1995     1994    1993     1992
                                                            ----     ----       ----      ----     ----    ----     ----
                                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED RATIOS:
  Net yield on average interest-earning assets
    for the period ....................................      2.88%    2.92%      2.92%    2.23%    2.24%    2.18%    1.86%
  Return on average stockholders' equity ..............     18.67    17.18      13.89     3.93      .39    12.28    13.49
  Return on average stockholders' equity (prior
    to SAIF assessment, restructuring, merger
    related charges and cumulative effect of
    change in accounting principle, net) ..............     18.67    17.18      17.93    14.61    14.02    12.28    11.34
  Return on average assets ............................      1.26     1.19        .94      .23      .02      .72      .68
  Return on average assets (prior to SAIF
    assessment, restructuring, merger related
    charges and cumulative effect of change in
    accounting principle, net) ........................      1.26     1.19       1.22      .86      .82      .72      .57
  Average stockholders' equity to average .............
    assets ............................................      6.77     6.92       6.80     5.91     5.84     5.84     5.01

(1) 1995 includes $101.8 million of merger-related costs, $66.1 million after tax. 1994 includes $152.8 million in restructuring charges, $100.9 million after tax.

(2) 1996 includes $56.3 million from special SAIF assessment. 1995 includes $37.5 million of merger expenses.

(3) During 1992, the Company changed its method of accounting for income taxes by adopting Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

(4) All historical earnings per share have been restated to reflect the 5% stock dividend issued on September 30, 1996. During 1995 and 1992, the Company completed mergers which were accounted for as pooling of interests.

(5) The amounts presented herein are historical per share amounts declared and paid by the Company, as adjusted for stock splits and stock dividend. No adjustment has been made for mergers accounted for as pooling of interests.

     SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF RCSB FINANCIAL, INC.


                                                     At and For the Six
                                                         Months Ended                 At and For the Year Ended November 30,
                                                   ----------------------     -----------------------------------------------------
                                                     May 31,      May 31,
                                                      1997         1996          1996          1995          1994           1993
                                                   -----------  ----------    ----------    ----------    ----------     ----------
                                                                         (Dollars and shares in thousands, except per share amounts)
OPERATING RESULTS:
   Net interest income                             $    65,602  $   64,732    $  129,381    $  123,563    $  127,497     $  110,793
   Provision for loan losses                             8,092       6,220        13,548         7,632        16,096         13,031
                                                   -----------  ----------    ----------    ----------    ----------     ----------
     Net interest income after loan provision           57,510      58,512       115,833       115,931       111,401         97,762

  Noninterest income:
     Mortgage banking                                   29,917      22,389        49,709        35,883        40,175         67,644
     Retail banking                                      3,871       5,075         9,763         9,704        14,975         19,470
     Automobile loan banking                               113       1,585         3,693         2,402         2,376         (3,829)
     Net securities sale gains                              85         995         1,900           354         3,830          3,128
     Gain on sale of subsidiary                             --          --            --            --        23,294             --
     Other                                                (296)         66            94           121            95             78
                                                   -----------  ----------    ----------    ----------    ----------     ----------
        Total noninterest income                        33,690      30,110        65,159        48,464        84,745         86,491
                                                   -----------  ----------    ----------    ----------    ----------     ----------
  Operating expenses                                    62,743      59,132       123,442       114,058       140,397        247,560
                                                   -----------  ----------    ----------    ----------    ----------     ----------
  Income (loss) before taxes                            28,457      29,490        57,550        50,337        55,749        (63,307)
  Income tax provision (benefit)                        10,529      10,322        17,845        12,584        11,429         (3,881)
                                                   -----------  ----------    ----------    ----------    ----------     ----------
  Net income (loss)                                $    17,928  $   19,168    $   39,705    $   37,753    $   44,320     $  (59,426)
                                                   ===========  ==========    ==========    ==========    ==========     ==========

 PER COMMON SHARE:
  Net Income (loss):
     Primary                                       $      1.18  $     1.24    $     2.67    $     2.32    $      2.81    $    (4.50)
     Fully diluted                                        1.18        1.07          2.36          2.02           2.39         (4.50)
  Cash dividends declared                                 0.30        0.36          0.51          0.42           0.10            --
  Book value (fully diluted)                             21.42       20.47         21.12         20.11          18.62         16.85

PERFORMANCE RATIOS:
  Net interest margin                                     3.51%       3.51%         3.50%         3.64%          3.56%         3.32%
  Interest rate spread                                    3.31        3.12          3.19          3.26           3.34          3.32
  Equity as a percentage of assets:  Average              7.76        9.17          8.65          9.96           8.55          8.19
  Equity as a percentage of assets:  Year end             7.62        8.63          8.07          9.71          10.13          7.46
  Dividend payout ratio                                  25.42       29.03         19.10         18.10           3.56            --
  Return on average assets                                0.89        0.97          1.00          1.04           1.15         (1.58)
  Return on average equity                               11.48       10.58         11.55         10.48          13.48        (19.30)

ASSET QUALITY RATIOS:
  Percent of assets nonperforming                         0.76%       0.78%         0.76%         0.73%          0.83%         2.33%
  Percent of loans nonperforming                          1.14        1.26          1.18          1.23           1.22          1.89
  Allowance for loan losses as percent of:
     Nonperforming loans                                104.20      102.70        116.70        106.60         113.90         53.30
     Nonperforming assets                                83.90       85.50         92.80         91.70          92.00         26.70

AVERAGE BALANCES:
  Assets                                           $ 4,026,340  $3,950,386    $3,975,272    $3,618,160    $3,843,784     $3,759,073
  Interest-earning assets                            3,740,645   3,690,306     3,701,116     3,397,947     3,583,449      3,335,092
  Interest-bearing liabilities                       3,596,468   3,390,631     3,468,004     3,130,855     3,383,214      3,333,676
  Stockholders' equity                                 312,341     362,311       343,789       360,218       328,750        307,925

PERIOD-END BALANCES:
  Assets                                           $ 4,104,367  $4,048,684    $4,014,317    $3,871,440    $3,426,042     $4,189,258
  Securities available for sale                         18,171      20,100        18,797        84,128         4,874        270,220
  Securities held to maturity                        1,544,612   1,618,016     1,639,021     1,398,067     1,287,512        890,128
  Loans receivable, net                              2,196,707   2,041,635     2,020,671     1,971,020     1,856,550      2,549,606
  Nonperforming assets                                  31,392      31,429        30,365        28,443        28,505         97,545
  Allowance for loan losses                             26,337      26,867        28,190        26,091        26,225         26,001
  Goodwill and core deposit premium                      7,545       9,462         8,445        10,477        12,517         16,113

  Deposits                                           2,342,879   2,337,884     2,368,650     2,222,970     2,076,814      2,690,099
   Borrowings                                        1,226,097   1,121,392     1,107,855       969,440       836,939        879,201
  Shareholders' equity                                 312,577     349,590       323,863       375,927       346,999        312,312
  Common shares outstanding, Net of treasury shares     14,951      12,409        15,331        14,023        13,966         13,862
   Preferred shares outstanding                             --       2,989            --         2,989         2,990          2,990


                                                      ----------

                                                         1992
                                                      ----------
OPERATING RESULTS:
   Net interest income                                $   92,677
   Provision for loan losses                              14,361
                                                      ----------
     Net interest income after loan provision             78,316

  Noninterest income:
     Mortgage banking                                     57,845
     Retail banking                                       17,266
     Automobile loan banking                               6,707
     Net securities sale gains                            21,319
     Gain on sale of subsidiary                               --
     Other                                                 4,996
                                                      ----------
        Total noninterest income                         108,133
                                                      ----------
  Operating expenses                                     167,610
                                                      ----------
  Income (loss) before taxes                              18,839
  Income tax provision (benefit)                           7,790
                                                      ----------
  Net income (loss)                                   $   11,049
                                                      ==========

 PER COMMON SHARE:
  Net Income (loss):
     Primary                                          $     0.80
     Fully diluted                                          0.80
  Cash dividends declared                                     --
  Book value (fully diluted)                               21.82

PERFORMANCE RATIOS:
  Net interest margin                                       2.77%
  Interest rate spread                                      2.95
  Equity as a percentage of assets:  Average                7.63
  Equity as a percentage of assets:  Year end               7.87
  Dividend payout ratio                                       --
  Return on average assets                                  0.29
  Return on average equity                                  3.74

ASSET QUALITY RATIOS:
  Percent of assets nonperforming                           7.33%
  Percent of loans nonperforming                            4.44
  Allowance for loan losses as percent of:
     Nonperforming loans                                   34.60
     Nonperforming assets                                  13.60

AVERAGE BALANCES:
  Assets                                              $3,874,195
  Interest-earning assets                              3,345,093
  Interest-bearing liabilities                         3,454,599
  Stockholders' equity                                   295,532

PERIOD-END BALANCES:
  Assets                                              $3,829,312
  Securities available for sale                          169,615
  Securities held to maturity                            571,932
  Loans receivable, net                                2,438,070
  Nonperforming assets                                   280,557
  Allowance for loan losses                               38,083
  Goodwill and core deposit premium                       19,035

  Deposits                                             2,759,745
   Borrowings                                            565,453
  Shareholders' equity                                   301,401
  Common shares outstanding, Net of treasury shares       13,816
   Preferred shares outstanding                               --

                              THE SPECIAL MEETINGS

         This Joint Proxy Statement/Prospectus and the accompanying form of proxy are being furnished to the stockholders of Charter One and RCSB in connection with the solicitation of proxies by the Charter One Board and the RCSB Board, respectively, for use at the Special Meetings and at any adjournment or postponement thereof.

CHARTER ONE SPECIAL MEETING

         Time and Date; Record Date. The Charter One Special Meeting will be held at the _______, ________, Cleveland, Ohio, on Friday, October 3, 1997 at ____ _.m., local time. This Joint Proxy Statement/Prospectus is being sent to holders of record of Charter One Common Stock as of the Charter One Record Date, and is accompanied by a form of proxy which the Charter One Board requests that stockholders execute and return to Charter One for use at the Charter One Special Meeting and at any and all adjournments or postponements thereof.

         The Charter One Board has fixed the Charter One Record Date as of the close of business on August 18, 1997 as the time for determining holders of Charter One Common Stock who are entitled to notice of and to vote at the Charter One Special Meeting. Only holders of record of Charter One Common Stock on the Charter One Record Date will be entitled to notice of and to vote at the Charter One Special Meeting. As of the Charter One Record Date, there were outstanding and entitled to vote at the Charter One Special Meeting ___________ shares of Charter One Common Stock.

         Matters to Be Considered. At the Charter One Special Meeting, holders of Charter One Common Stock will vote to approve proposals to adopt (i) the Merger Agreement and (ii) the Amendment. Holders of Charter One Common Stock also may consider and vote upon such other matters as are properly brought before the Charter One Special Meeting, including proposals to adjourn the Charter One Special Meeting to permit further solicitation of proxies by the Charter One Board in the event there are not sufficient votes to adopt the Merger Agreement or the Amendment at the time of the Charter One Special Meeting; provided, however, that no proxy which is voted against the Merger Agreement or Amendment will be voted in favor of adjournment to solicit further proxies for such proposal. As of the date hereof, the Charter One Board knows of no business that will be presented for consideration at the Charter One Special Meeting, other than the matters described in this Joint Proxy Statement/Prospectus.

         THE CHARTER ONE BOARD UNANIMOUSLY RECOMMENDS THAT CHARTER ONE STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND THE AMENDMENT.

         Voting Rights; Vote Required. Each holder of record of Charter One Common Stock on the Charter One Record Date will be entitled to cast one vote for each share registered in his, her, or its name on each matter presented for a vote of the stockholders at the Charter One Special Meeting. Such vote may be exercised in person or by a properly executed proxy. See "-- Proxy Solicitation" below. Adoption of the Merger Agreement at the Charter One Special Meeting will require the affirmative vote of the holders of a majority of the outstanding shares of Charter One Common Stock entitled to vote at the Charter One Special Meeting. Adoption of the Amendment will require the affirmative vote of the holders of 75 percent of the outstanding shares of Charter One Common Stock entitled to vote at the Charter One Special Meeting. For purposes of counting votes on these proposals, failures to vote, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will have the same effect as votes against the Merger Agreement and the Amendment. Adoption of the Merger Agreement by the stockholders of Charter One is a condition to, and required for, consummation of the Merger. Adoption of the Merger Agreement is not conditioned upon stockholder adoption of the Amendment, and adoption of the Amendment is not conditioned upon stockholder adoption of the Merger Agreement. See "THE MERGER -- Conditions to the Merger."

         The affirmative vote of a majority of shares represented at the Charter One Special Meeting may authorize the adjournment of the meeting.

         As of the Charter One Record Date, Charter One directors and executive officers and their affiliates beneficially owned _____ shares (excluding options underlying ________ shares of Charter One Common Stock), or _____ percent of the outstanding shares, of Charter One Common Stock entitled to vote at the Charter One Special Meeting. The directors and executive officers of Charter One have indicated their intention to vote for approval of the proposals. Accordingly, assuming such shares are so voted and the shares owned by the Charter One Bank Employee Stock Ownership Plan are voted in favor of the adoption of the Merger Agreement and the Amendment, adoption of the Merger Agreement and Amendment will require the affirmative vote of the holders of approximately an additional ___ percent and ___ percent, respectively, of the outstanding shares of Charter One Common Stock entitled to vote at the Charter One Special Meeting. See "CHARTER ONE FINANCIAL, INC., CHARTER-MICHIGAN BANCORP, INC. AND CHARTER ONE BANK,
F.S.B. -- Beneficial Ownership of Certain Persons."

         As of the Charter One Record Date, RCSB, RCSB's directors and executive officers and their affiliates did not own any shares of Charter One Common Stock.

         Proxies and Proxy Solicitation. If a Charter One stockholder properly executes and returns a proxy in the form distributed by Charter One, the proxies named will vote the shares represented by that proxy at the Charter One Special Meeting. Where a stockholder specifies a choice, the proxy will be voted in accordance with the stockholder's specification. If no specific direction is given, the proxies will vote the shares in favor of adoption of the Merger Agreement and the Amendment. If other matters are presented, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

         The affirmative vote of a majority of the shares represented at the Charter One Special Meeting may authorize the adjournment of the Charter One Special Meeting; provided, however, that no proxy which is voted against the Merger Agreement or the Amendment will be voted in favor of adjournment to solicit further proxies for such proposal.

         Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of Charter One at 1215 Superior Avenue, Cleveland, Ohio, 44114, on or before the taking of the vote at the Charter One Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Charter One Common Stock or by attending the Charter One Special Meeting and voting in person. Attendance at the Charter One Special Meeting will not in itself constitute the revocation of a proxy.

         In addition to solicitation by mail, directors, officers, and employees of Charter One, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Charter One, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. In addition, Charter One has engaged _____________ ("_____") to assist Charter One in distributing proxy materials and contacting record and beneficial owners of Charter One Common Stock. Charter One has agreed to pay _____ a fee of $______plus out-of-pocket expenses for its services to be rendered on behalf of Charter One. Charter One will bear its own expenses in connection with the solicitation of proxies for the Charter One Special Meeting. See "THE MERGER--Expenses."

         HOLDERS OF CHARTER ONE COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND TO RETURN IT PROMPTLY TO CHARTER ONE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

RCSB SPECIAL MEETING

         Time and Date; Record Date. The RCSB Special Meeting will be held at the _______, ________, Rochester, New York, on Friday, October 3, 1997 at ____ _.m., local time. This Joint Proxy Statement/Prospectus is being sent to holders of record of RCSB Common Stock as of the RCSB Record Date, and is accompanied by a form of proxy which the RCSB Board requests that stockholders execute and return to RCSB for use at the RCSB Special Meeting and at any and all adjournments or postponements thereof.

         The RCSB Board has fixed the RCSB Record Date as of the close of business on ______, 1997 as the time for determining holders of RCSB Common Stock who are entitled to notice of and to vote at the RCSB Special Meeting. Only holders of record of RCSB Common Stock on the RCSB Record Date will be entitled to notice of and to vote at the RCSB Special Meeting. As of the RCSB Record Date, there were outstanding and entitled to vote at the RCSB Special Meeting ___________ shares of RCSB Common Stock.

         Matters to Be Considered. At the RCSB Special Meeting, holders of RCSB Common Stock will consider and vote upon a proposal to adopt the Merger Agreement. Holders of RCSB Common Stock also may consider and vote upon such other matters as are properly brought before the RCSB Special Meeting, including proposals to adjourn the RCSB Special Meeting to permit further solicitation of proxies by the RCSB Board in the event that there are not sufficient votes to adopt the Merger Agreement at the time of the RCSB Special Meeting; provided, however, that no proxy which is voted against the Merger Agreement will be voted in favor of adjournment to solicit further proxies for such proposal. As of the date hereof, the RCSB Board knows of no business that will be presented for consideration at the RCSB Special Meeting, other than the matters described in this Joint Proxy Statement/Prospectus.

         THE RCSB BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

         Voting Rights; Vote Required. Each holder of record of RCSB Common Stock on the RCSB Record Date will be entitled to cast one vote for each share registered in his, her, or its name on each matter presented for a vote of the stockholders at the RCSB Special Meeting. Such vote may be exercised in person or by a properly executed proxy. See "-- Proxy Solicitation" below. Approval of the Merger Agreement at the RCSB Special Meeting will require the affirmative vote of the holders of a majority of the outstanding shares of RCSB Common Stock entitled to vote at the RCSB Special Meeting. For purposes of counting votes on this proposal, failures to vote, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will have the same effect as votes against the Merger Agreement. Adoption of the Merger Agreement by the stockholders of RCSB is a condition to, and required for, consummation of the Merger. See "THE MERGER --Conditions to the Merger."

         The affirmative vote of a majority of shares represented at the RCSB Special Meeting may authorize the adjournment of the meeting.

         As of the RCSB Record Date, RCSB directors and executive officers and their affiliates beneficially owned _____ shares (excluding options underlying ________ shares of RCSB Common Stock) or _____ percent of the outstanding shares, of RCSB Common Stock entitled to vote at the RCSB Special Meeting. In accordance with the Charter One Voting Agreements, the directors of RCSB have agreed to vote the shares of RCSB Common Stock owned or controlled by them (_____ shares) for the Merger Agreement. The executive officers of RCSB have indicated that they also intend to vote all shares of RCSB Common Stock owned by them (_____ shares) for the Merger Agreement. Accordingly, assuming such shares are so voted and the shares owned by the Rochester Bank Employee Investment and Stock Ownership Plan are voted in favor of the Merger Agreement, adoption of the Merger Agreement will require the affirmative vote of the holders of approximately an additional ___ percent of the outstanding shares of RCSB Common Stock entitled to vote at the RCSB Special Meeting. See "RCSB FINANCIAL, INC. AND ROCHESTER COMMUNITY SAVINGS BANK-- Beneficial Ownership of Certain Persons."

         As of the RCSB Record Date, Charter One, Charter One's directors and executive officers and their affiliates did not own any shares of RCSB Common Stock.

         Proxies and Proxy Solicitation. If an RCSB stockholder properly executes and returns a proxy in the form distributed by RCSB, the proxies named will vote the shares represented by that proxy at the RCSB Special Meeting. Where a stockholder specifies a choice, the proxy will be voted in accordance with the stockholder's specification. If no specific direction is given, the proxies will vote the shares in favor of adoption of the Merger Agreement. If other matters are presented, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

         The affirmative vote of a majority of the shares represented at the RCSB Special Meeting may authorize the adjournment of the RCSB Special Meeting; provided, however, that no proxy which is voted against the Merger Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

         Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of RCSB at 235 East Main Street, Rochester, New York, 14604, on or before the taking of the vote at the RCSB Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of RCSB Common Stock or by attending the RCSB Special Meeting and voting in person. Attendance at the RCSB Special Meeting will not in itself constitute the revocation of a proxy.

         In addition to solicitation by mail, directors, officers, and employees of RCSB, who will not be specifically compensated for such services, may solicit proxies from the stockholders of RCSB, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. In addition, RCSB has engaged _____________ ("_____") to assist RCSB in distributing proxy materials and contacting record and beneficial owners of RCSB Common Stock. RCSB has agreed to pay _____ a fee of $______plus out-of-pocket expenses for its services to be rendered on behalf of RCSB. RCSB will bear its own expenses in connection with the solicitation of proxies for the RCSB Special Meeting. See "THE MERGER--Expenses."

         HOLDERS OF RCSB COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND TO RETURN IT PROMPTLY TO RCSB IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

NO APPRAISAL RIGHTS

         Under Section 262 of the DGCL, appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. However, unless the certificate of incorporation otherwise provides and neither the Charter One Certificate of Incorporation nor the RCSB certificate of incorporation (the "RCSB Certificate of Incorporation") does, Section 262 does not provide for appraisal rights (i) if the shares of the corporation are listed on a national securities exchange or designated as a national market system security on an inter-dealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders (as long as the stockholders receive in the merger shares of the surviving corporation or of any other corporation the shares of which are listed on a national securities exchange or designated as a national market system security on an inter-dealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders) or (ii) if the corporation is the surviving corporation and no vote of its stockholders is required on the merger. The DGCL does not provide appraisal rights to stockholders who dissent from an amendment to the corporation's certificate of incorporation, although a corporation's certificate of incorporation may so provide. Neither the Charter One Certificate of Incorporation nor the RCSB Certificate of Incorporation provide for appraisal rights beyond those specifically provided under the DGCL.

           CHARTER ONE FINANCIAL, INC., CHARTER-MICHIGAN BANCORP, INC.
                          AND CHARTER ONE BANK, F.S.B.

GENERAL

         Charter One is a Delaware corporation organized in 1987 for the purpose of becoming a holding company and owning all of the outstanding common stock of Charter One Bank in connection with Charter One Bank's 1988 conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank. In 1996, Charter One formed a new subsidiary, Charter Michigan, headquartered in Michigan. Charter One's ownership of Charter One Bank was transferred to Charter Michigan to facilitate the Company's multistate operation. Charter One remains a unitary savings institution holding company which, under existing laws, has very few restrictions on permissible types of business activities. Charter One's business has consisted primarily of the business of Charter One Bank and its subsidiaries. The executive offices of Charter One are located at 1215 Superior Avenue, Cleveland, Ohio 44114, and the telephone number is (216) 566-5300.

         Charter One Bank, chartered in 1934 as The First Federal Savings and Loan Association of Cleveland, was the first federally chartered savings and loan association in Ohio. In 1982, Charter One Bank converted to a federally chartered savings bank, changing its name to The First Federal Savings Bank and, in 1992, changed its name once again, to Charter One Bank, F.S.B.

         On October 31, 1995, Charter One completed the most significant merger in its history when it combined with FirstFed Michigan Corporation ("FirstFed") in a merger of equals. The FirstFed merger was accounted for as a pooling of interests and, accordingly, the financial statements for Charter One for all periods prior to the FirstFed merger have been restated to include the results of FirstFed. FirstFed's principal subsidiary, First Federal of Michigan, a savings and loan association, was merged with and into Charter One Bank. On April 22, 1997 Charter One entered into an Agreement and Plan of Merger and Reorganization with Haverfield pursuant to which a wholly owned subsidiary of Charter One will merge with and into Haverfield to be followed immediately by the merger of Haverfield with and into Charter Michigan. The Haverfield merger is currently pending and is subject to, among other conditions, receipt of requisite regulatory approvals and approval of the Haverfield stockholders.

         Headquartered in Cleveland, Ohio, Charter One Bank operates through 174 banking offices: 94 in Ohio and 80 in Michigan. Offices in Ohio serve the Cleveland, Toledo, Youngstown, Portsmouth, Akron and Canton metropolitan areas. The Michigan franchise continues to operate under the First Federal of Michigan name and its markets include all of southeast Michigan, Lansing, Owosso and Kalamazoo. In addition to the banking offices, Charter One has nine loan production offices in Columbus, Dayton, Brimfield, Medina and Findlay, Ohio; Grand Rapids and Clarkston, Michigan; Indianapolis, Indiana; and Ashland, Kentucky.

         The business of Charter One Bank consists primarily of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to make residential mortgage, multifamily, commercial real estate, consumer and business loans. Charter One Bank has traditionally focused its lending activities on origination, for its portfolio, of loans secured by conventional first mortgages on owner-occupied one-to-four family residences located in its primary market areas. Residential mortgage lending remains Charter One Bank's most significant lending activity. Charter One Bank also originates first mortgage loans on multifamily and commercial real estate located primarily in its local market areas, as well as construction, consumer and business loans. Through subsidiaries, Charter One Bank engages in real estate appraisal, sales of tax-deferred annuities, mutual funds, and property and casualty and life insurance and the development, operation and sale of real estate. Additionally, in 1995, the Bank acquired companies, now owned as subsidiaries, which engage in leasing of capital equipment and providing data processing services. None of the subsidiary activities is considered to constitute a business segment. Charter One's earnings are affected by general economic and competitive conditions, changes in market interest rates, conditions in the real estate market, government policies and the actions of federal and state regulatory authorities.

         Charter One Bank is a member of the Federal Home Loan Bank ("FHLB") of Cincinnati which is a member of the FHLB System, and its deposits are insured up to prescribed limits by the Federal Deposit Insurance Corporation

("FDIC"). Charter One Bank is subject to comprehensive examination, supervision and regulation by its primary regulator, the OTS, and the FDIC.

         For additional information, see "SUMMARY -- Selected Consolidated Financial and Other Data of Charter One Financial, Inc." and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." Additional information concerning Charter One, Charter Michigan and Charter One Bank also is included in the Charter One documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

BENEFICIAL OWNERSHIP OF CERTAIN PERSONS

         Persons and groups owning in excess of 5% of Charter One Common Stock are required to file certain reports regarding such ownership with Charter One and the Commission. Charter One's directors and executive officers are also required to file certain reports regarding their ownership of Charter One Common Stock with the Commission and the National Association of Securities Dealers, Inc. Copies of those reports must also be furnished to Charter One. A person is considered the beneficial owner of Charter One Common Stock with respect to which such person has or shares voting or investment power or has the right to acquire ownership at any time within 60 days, including, without limitation, through the exercise of a stock option, warrant or right, or the conversion of a security. The following table sets forth, as of the Charter One Record Date, the Charter One Common Stock beneficially owned by persons or groups owning in excess of 5% of the Charter One Common Stock.

                                                                         AMOUNT AND         PERCENT OF
                                                                         NATURE OF          SHARES OF
                       NAME AND ADDRESS OF                               BENEFICIAL        COMMON STOCK
                        BENEFICIAL OWNER                                 OWNERSHIP         OUTSTANDING
------------------------------------------------------------------     --------------     -------------
FMR Corporation                                                         3,687,885(1)
 82 Devonshire Street
 Boston, MA 02109

Martinique Hotel, Inc., Max M. Fisher, Jane F. Sherman                  2,408,933(2)
 Phillip Wm. Fisher, Mary D. Fisher, Julie Fisher Cummings
 and Marjorie Fisher Aronow
  2700 Fisher Building
  Detroit, MI 48202

------------------

(1) Included are 621,686 shares as to which the reporting party has sole power to vote and no shares as to which shared voting may be exercised. The reporting party has sole power to dispose of the entire 3,687,885 shares.

(2) Included are 537,352 shares owned by Martinique Hotel, Inc. ("Martinique"), 1,228,023 shares owned by Max M. Fisher, 107,965 shares owned by Jane F. Sherman, 113,400 shares owned by Phillip Wm. Fisher, 70,875 shares owned by Mary D. Fisher, 109,830 shares owned by Julie Fisher Cummings, and 113,400 shares owned by Marjorie Fisher Aronow, as to which shares the named company and individuals have sole voting and dispositive power. Also included are 126,088 shares held in various trusts for the benefit of certain grandchildren of Max M. Fisher with various dispositive power. Martinque is a personal holding company whose shares are owned by the individuals named in the above table other than Max M. Fisher, and all of such persons, including Max M. Fisher, are directors of Martinique. Additionally, Max M. Fisher's wife, Marjorie S. Fisher, is a director and serves as President of Martinique. As directors, such persons exercise shared voting and dispositive power over the shares held by Martinique.

     The following table sets forth, as of the Charter One Record Date, certain information as to each director and certain executive officers of Charter One as well as all executive officers and directors of Charter One as a group.


                                                                       AMOUNT AND               PERCENT OF
                                                                       NATURE OF                 SHARES OF
                            NAME OF                                    BENEFICIAL              COMMON STOCK
                        BENEFICIAL OWNER                         OWNERSHIP (1)(2)(3)(4)         OUTSTANDING
                        ----------------                         ----------------------         -----------
Charles John Koch, Director, Chairman of the Board,                      369,735(5)                   *
 President and Chief Executive Officer of Charter One
 and the Corporation's subsidiary, Charter One Bank

Mark D. Grossi, Director, Senior Vice President of the                   193,452(6)                   *
 Corporation and Executive Vice President of the Bank

John D. Koch, Director, Senior Vice President of Charter One             228,162(7)                   *
and Executive Vice President of Charter One Bank

Richard W. Neu, Director, Treasurer of Charter One,                      251,721(8)                   *
 and Executive Vice President and Chief Financial
 Officer of Charter One Bank

Robert J. Vana, Chief Corporate Counsel and                               92,264(9)                   *
 Secretary of Charter One and Charter One Bank

Eugene B. Carroll, Sr., Director                                          11,677                      *

Phillip W. Fisher, Director                                              684,524(10)                      %

Denise M. Fugo, Director                                                   6,450(11)                  *

Charles M. Heidel, Director                                                4,358(12)                  *

Charles F. Ipavec, Director                                              100,536                      *

Philip J. Meathe, Director                                                15,435(13)                  *

Henry R. Nolte, Jr., Director                                              6,825(14)                  *

Victor A. Ptak, Director                                                  13,647(15)                  *

Jerome L. Schostak, Director                                           1,642,388(16)                      %

Mark Shaevsky, Director                                                   30,329(17)                  *

Eresteen R. Williams, Director                                             1,938(18)                  *

All executive officers and directors as a group                        3,653,441(19)                      %
(16 persons)

---------------------------

*     Does not exceed 1%

(1) Shares held under the Charter One Bank's employee savings plan are reported as of December 31, 1996. Shares held under the Charter One Employee Stock Ownership Plan (the "ESOP") are reported as of December 31, 1996.

(2) Assumes exercise of stock options held by beneficial owner exercisable within 60 days.

(3) Included are shares owned directly or indirectly through a trust or corporation or by spouses and minor children, as to which the beneficial owner exercises sole voting and dispositive power, except as otherwise noted herein.

(4) For the executive officers, included are shares allocated to such executive officers under the ESOP, as well as a proportionate share of the unallocated shares, which are deemed to be beneficially owned by the executive officers as a result of the executive officers' ability to direct the trustee's voting of such shares through the vote of the executive officers' allocated shares.

(5) Included are 137,350 shares Mr. Charles John Koch has the right to purchase pursuant to stock options exercisable within 60 days.

(6) Included are 80,039 shares Mr. Grossi has the right to purchase pursuant to stock options exercisable within 60 days.

(7) Included are 98,538 shares Mr. John D. Koch has the right to purchase pursuant to stock options exercisable within 60 days.

(8) Included are 240,819 shares Mr. Neu has the right to purchase pursuant to stock options exercisable within 60 days.

(9) Included are 37,800 shares Mr. Vana has the right to purchase pursuant to stock options exercisable within 60 days.

(10) Includes 537,352 shares held by Martinque Hotels, Inc. of which Mr. Fisher is an approximately 15 percent owner and 33,772 shares held in various trusts of which Mr. Fisher serves as trustee. Mr. Fisher disclaims beneficial interest in the shares held by Martinque Hotels, Inc.

(11) Included are 4,095 shares Ms. Fugo has the right to purchase pursuant to stock options exercisable within 60 days.

(12) Included are 1,575 shares Mr. Heidel has the right to purchase pursuant to stock options exercisable within 60 days.

(13) Included are 1,575 shares Mr. Meathe has the right to purchase pursuant to stock options exercisable within 60 days.

(14) Included are 1,575 shares Mr. Nolte has the right to purchase pursuant to stock options exercisable within 60 days.

(15) Included are 4,725 shares Mr. Ptak has the right to purchase pursuant to stock options exercisable within 60 days.

(16) Included are 1,575 shares Mr. Schostak has the right to purchase pursuant to stock options exercisable within 60 days.

(17) Included are 1,575 shares Mr. Shaevsky has the right to purchase pursuant to stock options exercisable within 60 days.

(18) Included are 1,575 shares Ms. Williams has the right to purchase pursuant to stock options exercisable within 60 days.

(19) Included are 612,816 shares the directors and executive officers as a group have the right to purchase pursuant to stock options exercisable within 60 days.


            RCSB FINANCIAL, INC. AND ROCHESTER COMMUNITY SAVINGS BANK

GENERAL

     RCSB is a Delaware corporation and is the holding company for Rochester Bank, a New York State chartered savings bank and a wholly-owned subsidiary of RCSB. RCSB and Rochester Bank are headquartered in Rochester, New York. RCSB's business has consisted primarily of the business of Rochester Bank and its subsidiaries. The executive offices of RCSB are located at 235 East Main Street, Rochester, New York 14604 and the telephone number is (716) 423-7370.

     The business of Rochester Bank consists primarily of retail banking, mortgage banking and automobile lending. Rochester Bank's retail banking operation is conducted primarily through 37 full service banking offices in western New York, while its mortgage origination activities encompass 57 offices located mainly in the eastern third of the United States. Automobile loans are originated through auto dealers located in most areas of New York and Florida and in parts of Connecticut, Maryland, New Jersey, Pennsylvania and Virginia.

     Rochester Bank generates net interest income by accepting deposits from the general public and investing those deposits, together with funds from borrowings and ongoing operations, in a variety of residential mortgage, automobile and other consumer loans and mortgage-backed securities. Net interest income, representing the difference between interest earned on asset portfolios and interest paid on liabilities, is the most significant component of Rochester Bank's revenue. Rochester Bank also generates significant noninterest revenues primarily by providing retail banking services to its customers and by originating and servicing loans through Rochester Bank's mortgage banking subsidiary. Rochester Bank's earnings are affected by general economic and competitive conditions, changes in market interest rates, conditions in the real estate market, government policies and the actions of federal and state regulatory authorities.

     Rochester Bank is a member of the FHLB of New York, which is a member of the FHLB system, and its deposits are insured up to prescribed limits by the FDIC. Rochester Bank is subject to comprehensive examination, supervision and regulation by its primary regulator, the New York Superintendent, and the FDIC.

     For additional information, see "SUMMARY --Selected Consolidated Financial and Other Data of RCSB Financial, Inc." and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." Additional information concerning RCSB and Rochester Bank also is included in the RCSB documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

BENEFICIAL OWNERSHIP OF CERTAIN PERSONS

     Persons and groups owning in excess of 5% of RCSB Common Stock are required to file certain reports regarding such ownership with RCSB and the Commission. RCSB's directors and executive officers are also required to file certain reports regarding their ownership of RCSB Common Stock with the Commission and the National Association of Securities Dealers, Inc. Copies of those reports must also be furnished to RCSB. A person is considered the beneficial owner of RCSB Common Stock with respect to which such person has or shares voting or investment power or has the right to acquire ownership at any time within 60 days, including, without limitation, through the exercise of a stock option, warrant or right, or the conversion of a security. The following table sets forth, as of the RCSB Record Date, the RCSB Common Stock beneficially owned by persons or groups owning in excess of 5% of the RCSB Common Stock.

                                                                                               PERCENT OF
                                                                 AMOUNT AND                     SHARES OF
           NAME AND ADDRESS OF                              NATURE OF BENEFICIAL              COMMON STOCK
            BENEFICIAL OWNER                                      OWNERSHIP                    OUTSTANDING
------------------------------------                        --------------------             --------------
The Rochester Community Savings Bank                           1,260,726(1)
 Employee Investment and Stock
 Ownership Plan ("EISOP")

Keefe Managers, Inc.                                             787,400(2)
 375 Park Avenue, Suite 3108
 New York, New York 10152

------------------------------------

(1) Ownership is as of November 30, 1996. Key Trust Company of Ohio, N.A. ("Key"), a subsidiary of KeyCorp, acts as trustee for the EISOP. The participants in the EISOP have voting and dispositive power for 996,921 shares, reflecting those shares which have been allocated to participant accounts. The Employee Benefits Committee of RCSB, comprised of four officers of RCSB, serves as the plan administrator and has dispositive power for the 263,805 shares not allocated to participant accounts. Key, as trustee, is obligated to vote the unallocated shares in proportion to the voting directions of plan participants related to the allocated shares. Key disclaims beneficial ownership of the EISOP shares.

(2)  Ownership is as of December 31, 1996 and information is based on the
     Schedule 13G filed by Keefe Managers, Inc. ("KMI") on February 7, 1997. Includes 62,200 shares owned by Rainbow Managers, LLC, an affiliate of KMI, and as to which shares KMI disclaims beneficial ownership.

     The following table sets forth as of the RCSB Record Date certain information as to each director and certain executive officers of RCSB, as well as all directors and executive officers of RCSB as a group.

                                                                                                PERCENT OF
                                                                      AMOUNT AND                SHARES OF
                           NAME OF                               NATURE OF BENEFICIAL          COMMON STOCK
                       BENEFICIAL OWNER                              OWNERSHIP(1)               OUTSTANDING
                       ----------------                          --------------------          ------------

Matthew Augustine, Director                                             3,000(2)

Bruce B. Bates, Director                                               14,000(3)(4)

Karen Noble Hanson, Director                                            4,388(3)(5)

George G. Kaufman, Director                                            15,668(3)(6)

Salvatore R. Martoche, Director                                         4,200(3)(7)

Michael P. Morley, Director                                             2,053(8)

Karen D. Petrou, Director                                               3,072(9)

Ronald F. Poe, Vice Chairman, Director                                  6,630(3)(10)

Leonard Schutzman, Director                                             2,171(8)

Leonard S. Simon, Chairman, President and Chief Executive             317,956(11)
  Officer, Director

John P. Tierney, Director                                               2,063

J. Michael Holloway, Senior Vice President, Consumer                   43,681(12)
  Lending President and Chief Executive Officer, American
  Credit Services, Inc.

Edward J. Pettinella, Executive Vice President                        138,193(13)

Michael S. Pope, Senior Vice President, Retail Banking                 59,797(14)

Paul S. Reid, President and Chief Executive Officer,                   73,127(15)
  American Home Funding, Inc.

All directors and executive officers as a group (19 persons)          931,897

--------------------------

(1) Based upon information provided by the respective directors and executive officers. Ownership includes all stock options, whether or not presently exercisable. Except for Mr. Simon, who beneficially owns 1.98% of the outstanding shares of common stock (assuming exercise of options), no director owns more than 1% of the outstanding shares. All directors and executive officers as a group beneficially own 5.9% of the outstanding common stock (assuming exercise of options).

(2) Includes 1,000 shares held in a pension account and exercisable options to purchase 1,500 shares under the 1992 Stock Based Compensation Plan. Excludes 110 share equivalents held in the 1996 Non-Employee Director Deferred Compensation Plan which are issuable to the participant on the deferral payment date selected by the participant in the plan.

(3) Includes exercisable options to purchase 3,000 shares under the 1992 Stock Based Compensation Plan.

(4) Excludes 314 share equivalents held in the 1996 Non-Employee Director Deferred Compensation Plan which are issuable to the participant on the deferral payment date selected by the participant in the plan.

(5) Excludes 165 share equivalents held in the 1996 Non-Employee Director Deferred Compensation Plan which are issuable to the participant on the deferral payment date selected by the participant in the plan.

(6) Excludes 165 share equivalents held in the 1996 Non-Employee Director Deferred Compensation Plan which are issuable to the participant on the deferral payment date selected by the participant in the plan.

(7) Includes 100 shares held in a pension account and 100 shares held in spouse's name as to which he disclaims beneficial ownership. Excludes 233 share equivalents held in the 1996 Non-Employee Director Deferred Compensation Plan which are issuable to the participant on the deferral payment date selected by the participant in the plan.

(8) Includes exercisable options to purchase 1,000 shares under the 1992 Stock Based Compensation Plan.

(9) Includes exercisable options to purchase 2,000 shares under the 1992 Stock Based Compensation Plan.

(10) Includes 2,000 shares held in spouse's name as to which he disclaims beneficial ownership.

(11) Includes 15,562 shares held in spouse's name as to which he disclaims beneficial ownership and one share held jointly with spouse. Also includes options to purchase 146,794 shares under the 1986 Stock Option Plan and the 1992 Stock Based Compensation Plan. In addition, performance-based options for 80,000 shares were granted under the 1992 Stock Based Compensation Plan. Also includes 25,593 shares held as of November 30, 1996 in the EISOP.

(12) Includes 2,000 shares held in a pension account. Also includes options to purchase 5,900 shares under the 1986 Stock Option Plan. In addition, performance-based options for 25,000 shares were granted under the 1992 Stock Based Compensation Plan. Also includes 10,781 shares held as of November 30, 1996 in the EISOP.

(13) Includes options to purchase 52,400 shares under the 1986 Stock Option Plan and the 1992 Stock-Based Compensation Plan. In addition, performance-based options for 60,000 shares were granted under the 1992 Stock Based Compensation Plan. Also includes 13,793 shares held as of November 30, 1996 in the EISOP.

(14) Includes 100 shares held as custodian for his son. Also includes options to purchase 27,430 shares under the 1986 Stock Option Plan and the 1992 Stock Based Compensation Plan. In addition, performance-based options for 30,000 shares were granted under the 1992 Stock Based Compensation Plan. Also includes 2,167 shares held as of November 30, 1996 in the EISOP.

(15) Includes 500 shares held jointly with his wife. Also includes options to purchase 12,000 shares under the 1986 Stock Option Plan. In addition, performance-based options for 50,000 shares were granted under the 1992 Stock Based Compensation Plan. Also includes 10,627 shares held as of November 30, 1996 in the EISOP.


                               RECENT DEVELOPMENTS

         On April 22, 1997, Charter One, Charter Michigan and Charter One Bank entered into a definitive agreement with Haverfield and Home Bank (the "Haverfield Merger Agreement") which provides for, among other things, a newly formed Ohio corporation and wholly-owned subsidiary of Charter One to be merged with and into Haverfield (the "Haverfield Merger"); Haverfield to be merged with and into Charter Michigan; and Home Bank to be merged with and into Charter One Bank.

         Consummation of the Haverfield Merger is subject to customary conditions, including, among other things, (i) the approval of the Haverfield Merger Agreement by two-thirds vote of the stockholders of Haverfield and (ii) receipt of regulatory approvals.

         Upon consummation of the Haverfield Merger, all of the issued and outstanding shares of Haverfield common stock (other than shares held by Charter One, Haverfield, or any of their subsidiaries, and other than shares held by stockholders who have exercised dissenters' rights under Ohio law) will be canceled and converted into the number of shares of Charter One Common Stock equal to the number of shares of Haverfield common stock multiplied by the "Haverfield Exchange Ratio." The Haverfield Exchange Ratio is (i) equal to $27.00 divided by the average closing sales price of Charter One Common Stock over the 20 consecutive full trading-day period ending five business days before the closing of the Haverfield Merger (the "Charter One Closing Price") if the Charter One Closing Price is equal to or greater than $41.09 and less than or equal to $55.60; (ii) .4856 if the Charter One Closing Price is greater than $55.60; (iii) .6571 if the Charter One closing Price is less than $41.09 but equal to or greater than $38.05; (iv) equal to $25.00 divided by the Charter One Closing Price if the Charter One Closing Price is less than $38.05 but equal to or greater than $36.55; and (v) .6840 if the Charter One Closing Price is less than $36.55, subject to Haverfield's right to terminate the Haverfield Merger Agreement. If Haverfield elects to terminate the Haverfield Merger Agreement as a result of a Charter One Closing Price below $36.55, such termination shall only occur if Haverfield gives Charter One timely written notice of its election to terminate and Charter One fails to agree to a Haverfield Exchange Ratio of $25.00 divided by the Charter One Closing Price.

         Haverfield is headquartered in Cleveland, Ohio and through Home Bank, operates a banking business in Ohio. At March 31, 1997, Haverfield had total consolidated assets of $341.7 million, deposits of $273.2 million and stockholders' equity of 28.7 million. Haverfield's principal executive offices are located in the Terminal Tower, 50 Public Square, Suite 444, Cleveland, Ohio 44113-2204. Haverfield's telephone number is (216) 348-2800 and its facsimile transmission number is (216) 348-8840. See "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS, and UNAUDITED PRO FORMA PER SHARE DATA."


                                   THE MERGER

         The information in this Joint Proxy Statement/Prospectus concerning the terms of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto at Annex A and incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety.

GENERAL

         To implement the Merger, RCSB will be merged with and into Charter Michigan in a "stock-for-stock exchange" transaction. If the Merger is consummated, each share of RCSB Common Stock issued and outstanding prior to the Effective Time (other than Excluded Shares), will be converted into the right to receive .91 shares of Charter One Common Stock, including the right to receive a corresponding number of rights associated with the Charter One Common Stock pursuant to the Rights Agreement. See "-- Merger Consideration," and "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND RCSB FINANCIAL, INC. -- Rights Agreements."

BACKGROUND OF AND REASONS FOR THE MERGER

         Background of the Merger. From time to time, Charter One has reviewed its strategic alternatives for enhancing profitability and maximizing stockholder value, particularly in light of the changes in the thrift industry in recent years. During the late 1980s and early 1990s, many thrift institutions were adversely affected by weak economic conditions and deteriorated real estate markets. The thrift industry has also been subject to intensified competition from commercial banks, as well as from non-bank financial services providers. Despite the competitive and economic pressures on Charter One, it has performed well during recent periods and established a strategic plan to benefit from its relative financial strength.

         Since the late 1980s, Charter One has pursued a strategic plan that includes the expansion of its existing and related businesses and the acquisition of smaller financial institutions or branch offices in, or contiguous to, its market area. In furtherance of this plan, between 1989 and 1993 Charter One acquired (i) Western Reserve Savings Bank of Cleveland, Ohio,
(ii) First Federal Savings and Loan Association of Akron (Ohio), (iii) First American BanCorp (Canton, Ohio), (iv) Women's Federal Savings Bank (Cleveland,
Ohio) and (v) $1.8 billion of assets from the Resolution Trust Corporation (the "RTC").

         Consistent with Charter One's strategic objectives of growing its franchise within its market area and in areas contiguous thereto, in October 1995 Charter One completed the most significant merger in its history when it combined with FirstFed in a merger of equals. Furthermore, in December 1995 Charter One acquired 21 branches from First Nationwide Bank, which included approximately $765 million in deposits.

         On April 22, 1997, Charter One entered into the Haverfield Merger Agreement pursuant to which Charter One will acquire Haverfield. The Haverfield Merger is currently pending and is subject to, among other conditions, receipt of requisite regulatory approvals and approval of the Haverfield stockholders. See "RECENT DEVELOPMENTS" and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."

         The RCSB Board has from time to time reviewed its strategic alternatives for enhancing shareholder value. At such times, the RCSB Board has expressed to management that the it had great confidence in the future of RCSB as an independent institution, but that management should be cognizant of the RCSB Board's fiduciary obligation to consider bona fide offers that might enhance stockholder value.

         Charles J. Koch, the chief executive officer of Charter One, and Leonard S. Simon, the chief executive officer of RCSB, have been acquainted for ten or more years, primarily through their trade association activities. Several investment banking firms, on a number of occasions, commented generally to Messrs. Koch and Simon on the potential benefits of a strategic alliance of Charter One and RCSB. In January 1997, Mr. Koch called Mr. Simon to suggest a meeting at which they could explore the benefits of such an alliance in some detail. Such a meeting was held in February 1997 and was followed by a longer, more detailed meeting in March 1997. The full RCSB Board was briefed on the discussions and directed management to continue to pursue a strategic alliance. RCSB and Charter One, having executed a confidentiality agreement, exchanged regulatory and internal reports and business plans. A two-day meeting of the members of the two senior management teams was held in mid-April 1997. The meeting covered a wide range of areas, but primarily focused on RCSB's mortgage banking and automobile lending subsidiaries. The parties also discussed the general parameters of a merger transaction and agreed to continue discussions. Charter One's counsel prepared a draft merger agreement and provided it to RCSB. The Executive Committee of the RCSB Board met on April 30, 1997. Lehman Brothers briefed the committee with respect to factors affecting the RCSB Board's decision on the proposed merger, including valuations of Charter One and RCSB, the pro forma contribution of RCSB to Charter One, RCSB's strategic alternatives, and merger structuring issues. The committee gave RCSB management guidance regarding terms of the merger it would consider acceptable.

         Charter One and RCSB agreed on the scope and schedule of the due diligence investigation to be performed by each party. Mr. Koch and Mr. Simon met in Cleveland on May 3, 1997, and reached tentative agreement that the merger would involve a fixed exchange ratio, without any collar or walkaway provision based on the price of Charter One Common Stock. A preliminary agreement on the exchange ratio was also reached, subject to the results of due diligence. Extensive due diligence was performed during the week of May 5, 1997, primarily at off-site locations in Rochester, New York, and Richmond, Virginia, and at Charter One's executive offices in Cleveland, Ohio, with telephone calls and documents continuing to be exchanged thereafter. The full RCSB Board met on May 10, 1997 for a briefing from Lehman Brothers and to review the results of due diligence and the parameters of the merger agreement and related agreements proposed by Charter One.

         Negotiations with respect to the definitive merger agreement and related agreements continued during the week of May 12, 1997 and through the eventual signing of the Merger Agreement. Those discussions, which involved the senior management teams and financial advisors of Charter One and RCSB, culminated on May 18, 1997 in a final agreement on a fixed exchange ratio, subject to negotiation of the definitive merger agreement and approval by both boards of directors.

         The definitive merger agreement and related agreements were finalized on May 19 and 20, 1997, with participation by top management officials of both Charter One and RCSB, outside counsel, and financial advisors. The Charter One Board met on Wednesday, May 21, 1997, in Detroit, Michigan, and the RCSB Board met at 2:00 p.m. on the same date in Rochester, New York. Following receipt of fairness opinions from their respective financial advisors, both boards unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby.

         Charter One's Reasons for the Merger. The Charter One Board has determined that the terms of the Merger and the Merger Agreement are advisable and fair to, and in the best interests of, Charter One and its stockholders. In reaching its determination, the Charter One Board consulted with its financial advisor with respect to the financial aspects and fairness of the transaction. In arriving at its determination, the Charter One Board also considered a number of factors which indicated that the Merger should produce an institution that is well capitalized, and one which will enjoy an enhanced retail lending franchise as well as a number of balance sheet and financial benefits that should foster the potential for earnings growth. The Charter One Board did not assign any specific or relative weights to the factors considered, and individual directors may have given different weights to different factors. The material factors considered were:

         (i) Information concerning the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of RCSB, individually and as combined with Charter One. An integral component of this consideration was the determination that it was a natural eastward market extension for Charter One, providing for a market area spanning from Detroit, Michigan to Cleveland, Ohio to Buffalo and Rochester, New York. Additionally, Charter One viewed the acquisition of RCSB's automobile portfolio as a continuation of its business plan to generate higher yielding and shorter duration assets.

         (ii) The financial advice rendered by Charter One's financial advisor that the consideration to be paid by Charter One in the Merger is fair, from a financial point of view, to Charter One and its stockholders. See "--Opinion of Charter One's Financial Advisor."

         (iii) The terms of the Merger Agreement, the Stock Option Agreement and the other documents executed in connection with the Merger.

         (iv) The anticipated cost savings and efficiencies available to the combined company as a result of the Merger.

         (v) The current and prospective economic, competitive and regulatory environment facing each institution and other financial institutions.

         (vi) The results of the due diligence investigation conducted by the management of Charter One, including assessment of credit policies, asset quality, interest rate risk, litigation and adequacy of loan loss reserves.

         (vii) The expectation that the Merger would be tax free to Charter One for federal income tax purposes and accounted for under the pooling of interests method of accounting. See "--Federal Income Tax Consequences of the Merger" and "--Accounting Treatment."

         (viii) The prospects for growth and expanded products and services, and other anticipated impacts on depositors, employees, customers and communities served by Charter One and RCSB, respectively.

         In addition, the Charter One Board considered RCSB's extensive retail network in western New York, its extensive mortgage origination activities located mainly in the eastern third of the United States and its automobile loan origination activities throughout most areas of New York and Florida and in parts of Connecticut, Maryland, New Jersey, Pennsylvania and Virginia.

         THE CHARTER ONE BOARD UNANIMOUSLY RECOMMENDS THAT CHARTER ONE STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

         RCSB's Reasons for the Merger. The RCSB Board has determined that the terms of the Merger and the Merger Agreement are advisable and are fair to, and in the best interests of, RCSB and its stockholders. In reaching its determination, the RCSB Board consulted with its financial advisor with respect to fairness from a financial point of view of the consideration to be received by RCSB Stockholders in the Merger. In arriving at its determination, the RCSB Board also considered a number of other factors. The RCSB Board did not assign any specific or relative weights to the factors considered, and individual directors may have given different weights to different factors. The material factors considered were:

         (i) The RCSB Board was of the view that, based on historical and anticipated trading ranges for Charter One Common Stock, the value of the consideration to be received by RCSB stockholders resulting from the Exchange Ratio represented a fair multiple of RCSB's per share book value and earnings. The RCSB Board also considered that the Merger would qualify as a tax-free reorganization under the Code. (See "-- Certain Federal Income Tax Consequences of the Merger") and be unlikely to trigger antitrust concerns.

         (ii) The RCSB Board considered the prospects for growth and expanded products and services, including business and commercial real estate loans, and other anticipated impacts on depositors, employees, customers and communities served by RCSB.

         (iii) The RCSB Board considered the business and financial condition of Charter One and its favorable position among its peer group of regional thrift institutions in terms of efficiency, profitability and asset quality. The RCSB Board further considered the reputation and business practices of Charter One and its management as they would affect the employees of RCSB.

         (iv) The RCSB Board considered the prospect that combining with Charter One would enable RCSB's business lines to make a great contribution to the combined entity. The RCSB Board anticipates that the combination will allow RCSB's automobile lending business to expand more rapidly, and that affiliation with a portfolio lender such as Charter One will enhance RCSB's mortgage banking business. The RCSB Board perceives a similarity of marketing approaches and target groups between the retail banking businesses of RCSB and Charter One that will enhance Charter One's ability to take advantage of RCSB's franchise.

         (v) The RCSB Board considered the results of the due diligence investigations conducted by RCSB's management and Lehman Brothers, including assessment of credit policies, asset quality, interest rate risk, and adequacy of loan loss reserves.

         (vi) The RCSB Board consulted with Lehman Brothers regarding the possibility of remaining an independent institution as a possible alternative to the transaction with Charter One.

         (vii) The RCSB Board considered the opinion of Lehman Brothers as to the fairness of the consideration to be received in the Merger to RCSB stockholders from a financial point of view. See "-- Opinion of RCSB's Financial Advisor."

         THE RCSB BOARD UNANIMOUSLY RECOMMENDS THAT RCSB STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

RECOMMENDATION OF THE CHARTER ONE BOARD

         The Charter One Board has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby and has determined that the Merger and the issuance of shares of Charter One Common Stock pursuant thereto are fair to and in the best interests of Charter One and its stockholders. THE CHARTER ONE BOARD THEREFORE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AT THE CHARTER ONE SPECIAL MEETING.

RECOMMENDATION OF THE RCSB BOARD

         The RCSB Board has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby and has determined that the Merger is in the best interests of RCSB and its stockholders. THE RCSB BOARD THEREFORE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AT THE RCSB SPECIAL MEETING.

OPINION OF CHARTER ONE'S FINANCIAL ADVISOR

         Pursuant to an engagement letter dated May 12, 1997 (the "Engagement Letter"), Charter One engaged Montgomery to act as Charter One's financial advisor concerning Charter One's acquisition of RCSB and to render an opinion as to the fairness, from a financial point of view, of the Merger Consideration to be paid by Charter One pursuant to the Merger. As part of its opinion, Montgomery reviewed certain publicly available financial and other data with respect to RCSB and Charter One. Montgomery is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Charter One selected Montgomery to render the opinion on the basis of its experience and expertise in thrift mergers and its reputation in the banking and investment communities.

         At a meeting of the Charter One Board on May 21, 1997, Montgomery delivered its oral opinion that the consideration to be paid by Charter One pursuant to the Merger is fair to Charter One and its stockholders, from a financial point of view, as of the date of such opinion. Montgomery's oral opinion was subsequently confirmed in writing as of such date. Montgomery subsequently confirmed its May 21, 1997 opinion by delivery to the Charter One Board of a written opinion dated as of the date of this Joint Proxy Statement/Prospectus.

         THE FULL TEXT OF MONTGOMERY'S WRITTEN OPINION TO THE CHARTER ONE BOARD, DATED MAY 21, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS OF THE REVIEW BY MONTGOMERY, IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF MONTGOMERY'S OPINION

IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED HERETO, WHICH SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. In furnishing such opinion, Montgomery does not admit that it is an expert with respect to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder nor does it admit that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Montgomery's opinion is directed to the Charter One Board, covers only the fairness of the consideration to be paid by Charter One pursuant to the Merger, from a financial point of view, as of the date of the opinion and does not constitute a recommendation to any holder of Charter One Common Stock as to how such stockholder should vote at the Charter One Special Meeting.

         In connection with its May 21, 1997 opinion, Montgomery, among other things: (i) reviewed certain publicly available financial and other data with respect to Charter One and RCSB, including the audited, consolidated financial statements of Charter One for the fiscal years ended December 31, 1995 and 1996 and unaudited consolidated financial statements of Charter One for the three months ended March 31, 1997, the audited consolidated financial statements of RCSB for the fiscal years ended November 30, 1995 and 1996 and the unaudited consolidated financial statements of RCSB for the three months ended February 28, 1997 and certain other relevant financial and operating data relating to Charter One and RCSB made available to Montgomery from published sources and, in the case of Charter One, from the internal records of Charter One; (ii) reviewed a draft of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Charter One Common Stock and RCSB Common Stock; (iv) compared both Charter One and RCSB from a financial point of view with certain other companies in the thrift industry which Montgomery deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the thrift industry which Montgomery deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Charter One certain information of a business and financial nature regarding Charter One and RCSB furnished to Montgomery by Charter One and RCSB, including financial projections and related assumptions of Charter One and RCSB; (vii) reviewed certain third party analysts estimates regarding RCSB; (viii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Charter One counsel; and (ix) performed such other analyses and examinations as Montgomery deemed appropriate.

         In connection with Montgomery's review, Montgomery did not assume any obligation independently to verify the foregoing information and relied on all such information being accurate and complete in all material respects. With respect to the financial projections for Charter One and RCSB provided to Montgomery by Charter One's management and RCSB's management, upon managements' advice and with Charter One's and RCSB's consent, Montgomery assumed for purposes of its opinion that the projections were reasonably prepared on bases reflecting the best available estimates and judgment of Charter One's and RCSB's management at the time of preparation as to the future financial performance of Charter One and RCSB, and that they provided a reasonable basis upon which Montgomery could form its opinion. Montgomery assumed that there were no material changes in Charter One's or RCSB's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Montgomery. Montgomery relied on advice of counsel and independent accountants to Charter One as to all legal and financial matters with respect to Charter One, the Merger and the Merger Agreement. Montgomery assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. Montgomery is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with Charter One's consent, that such allowances for each of Charter One and RCSB were in the aggregate adequate to cover such losses. In addition, Montgomery did not assume responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Charter One or RCSB nor was Montgomery furnished with any such appraisals. Charter One informed Montgomery, and Montgomery assumed, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, Montgomery's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to Montgomery as of, the date of the opinion and the date of this Joint Proxy Statement/Prospectus. Accordingly, although subsequent developments may affect the opinion, Montgomery has not assumed any obligation to further update, revise, or reaffirm its opinion.

         Set forth below is a brief summary of the report presented by Montgomery to the Charter One Board on May 21, 1997 in connection with its opinion.

         Analysis of Selected Merger Transactions. Montgomery reviewed the consideration paid in selected categories of thrift transactions. Specifically, Montgomery reviewed thrift transactions from January 1, 1996 to May 21, 1997 involving (i) national mergers ("National Mergers") with announced transaction value greater than $500 million and (ii) select mergers in the Midwestern and Eastern United States ("Midwest and East Mergers") with announced transaction value greater than $500 million. For each transaction, Montgomery analyzed data illustrating, among other things, purchase price to book value, purchase price to tangible book value, purchase price to deposits, the ratio of the premium (i.e., purchase price in excess of tangible book value) to core deposits, and purchase price to last twelve-months ("LTM") earnings. A summary of the median multiples in the analysis is as follows:

                                       Price to      Price to                    Premium      Price to       No. of
                                         Book        Tan.Bk.      Price to       to Core        LTM          Trans.
      Transaction Categories             Value       Value        Deposits       Deposits     Earnings      Examined
      -----------------------           -------      --------     ---------     ----------   ----------    ---------
National Mergers with announced
transaction value of greater than
$500 million........................     1.93x         1.93x        21.18%        14.13%       21.80x          9

Selected Midwest and East Mergers
with announced transaction value
of greater than $500 million........     2.02x         2.31x        19.37x        13.46%       22.65x          4

         A summary of the results of Montgomery's analysis concerning the Merger is as follows:

                                          Price to      Price to                      Premium        Price to
                                            Book        Tan. Bk.       Price to       to Core          LTM
                                            Value         Value        Deposits       Deposits       Earnings
                                          --------      --------       ---------     ---------      ----------
The Merger............................      1.99x         2.04x          26.82%         14.54          17.11x

         Montgomery also used a group of 24 national thrift acquisitions announced since January 1, 1996 with announced transaction value of greater than $100 million where pricing information was available to analyze premiums paid compared to the seller stock price at various times prior to the announcement of the acquisition. These figures produced: (i) a median premium to the seller's stock price one month prior to announcement of 23.2%; (ii) a median premium to the seller's stock price six days prior to announcement of 21.1%; and (iii) a median premium to the seller's stock price the day prior to announcement of 12.0%. In comparison, Charter One's offer of $42.43 based on an exchange ratio of 0.91x and a stock price of $46.63 per share exceeded the price of RCSB Common Stock one month prior to the announcement by 40.3%, the price of RCSB Common Stock six days prior to the announcement by 36.3% and the price of RCSB Common Stock one day prior to the announcement by 27.6%.

         Present Value Analysis. In performing the present value analysis, Montgomery estimated the future earnings per share and dividend payments of RCSB over a five year period. The estimated earnings per share in the year 2001 was multiplied by an estimated price to earnings multiple ranging from 16.0x to 20.0x. This product was then added to the cumulative estimated dividends assuming estimated cost savings and maintaining a 6.5% equity-to-assets ratio. The sum of these two numbers was then discounted to the present using a discount rate ranging from 15.0% to 17.0%. This analysis indicated that the present value of RCSB's future stock price plus dividends ranged from $40.71 to $50.64 per share, as compared to Charter One's offer of $42.43 per share.

         Contribution Analysis. Montgomery analyzed the contribution of each of Charter One and RCSB to, among other things, total equity, assets, deposits and core deposits of the pro forma combined companies for the period ending March 31, 1997 for Charter One and for the period ending February 28, 1997 for RCSB and projected net income for the calendar year ending December 31, 1997. This analysis showed, among other things, that based on pro forma combined balance sheets for Charter One and RCSB at March 31, 1997 and February 28, 1997, respectively, RCSB would have contributed 25.0% of the total equity, 22.3% of the total assets and 23.2% of the total deposits. The pro forma projected income statement for the period ending December 31, 1997 showed that RCSB would contribute 16.7% of the net income. Based on an exchange ratio of 0.91x of Charter One Common Stock for each share of RCSB

Common Stock, holders of Charter One Common Stock would own approximately 77.8% of the combined companies based on common shares outstanding of Charter One at March 31, 1997.

         Dilution Analysis. Using earnings estimates provided by Charter One's management, Montgomery compared estimated reported EPS ("Reported EPS") of Charter One Common Stock on a stand-alone basis to the Reported EPS of the common stock for the pro forma combined company for the calendar year 1997. Montgomery noted that, based upon the estimates after giving effect to management's pretax cost savings estimates and certain assumptions as to, among other things, the Merger Consideration, the Merger would be accretive to Charter One's Reported EPS for the year ending December 31, 1997. These estimates were used for purposes of this analysis only and are not necessarily indicative of expected results or plans of Charter One, RCSB or the combined institution.

         Comparable Company Analysis. Using public and other available information, Montgomery compared certain financial ratios and public market data of RCSB versus financial ratios and public financial data of a group of publicly traded Northeast thrifts with asset sizes between $2.0 billion and $6.0 billion. Such financial ratios included the ratio of net income to average total assets ("return on average assets"), the ratio of net income to average total equity ("return on average equity"), the ratio of equity to assets, the ratio of noninterest expense to revenue ("efficiency"), and numerous other credit ratios for the quarter ended March 31, 1997 for the Comparable Companies and for the quarter ended February 28, 1997 for RCSB. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

         The summary set forth above does not purport to be a complete description of the presentation by Montgomery to the Charter One Board or of the analyses performed by Montgomery. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Charter One Board. In addition, Montgomery may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of Charter One or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

         In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Charter One or RCSB. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the Merger Consideration to be paid by Charter One in the Merger and were provided to the Charter One Board in connection with the delivery of Montgomery's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. The projections used by Montgomery in certain of its analyses are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those contemplated in such projections.

         As described above under "THE MERGER - Background of and Reasons for the Merger," Montgomery's opinion and presentation to the Charter One Board were among the many factors taken into consideration by the Charter One Board in making its determination to approve the Merger Agreement.

         Pursuant to the Engagement Letter, Charter One paid Montgomery a fee of $500,000 upon the execution of the Merger Agreement. Montgomery will receive an additional $1,500,000 which will be due upon the closing of the Merger. Accordingly, a significant portion of Montgomery's fee is contingent upon the closing of the Merger. Charter One has also agreed to reimburse Montgomery for its reasonable out-of-pocket expenses, including any fees and disbursements for Montgomery's legal counsel and other experts retained by Montgomery. Charter One has agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. In the past, Montgomery and its affiliates have provided financial advisory and other services to Charter One and have received customary fees for rendering these services. In particular, Montgomery provided financial advisory services, including a fairness opinion, to Charter One in regards to Charter One's merger of equals with FirstFed completed on October 31, 1995. For these services, Charter One paid Montgomery fees totaling $2,700,000 and agreed to indemnify Montgomery and its affiliates against certain liabilities. In the ordinary course of their business, Montgomery and its affiliates actively trade the equity securities of Charter One for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF RCSB'S FINANCIAL ADVISOR

         RCSB Financial Inc. has retained Lehman Brothers to act as its financial advisor in connection with the Merger. As part of its role as financial advisor, Lehman Brothers rendered its written opinion to the RCSB Board, on May 21, 1997, that as of the date of such opinion, and subject to the factors and assumptions set forth in such opinion, the Exchange Ratio to be offered to the holders of RCSB Common Stock by Charter One in the Merger is fair, from a financial point of view, to the RCSB Stockholders. Lehman Brothers subsequently confirmed its May 21, 1997 opinion by delivery to the RCSB Board of a written opinion dated as of the date of this Joint Proxy Statement/Prospectus. THE FULL TEXT OF THE LEHMAN BROTHERS' OPINION (THE "LEHMAN BROTHERS OPINION") IS ATTACHED HERETO AS ANNEX C. RCSB'S STOCKHOLDERS MAY READ THE LEHMAN BROTHERS OPINION FOR A DISCUSSION OF ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE SUMMARY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS OF THE LEHMAN BROTHERS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE LEHMAN BROTHERS OPINION ATTACHED HERETO.

         No limitations were imposed by RCSB on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering the Lehman Brothers Opinion, except that RCSB did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of RCSB's business. Lehman Brothers was not requested to and did not make any recommendation to the RCSB Board as to the form or amount of consideration to be offered by Charter One to the RCSB stockholders in the Merger, which was determined through arm's-length negotiations between the respective parties. In arriving at the Lehman Brothers Opinion, Lehman Brothers did not ascribe a specific range of value to RCSB or Charter One, but rather made its determination as to the fairness, from a financial point of view, of the Exchange Ratio to be offered by Charter One to the RCSB stockholders in the Merger on the basis of the financial and comparative analyses described below. The Lehman Brothers Opinion is for the use and benefit of the RCSB Board and was rendered to the RCSB Board in connection with its consideration of the Merger. The Lehman Brothers Opinion is not intended to be and does not constitute a recommendation to any stockholder of RCSB as to how such stockholder should vote with respect to the Merger. Lehman Brothers was not requested to opine as to, and its opinion does not address, RCSB's underlying business decision to proceed with or effect the Merger.

         In arriving at the Lehman Brothers Opinion, Lehman Brothers reviewed and analyzed: (i) the Merger Agreement and the specific terms of the Merger,
(ii) publicly available information concerning RCSB and Charter One that Lehman Brothers believed to be relevant to its analyses, (iii) financial and operating information with respect to the businesses, operations and prospects of RCSB and Charter One furnished to it by RCSB and Charter One, (iv) a trading history of Charter One Common Stock and RCSB Common Stock from May, 1992 to the date of the Lehman Brothers Opinion, and a comparison of such trading histories with those other companies that it deemed relevant, (v) a comparison of the historical financial results and present financial condition of RCSB and Charter One with those of other companies that Lehman Brothers deemed relevant, (vi) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant, and (vii) the potential pro forma impact on Charter One of the Merger. In addition, Lehman Brothers had discussions with the management of Charter One and RCSB concerning their respective businesses, operations, assets, financial conditions and prospects, and their estimates of cost savings, operating synergies and other strategic benefits expected to result from a combination of the businesses of RCSB and Charter One, and undertook such other studies, analyses and investigations as it deemed appropriate.

         In arriving at the Lehman Brothers Opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of RCSB and Charter One and the combined company following the consummation of the Merger (the "Combined Company") that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of RCSB and Charter One, upon advice of RCSB, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of RCSB and of Charter One as to the future financial performance of RCSB, Charter One and the Combined Company, and that RCSB and Charter One would perform, and that the Combined Company will perform, substantially in accordance with such projections. Lehman Brothers assumed that the Merger will qualify for pooling-of-interests accounting treatment and as a reorganization within the meaning of Section 368(a) of the Code and therefore as a tax-free transaction to the RCSB stockholders. In arriving at the Lehman Brothers Opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of RCSB or Charter One and did not make or obtain any evaluations or appraisals of the assets or liabilities of RCSB or Charter One. In addition, Lehman Brothers noted that it is not an expert in the evaluation of loan portfolios or allowances for loan and real estate owned losses and, upon advice of RCSB, it assumed that the allowances for loan and real estate owned losses provided to it by RCSB and Charter One and used by it in its analysis and in arriving at the Lehman Brothers Opinion were, in the aggregate, adequate to cover all such losses. The Lehman Brothers Opinion was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Lehman Brothers Opinion.

         In connection with the preparation and delivery of the Lehman Brothers Opinion to the RCSB Board, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at the Lehman Brothers Opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers Opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RCSB and Charter One. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

         Purchase Price Analysis. Based upon the Exchange Ratio, the closing price of Charter One's Common Stock on May 16, 1997 of $47.375 represented a value to be received by holders of RCSB Common Stock of $43.11 per share. Based on this implied transaction value per share, Lehman Brothers calculated the purchase price-to-market, purchase price-to-book, purchase price-to-tangible book, adjusted-price-to-tangible book (wherein purchase price and tangible book value was adjusted to reflect a tangible common equity to tangible assets ratio of 5.00%) and purchase price-to-earnings multiples, and the implied core deposit premium paid in the Merger. The implied transaction value per share yielded a premium to market price of 29.7% over the closing price of RCSB Common Stock of $33.25 on May 16, 1997. This analysis also yielded a purchase price-to-book value multiple of 2.02x, a purchase price-to-tangible book value multiple of 2.07x, a purchase price-to-adjusted tangible book value multiple of 2.69x, a purchase price-to-latest twelve months earnings multiple of 17.4x (based on RCSB's earnings for the twelve months ended February 28, 1997), a purchase price-to-estimated 1997 earnings multiple of 17.0x, and a purchase price-to-estimated 1998 earnings multiple of 15.3x (based on estimates of RCSB's 1997 and 1998 earnings published by First Call as of May 16, 1997) and a 15% core deposit premium. First Call is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors.

         Comparable Transaction Analysis. Using publicly available information, Lehman Brothers reviewed certain terms and financial characteristics, including historical purchase price-to-earning ratios, the purchase price-to-book ratio, the purchase price-to-tangible book ratio, the adjusted-price-to-tangible book ratio, premium-to-market price and the core deposit premium paid at the time of transaction announcement, of 17 savings institution merger or acquisition transactions (the "Comparable Thrift Transactions Group") with values greater than $250 million publicly announced since January 1, 1996, which Lehman Brothers deemed to be comparable to the present transaction. The Comparable Thrift Transactions Group considered by Lehman Brothers in its analysis consisted of the following (identified by acquiror/acquiree): (i) Union Planters Corp./Leader Financial Corp.; NationsBank Corp./TAC Bancshares; First Union Corp./Home Financial Corp.; First Union Corp./Center Financial Corp.; Washington Mutual, Inc./Keystone Holdings,

Inc.; MacAndrews & Forbes/Cal Fed Bancorp, Inc.; HSBC Holdings Plc/First FS&LA of Rochester; ABN-AMRO Holding NV/Standard Federal Bancorp; and Mercantile Bancorporation/Roosevelt Financial Group (collectively the "1996 Transactions") and (ii) Sovereign Bancorp/Bankers Corp; CCB Financial Corp./American Federal Bank; Summit Bancorp/Collective Bancorp; Washington Mutual/Great Western Financial; Marshall & Ilsley/Security Capital Corp.; TCF Financial Corp./Standard Financial; Astoria Financial Corp./Greater New York Savings Bank; and Union Planters Corp./Magna Bancorp, Inc. (collectively the "1997 Transactions") . The median values for the 1996 Transactions for the purchase price-to-latest twelve months earnings ratio, purchase price-to-book ratio, purchase price-to-tangible book ratio, adjusted-price-to-tangible book ratio and premium-to-market price were 15.0x, 1.70x, 1.76x, 2.45x and 23.0% respectively. The range of values for these parameters was 12.8x to 23.6x, 1.06x to 3.06x, 1.06x to 3.31x, 1.46x to 4.48x and (3)% to 51%, respectively. These compared to transaction multiples of 17.4x, 2.02x, 2.07x, 2.69x and 29.7% for Charter One/RCSB based on the closing price of Charter One Common Stock on May 16, 1997. The range of core deposit premiums paid in these transactions was 4% to 27%, with a median value of 10% compared to 15% for Charter One/RCSB based on the closing price of Charter One Common Stock on May 16, 1997. The 1997 Transactions reflected median multiples for the purchase price-to-latest twelve months earnings ratio, purchase price-to-book ratio, purchase price-to-tangible book ratio, adjusted-price-to-tangible book ratio and premium-to-market price of 19.2x, 1.99x, 2.12x, 2.93x and 23.0% respectively. These compared to transaction multiples of 17.4x, 2.02x, 2.07x, 2.69x and 29.7% for Charter One/RCSB based on the closing price of Charter One Common Stock on May 16, 1997. The median value for the core deposit premium paid in these transactions was 15%, compared to a core deposit premium of 15% for Charter One/RCSB based on the closing price of Charter One Common Stock on May 16, 1997.

         Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences in the businesses, operations, financial conditions and prospects of RCSB, Charter One and the companies included in the Comparable Thrift Transactions Group, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of its analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition values of RCSB and such acquired companies.

         Comparable Company Analyses. Using publicly available information, Lehman Brothers compared the financial performance and stock market valuation of Charter One with the following selected savings institutions (the "Comparable Large-Cap Thrift Group") deemed relevant by Lehman Brothers: H.F. Ahmanson & Company, Dime Bancorp, Inc., Golden West Financial, GreenPoint Financial Corp., People's Bank, MHC, TCF Financial Corp., Washington Mutual, Inc. and Washington Federal, Inc. Indications of such financial performance and stock market valuation included: profitability (return on average assets and return on average equity for the quarter ended March 31, 1997 annualized, of 1.26% and 18.67%, respectively, for Charter One and medians of 1.08% and 14.90%, respectively, for the Comparable Large-Cap Thrift Group); the ratio of tangible equity to tangible assets (6.30% for Charter One and a median of 6.23% for the Comparable Large-Cap Thrift Group); the one year asset-liability gap of (3.75)% for Charter One and a median of (0.08)% for the Comparable Large-Cap Thrift Group; the ratio of price-to-estimated 1997 and 1998 earnings (12.0x and 10.8x for Charter One and a median of 13.0x and 11.4x for the Comparable Large-Cap Thrift Group); the ratio of price-to-book (2.31x for Charter One and a median of 1.74x for the Comparable Large-Cap Thrift Group); and the ratio of price-to-tangible-book (2.48x for Charter One and a median of 2.26x for the Comparable Large-Cap Thrift Group). The ratios for the Comparable Large-Cap Thrift Group are based on public financial statements as of March 31, 1997, closing stock market prices on May 16, 1997 and earnings per share based on the May 16, 1997, median estimates for 1997 and 1998 earnings published by First Call. The ratios for Charter One are based on public financial statements as of March 31, 1997, First Call 1997 and 1998 earnings per share estimates as of May 16, 1997, and the closing price for Charter One Common Stock of $47.375 as of close of business on May 16, 1997.

         In addition, using publicly available information, Lehman Brothers compared the financial performance and stock market valuation of RCSB with the following selected savings institutions (the "Comparable Mid-Cap Thrift Group") deemed relevant by Lehman Brothers: ALBANK Financial Corporation, Astoria Financial Corporation, Commercial Federal Corporation, Downey Financial Corp., First Financial Corp., MAF Bancorp, Inc., Peoples Heritage Financial Group, TR Financial Corporation, St. Paul Bancorp, Inc., Sovereign Bancorp, Inc., Webster Financial Corporation and Westcorp. Indications of such financial performance and stock market valuation included: profitability (return on average assets and return on average equity for the quarter ended February 28, 1997 annualized, of 0.96% and 12.26%, respectively, for RCSB and medians of 0.95% and 12.45%, respectively, for the Comparable Mid-Cap Thrift Group); the ratio of tangible equity to tangible assets (7.65% for RCSB and a median of 6.81% for the

Comparable Mid-Cap Thrift Group); the one year asset-liability gap of (11.12)% for RCSB and a median of (1.62)% for the Comparable Mid-Cap Thrift Group; the ratio of price-to-estimated 1997 and 1998 earnings (13.1x and 11.8x for RCSB and a median of 12.0x and 11.1x for the Comparable Mid-Cap Thrift Group); the ratio of price-to-book (1.56x for RCSB and a median of 1.62x for the Comparable Mid-Cap Thrift Group); and the ratio of price-to-tangible-book (1.60x for RCSB and a median of 1.83x for the Comparable Mid-Cap Thrift Group). The ratios for the Comparable Mid-Cap Thrift Group are based on public financial statements as of March 31, 1997, closing stock market prices on May 16, 1997 and earnings per share based on the May 16, 1997 median estimates for 1997 and 1998 earnings published by First Call. The ratios for RCSB are based on public financial statements as of February 28, 1997, First Call 1997 and 1998 earnings per share estimates as of May 16, 1997, and the closing price for RCSB Common Stock of $33.25 as of close of business on May 16, 1997.

         Because of the inherent differences in the businesses, operations, financial conditions and prospects of Charter One and RCSB and the companies included in the Comparable Large-Cap and Mid-Cap Thrift Groups, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of its analysis and, accordingly, also made qualitative judgments concerning differences between RCSB and Charter One and the companies included in the Comparable Large-Cap and Mid-Cap Thrift Groups which would affect the trading values of RCSB and Charter One and the respective comparable companies.

         Discounted Cash Flow Analysis. Lehman Brothers performed a discounted cash flow analysis to determine a range of present values per share of RCSB Common Stock assuming RCSB continued to operate as a stand-alone entity. This range was derived by adding (i) the present value of the estimated future dividend stream that RCSB would generate in accordance with projections supplied to Lehman Brothers by RCSB and (ii) the present value of the "terminal value" of RCSB's Common Stock at the end of year 2001. In connection with this analysis, RCSB management provided Lehman Brothers with dividend and net income projections for 1997 through 1999. In determining the 2000 and 2001 dividend estimates, RCSB's 1999 projected payout ratio of 28.3% was utilized. The 2000 and 2001 earnings projections, which formed the basis of the aforementioned dividend estimates, were projected using earnings' growth rates ranging from 9%
- 10%. The "terminal value" of RCSB Common Stock at the end of the period was estimated by applying a range of price-to-earnings multiples (10x to 16x) to year 2001 earnings. The dividend stream and terminal values were discounted to present values using discount rates of 12% to 16%. These rates were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of RCSB Common Stock. Based on the foregoing assumptions, the stand-alone value of RCSB's Common Stock ranged from approximately $35 - $40 per share as compared to a per share transaction value of $43.11, based on the closing price of Charter One Common Stock on May 16, 1997.

         Pro Forma Merger Analysis. Lehman Brothers analyzed the impact of the Merger on Charter One's estimated earnings per share based on the May 16, 1997 published First Call estimates for 1998 earnings of Charter One and assumed a 12% earnings per share growth rate from 1998 to 1999 for Charter One. Lehman Brothers utilized RCSB management earnings forecasts for 1998 and 1999. In connection with this analysis, management of RCSB and Charter One provided Lehman Brothers with cost savings estimates from the Merger, which were incorporated in the Lehman Brothers' analyses. Based on such First Call estimates, assumed growth rates, management earnings forecasts and management projections of cost savings, Lehman Brothers concluded that the Merger would be accretive to the 1998 and 1999 earnings per share of Charter One.

         Contribution Analysis. Lehman Brothers analyzed the respective contributions of RCSB and Charter One to the Combined Company's pro forma balance sheet as of February 28, 1997 and pro forma historic net income for 1996 and pro forma net income for the first quarter of 1997 resulting from the Merger. This analysis showed that RCSB would have contributed 22% of total assets, 19% of total loans (gross), 23% of total deposits, 25% of total equity, and 26% of tangible common equity on a pro forma basis as of February 28, 1997. RCSB's pro forma contribution to the Combined Company's net interest income and non-interest income for the year ended 1996 would have been 25% and 53%. During the first quarter of 1997 these results would have been 25% and 54% respectively. RCSB's contribution to the Combined Company's 1996 and first quarter 1997 pre-tax net income, adjusted for certain non-recurring items, and net income, adjusted for certain non-recurring items, would have been 19% and 18% for both time periods respectively. Based upon the Exchange Ratio, RCSB stockholders would own an estimated 23% of the Combined Company upon the completion of the Merger.

         Lehman Brothers is an internationally recognized investment banking firm. Lehman Brothers, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The RCSB Board retained Lehman Brothers based upon Lehman Brothers' experience, expertise, reputation and its familiarity with RCSB and the industry in general and because its investment banking professionals have substantial experience in transactions similar to the Merger. Lehman Brothers is acting as financial advisor to RCSB in connection with the Merger. As compensation for its services, RCSB has agreed to pay Lehman Brothers (i) a retainer fee of $150,000 and (ii) a transaction fee of $4.0 million, contingent upon and payable upon the completion of the Merger. The retainer fee will be credited against the transaction fee. In addition, RCSB has agreed to reimburse Lehman Brothers for its out-of-pocket expenses and indemnify Lehman Brothers and certain related persons and entities against certain liabilities, including liabilities under securities laws, incurred in connection with its services thereunder. In the past, Lehman Brothers and its affiliates have provided financial advisory and other services to both RCSB and Charter One and have received customary fees for the rendering of these services. In addition, Lehman Brothers has made a loan to Leonard S. Simon, Chairman of the Board, President and Chief Executive Officer of RCSB and a loan to Paula Dolan, an officer of RCSB, the proceeds of which were used to pay the exercise price of options to purchase RCSB Common Stock (and the withholding taxes associated with such exercise). The loans bear interest at a floating rate determined with reference to LIBOR and will be repaid from the proceeds of the eventual sale of the shares of common stock for which the options were exercised. In the ordinary course of their business, Lehman Brothers and its affiliates actively trade the debt and equity securities of RCSB and Charter One for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

MERGER CONSIDERATION

         The Merger Agreement provides that at the Effective Time all of the issued and outstanding shares of RCSB Common Stock (other than Excluded Shares), will be canceled and converted, pursuant to the Exchange Ratio, into .91 shares of Charter One Common Stock, including the corresponding number of rights associated with Charter One Common Stock pursuant to the Rights Agreement. For a discussion of the Rights Agreement, see "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND RCSB CORPORATION -- Rights Agreements."

         The Exchange Ratio has been fixed at .91. Based on the last reported sale price for Charter One Common Stock on the Nasdaq National Market on ________, 1997 ($_____ per share), the value of .91 shares of Charter One Common Stock as of that date would have been approximately $____. The last reported sale price for RCSB Common Stock on the Nasdaq National Market on that date was $____ per share. The maximum number of shares of Charter One Common Stock (assuming all options for RCSB Common Stock are exercised) which may be issued in connection with the Merger is 13,877,460 which would result in the existing RCSB shareholders holding __% of the merged entity on a fully diluted basis (assuming approximately 1.4 million shares of Charter One Common Stock are issued pursuant to the Haverfield Merger). For a discussion of the Haverfield Merger see "Recent Developments." The market value of Charter One Common Stock to be received in the Merger, however, is subject to fluctuation. Fluctuations in the market price of Charter One Common Stock would result in an increase or decrease in the value of the Merger Consideration to be received by RCSB stockholders in the Merger. An increase in the market value of Charter One Common Stock would increase the market value of the Merger Consideration to be paid in the Merger. A decrease in the market value of Charter One Common Stock would have the opposite effect. The market value of the Merger Consideration at the time of the Merger will depend upon the market value of a share of Charter One Common Stock at such time. The Merger Consideration was determined through arm's-length negotiations between Charter One and RCSB, each of whom was advised during such negotiations by its respective financial advisor. See "THE MERGER --Background of and Reasons for the Merger."

FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of Charter One Common Stock will be issued upon the surrender for exchange of certificates representing RCSB Common Stock, no dividend or distribution of Charter One will relate to any fractional shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Charter One. Each stockholder of RCSB who would be entitled to a fractional share in the

Merger will receive a cash payment (without interest) in an amount determined by multiplying (i) the closing price of one share of Charter One Common Stock as reported on the Nasdaq National Market on the trading day immediately preceding the Effective Time by (ii) the fractional share interest to which the holder would otherwise be entitled pursuant to the terms of the Merger Agreement.

TREATMENT OF RCSB STOCK OPTIONS

         At the RCSB Record Date, there were RCSB Stock Options outstanding with respect to _______ shares of RCSB Common Stock under the RCSB Option Plans. At the Effective Time, each vested RCSB Stock Option outstanding under the RCSB Stock Option Plans as of the date of the Merger Agreement and remaining outstanding immediately prior to the Effective Time shall be assumed by Charter One and shall continue to be outstanding, but shall represent an option to purchase shares of Charter One Common Stock. The number of shares of Charter One Common Stock subject to such continuing option shall be equal to the number of shares of RCSB Common Stock subject to the RCSB Stock Option multiplied by .91, with fractional shares rounded down. The exercise price per share of such converted option shall be equal to the exercise price of the RCSB Stock Option divided by .91, with the exercise price being rounded down to the nearest cent. The duration and other terms and conditions under the converted option will remain the same as they existed under the RCSB Stock Option. Unvested RCSB Stock Options outstanding as of the date of the Merger Agreement that remain outstanding and unvested immediately prior to the Effective Time shall, at the Effective Time, be canceled and exchanged for the number of shares of Charter One Common Stock (based on the closing price of the Charter One Common Stock on the last trading day immediately prior to the Effective Time) equal to the fair value of such options, such fair value to be determined by Charter One and RCSB with the advice of a financial advisor to be selected by Charter One and RCSB, based on the exercise prices and vesting schedules of such options, the market prices of Charter One Common Stock and RCSB Common Stock, and an analysis of option pricing models to be determined at that time. In addition, all stock appreciation rights outstanding as of the date of the Merger Agreement shall be canceled in exchange for cash.

EFFECTIVE TIME

         As soon as possible after the conditions to consummation of the Merger have been satisfied or waived, and after the receipt of all requisite regulatory approvals relating to the transactions contemplated by the Merger Agreement and the approval of the Merger Agreement by the requisite vote of Charter One's and RCSB's respective stockholders, unless the Merger Agreement has been terminated, certificates of merger relating to the Merger will be filed with the Secretary of State of Delaware and the Michigan Department of Commerce. The Merger will become effective (i.e., the Effective Time) upon the date and filing of the certificates of merger with the Secretary of State of Delaware and the Michigan Department of Commerce.

EXCHANGE OF CERTIFICATES; LOST CERTIFICATES

         Exchange of Certificates. As soon as reasonably practicable after the Effective Time, Charter One or, at the election of Charter One, an exchange agent designated by Charter One (the "Exchange Agent") will deliver to each RCSB holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of RCSB Common Stock (the "RCSB Certificates"), a transmittal letter and instructions to be used in surrendering such RCSB Certificates in exchange for (i) certificates representing the number of shares of Charter One Common Stock into which their shares of RCSB Common Stock were converted pursuant to the Merger Agreement, and
(ii) a check representing the amount of cash in lieu of a fractional share, if any, which such stockholder has the right to receive in respect of the RCSB Certificates surrendered in connection with the Merger. No interest will be paid or accrued on the cash in lieu of fractional shares payable to holders of RCSB Common Stock. RCSB CERTIFICATES REPRESENTING SHARES OF RCSB COMMON STOCK SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL AFTER RECEIPT OF THE LETTER OF TRANSMITTAL AND SHOULD NOT BE RETURNED TO RCSB WITH THE ENCLOSED PROXY.

         As of the Effective Time, holders of RCSB Certificates who do not surrender and exchange such certificates will not be entitled to receive dividends or any other distributions declared by Charter One until the RCSB Certificates are so surrendered. Following surrender of such RCSB Certificates in accordance with the terms of the Merger Agreement, the holders of newly issued Charter One certificates will be paid, without interest, any dividends or other distributions with respect to the shares of Charter One Common Stock the record date for which is after the Effective Time (less any taxes that may have been imposed thereon).

         Any certificate representing shares of Charter One Common Stock to be issued in a name other than that in which the RCSB Certificate is registered must be properly endorsed or otherwise in proper form for transfer, and the holder requesting such exchange must pay to the Exchange Agent in advance any transfer or other taxes in connection therewith or to establish the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

         After the Effective Time, there will be no further transfers on the records of RCSB of the RCSB Certificates, and if such RCSB Certificates are presented to Charter One for transfer, they will be canceled against delivery of certificates for Charter One Common Stock.

         Lost Certificates. In the event any RCSB Certificate has been lost, stolen or destroyed, upon the delivery of an affidavit of that fact by the holder of such certificate and the posting of any bond required by Charter One or the Exchange Agent, Charter One or the Exchange Agent will issue for such lost, stolen or destroyed RCSB Certificate, a certificate for the shares of Charter One Common Stock to which the holder of such RCSB Certificate is entitled under the terms of the Merger Agreement and any applicable cash in lieu of a fractional share interest.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of RCSB's management and the RCSB Board have certain interests in the Merger in addition to their interest as stockholders of RCSB generally. The RCSB Board was aware of these interests and considered them in approving and adopting the Merger Agreement and the transactions contemplated thereby. Set forth below are descriptions of interests of directors and executive officers of RCSB in the Merger in addition to their interests as stockholders of RCSB.

         Post-Merger Directors. Charter One has agreed to cause and take all necessary actions to have Messrs. Simon, Morley, Poe and John P. Tierney, appointed to the Charter One, Charter Michigan and Charter One Bank Boards following consummation of the Merger. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER."

         Non-Qualified Pension Plan for Directors. RCSB maintains a non-qualified pension plan for its directors which provides for a lump sum payment of the pension benefit to be made in the event of a change in control. The Merger will constitute a change in control under this plan. The lump sum payment is calculated using five or ten times (depending on the years of service) the average of the total retainer payable to a director during the years 1993-1997. RCSB Directors Bates, Hanson, Kaufman, Martoche and Poe, each of whom has five or more years of service on the RCSB Board, will receive a payment of $145,000 following the Effective Time. RCSB Directors Augustine, Morley, Petrou, Schutzman and Tierney, each of whom has less than five years of service on the RCSB Board, will receive a payment of $72,500 following the Effective Time.

         Employment Agreements. Charter One has entered into an employment agreement with Leonard S. Simon. Mr. Simon will be a Vice Chairman of the Charter One Board and will advise Charter One on issues related to market development and long-term strategic planning. The term of Mr. Simon's agreement is four years commencing on the Effective Time. Mr. Simon will receive a salary of $455,000 per year and such benefits as Charter One provides to its executive officers, except Mr. Simon will not be eligible to participate in any incentive bonus, stock or stock option plan. Mr. Simon will, however, be entitled to receive stock option awards as may be provided to non-employee directors of the Charter One Board. Mr. Simon's employment contract with Charter One provides that if a change in control of Charter One and a change in its Chief Executive Officer occur during the term of his employment agreement, Mr. Simon will be entitled to terminate his services under such agreement and to receive a lump sum payment equal to the remaining amount of salary that would otherwise be payable under the employment agreement. Mr. Simon will also be entitled to continue to receive any benefits provide to him under his agreement for the remaining term of the agreement.

         See "-- Senior Executive Severance Plan" below for additional benefits payable to Mr. Simon in connection with the Merger.

         Charter One has entered into an employment agreement with Edward J. Pettinella, Executive Vice President of RCSB and Rochester Bank. Mr. Pettinella will serve as Executive Vice President of Business Development of Charter One and Charter One Bank. The term of Mr. Pettinella's agreement is three years commencing on the Effective Time. Annually commencing on the first anniversary date of the Effective Time the term of Mr. Pettinella's agreement will be extended for one year, unless Charter One gives Mr. Pettinella 90 days prior written notice that such term shall not be extended or Mr. Pettinella receives an unsatisfactory performance review from the Board of Directors of Charter One or Charter One Bank.

         Mr. Pettinella will receive a salary of $_______ per year and will participate, in an equitable manner with all other executive officers of Charter One and Charter One Bank, in performance-based and discretionary bonuses, if any, in stock and stock option related plans for executive officers of Charter One, and in all plans of Charter One and Charter One Bank relating to pension, welfare and other employee and fringe benefit programs.

         The agreement provides that if Mr. Pettinella is involuntarily terminated during the first two years following the Effective Time, he shall be entitled to the following: (i) full and immediate vesting of all employee stock options for securities of Charter One held by him which were not vested as of the date of termination; (ii) a lump sum payment in the amount of $1,282,358;
(iii) Charter One's rights under and interests in the employee's split dollar life insurance policy covering Mr. Pettinella will be transferred to Mr. Pettinella without any payout to Charter One; and (iv) health coverage for 36 months. The agreement further provides that if Mr. Pettinella is involuntarily terminated after two years from the Effective Time and Mr. Pettinella has offered to continue to provide his services as an employee, Charter One will be obligated during the three years following termination of employment to pay to Mr. Pettinella the following liquidated damages: (i) monthly payments equal to the sum of one-twelfth of his annual base salary in effect immediately prior to his date of termination and one-twelfth of the average annual amount of cash bonus and cash incentive compensation for the two full fiscal years preceding the date of termination; (ii) to maintain substantially the same pension, welfare and fringe benefit coverage for Mr. Pettinella and his dependents on the same terms as were available to him prior to the date of termination, and (iii) to assign to Mr. Pettinella the entire interest under his split dollar life insurance policy without any payment to Charter One. Charter One's obligations are reduced to the extent Mr. Pettinella receives cash income or health coverage from another employer.

         For the purposes of Mr. Pettinella's employment contract, the term "involuntary termination" means termination of Mr. Pettinella (i) by Charter One without his written consent; or (ii) by Mr. Pettinella by reason of a diminution of interference with his duties, responsibilities or benefits including any of the following actions without Mr. Pettinella's written consent: (1) a requirement that he be based at an employment location more than 50 miles outside of either Rochester, New York, Detroit, Michigan, or Cleveland, Ohio;
(2) material demotion; (3) a material reduction, by other than a Charter One-wide reduction in staffing, in the number or seniority of personnel reporting to him or a reduction in either the frequency or nature of the matters on which such personnel report to him; (4) a reduction in his salary, or material adverse change to benefits or perquisites; (5) a material increase in workload or required hours of work; (6) a requirement to report directly to anyone other than the Chief Executive Officer; or (iii) by Mr. Pettinella prior to the second anniversary of the Effective Time, based upon a change in his employment location to a place more than 35 miles from Rochester, New York.

         Mr. Pettinella's employment agreement also provides that in the event of an involuntary termination, as described above, within the 12 months preceding or 24 months following a change in control, he would be entitled to a lump sum payment equal to 299% of his "base amount" determined under 280G of the Code in addition to any other payment obligation under his agreement. A change in control includes the following: (i) an acquisition of securities of Charter One that is determined by the Charter One Board to constitute a change in control of Charter One or Charter One Bank within the meaning of the Home Owners' Loan Act of 1933 as amended (the "HOLA") and 12 C.F.R. Part 574 as in effect at the Effective Time; (ii) an event that would be required to be reported under Item 1 of Form 8-K, as in effect at the Effective Time, pursuant to Section 13 or 15(d) of the Exchange Act; (iii) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly of the securities of Charter One or Charter One Bank representing 25 percent or more of the combined voting power of Charter One's outstanding securities; (iv) individuals who are members of the Charter One Board at the Effective Time (the "Incumbent Board") cease for any reason to constitute at least a majority thereof excepting when the election of any such director was approved by a vote of at least three-quarters of the Incumbent Board or when the nomination for election of any such director was approved by the nominating committee of the Incumbent Board; or (v) approval by Charter One stockholders of a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of Charter One, a similar transaction in which Charter One is not the resulting entity, or a transaction at the completion of which the former stockholders of the acquired corporation become holders of more than 40 percent of outstanding Charter One Common Stock where Charter One is the resulting entity of such transaction. A change in control does not result from an acquisition of securities by a benefit plan of Charter One

         If the amounts to be paid and the value of benefits under the employment agreement would cause any amount to be nondeductible by Charter One for federal income tax purposes pursuant to or by reason of Section 280G of the Code, then the payments to Mr. Pettinella will be reduced to the extent necessary so as to maximize amounts and value of benefits to be received by him without causing any amount to be nondeductible under 280G of the Code.

         Senior Executive Severance Plan. RCSB maintains a Senior Executive Severance Plan (the "Plan"), in which 15 executive officers of RCSB are currently participating. The Plan provides that such participants shall receive a lump sum severance payment in the event the employment of such executive officer is terminated without "cause" (as defined in the Plan) or by the executive officer for "good reason" (as defined below) at any time within two years of a change in control of, or under certain circumstances a potential change in control of, RCSB. Under the Plan, in the event of a termination as described above, Messrs. Simon, Pettinella and six other executive officers are entitled to receive a severance payment equal to three times the sum of such executive officers current annual salary and average annual bonus for the preceding three years and the seven other executive officers participating in the Plan are entitled to receive a severance payment equal to two times their current annual salary and average annual bonus for the preceding three years. "Good reason" under the Plan is generally defined as the assignment to the executive officer, without his or her consent, of duties inconsistent with the executive officer's responsibilities and status, a reduction in compensation or benefits, or a transfer of employment to a location more than 35 miles from his or her current employment location. If an individual severance payment becomes nondeductible under Section 280G of the Code, the payment will be reduced to a level which would no longer be nondeductible under Section 280G, unless the amount that the executive officer would receive on an after-tax basis is reduced by more than $10,000. In the event all of the executive officers participating in the Plan (excluding Messrs. Simon and Pettinella) are terminated by Charter One without cause or by such executive officers for good reason, the aggregate lump sum severance payable to the executive officers (other than Messrs. Simon and Pettinella) by Charter One under the Plan would be approximately $_____ million.

         Furthermore, in addition to the lump sum severance payment, such executive officers would be entitled to continued medical, dental and life insurance coverage for two or three years, depending upon their agreement, a pro-rata portion of the incentive payment for the final year of employment and transfer of the whole life insurance policy which covers the executive officer and on which the executive officer and RCSB have shared the cost of premiums.

         As a consequence of the Merger, Mr. Simon will no longer hold the positions of Chairman, President and Chief Executive Officer. See "--Employment Agreements" above. RCSB and Mr. Simon agree that his change in position constitutes "good reason" under the terms of the Plan. Accordingly, in settlement of his rights under the Plan, Mr. Simon will receive a payment of $1,606,792 which Charter One has agreed to pay. Upon consummation of the Merger, Mr. Pettinella is not expected to receive any payments under the Plan, subject to the execution of an employment agreement with Charter One.

         Stock Option Plans. The directors and executive officers of RCSB currently participate in RCSB's 1986 Stock Option Plan and 1992 Stock-Based Compensation Plan. At the 1996 RCSB Annual Shareholder Meeting held in April 1997, RCSB shareholders approved the RCSB 1997 Stock Option Plan, although no options have been granted to date under this plan.

         The directors and executive officers of RCSB currently hold, in the aggregate, options to purchase _______ shares of RCSB Common Stock. Upon consummation of the Merger, such options which will be converted into options to purchase Charter One Common Stock. See "THE MERGER - Treatment of RCSB Stock Options." Furthermore, Messrs. Simon and Pettinella currently have 21,300 and 6,000 stock appreciation rights which were granted to them under RCSB's 1992 Stock-Based Compensation Plan, respectively. Upon consummation of the Merger, such stock appreciation rights will be assumed by Charter One. No other directors or executive officer of RCSB have any stock appreciation rights.

         Indemnification; Insurance. Pursuant to the Merger Agreement, Charter One has agreed that for a period of six years following the Effective Time, Charter One shall indemnify, defend and hold harmless the present and former directors, officers and employees of RCSB and its subsidiaries to the fullest extent that RCSB would have been permitted under the DGCL and the RCSB Certificate of Incorporation and the RCSB bylaws (the "RCSB Bylaws") in effect on the date of the Merger Agreement. Charter One will also advance expenses as incurred to the fullest extent permitted under applicable law so long as the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Charter One shall cause the persons serving as officers and directors of RCSB and its subsidiaries immediately prior to the Effective Time to be covered for a period of six years following the Effective Time by the directors' and officers' liability insurance policy maintained by Charter One and Charter One Bank (provided that Charter One may substitute or cause RCSB to substitute therefor single premium tail coverage with a policy limit equal to RCSB's existing annual coverage limit) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such, provided that the additional premium costs to Charter One does not exceed 200 percent of RCSB's present annual premium cost (the "Maximum Amount") and that the insurance is available. If the amount of the premium necessary to maintain or procure such coverage exceeds the Maximum Amount, Charter One shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to the Maximum Amount.

REPRESENTATIONS AND WARRANTIES

         In the Merger Agreement, each of RCSB and Rochester Bank, on the one hand, and Charter One and Charter One Bank, on the other hand, have made representations and warranties relating to, among other things, their organization, authority to enter into the Merger Agreement and related transactions, absence of conflicts, inapplicability of anti-takeover provisions, capitalization, financial statements, subsidiaries, filings, reports, compliance with laws, litigation, licenses, taxes, insurance, loans, allowance for possible loan losses, benefit plans, compliance with environmental laws, contracts and commitments, defaults, operations, absence of undisclosed liabilities, assets, indemnification, insider interests, broker/finder fees, accuracy of information, fairness opinions, governmental approvals and other matters. For detailed information on such representations and warranties, see the Merger Agreement attached hereto at Annex A.

CONDITIONS TO THE MERGER

         Conditions to the Obligations of the Parties. Notwithstanding any other provision of the Merger Agreement, the obligations of Charter One, Charter Michigan and Charter One Bank on the one hand, and RCSB and Rochester Bank on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which Charter One or RCSB may choose to waive):
(i) no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect; nor shall there be any third party proceeding pending to prevent the consummation of the Merger; (ii) the parties shall have received all applicable regulatory approvals and consents to consummate the transactions contemplated in the Merger Agreement and all required waiting periods shall have expired; (iii) the respective holders of a majority of the outstanding shares of Charter One Common Stock and RCSB Common Stock shall have adopted the Merger Agreement; (iv) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the Commission; (v) each party shall have received a tax opinion that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code; and (vi) the Charter One Common Stock to be issued to holders of RCSB Common Stock shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

         Conditions to the Obligations of Charter One, Charter Michigan and Charter One Bank. Notwithstanding any other provision of the Merger Agreement, the obligations of Charter One, Charter Michigan and Charter One Bank to consummate the Merger are subject to the following conditions precedent (except as to those which Charter One may choose to waive): (i) all of the representations and warranties made by RCSB and Rochester Bank in the Merger Agreement and in any documents or certificates provided by RCSB and Rochester Bank shall have been true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time, subject to the cure provisions contained in the Merger Agreement; (ii) RCSB and Rochester Bank shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them prior to or at the Effective Time, subject to the cure provisions contained in the Merger Agreement; (iii) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit ownership or operation of all or a portion of the business or assets of RCSB or any RCSB subsidiary by Charter One, Charter Michigan or Charter One Bank, or would compel Charter One, Charter Michigan or Charter One Bank to dispose of all or a portion of the business or assets of RCSB or any RCSB subsidiary, as a result of the Merger Agreement, or which would render any party thereto unable to consummate the transactions contemplated by the Merger Agreement; (iv) RCSB shall not suffer a Material Adverse Effect (as defined in the Merger Agreement) after the execution of the Merger Agreement; (v) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the transactions contemplated by the Merger Agreement such that it would substantially deprive Charter One of the economic benefits of any of the transactions contemplated by the Merger Agreement, as determined in the reasonable judgment of Charter One, (vi) Charter One shall have received the opinion of Harris Beach & Wilcox, LLP, counsel to RCSB, in the form specified in the Merger Agreement; (vii) Charter One shall have received a certificate signed by the President and Chief Executive Officer of RCSB and Rochester Bank, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in items (i), (ii), (iv), (xii) and (xiii) of this paragraph have been satisfied; (viii) the directors of RCSB who are stockholders of RCSB shall have executed and delivered to Charter One the Charter One Voting Agreements; (ix) Charter One shall have received from Deloitte & Touche L.L.P., a letter in the form then customarily issued by such accountants in transactions such as the Merger, to the effect that the Merger will qualify for pooling of interests accounting treatment (x) Charter One shall have received the written affiliates' agreements from all executive officers and directors of RCSB and all stockholders who are affiliates; (xi) within five days prior to mailing the Joint Proxy Statement/Prospectus to stockholders of Charter One, Charter One shall have received from Montgomery a written opinion to the effect that the Merger is fair to the Charter One stockholders from a financial point of view;
(xii) from November 30, 1996 to the Closing Date (as defined in the Merger Agreement), the average monthly originations of auto loans and leases of RCSB and its subsidiaries shall not exceed $92,000,000 (which amount was increased to $125,000,000 pursuant to Charter One's written consent on July 23, 1997); and
(xiii) monthly net charge-offs for the auto indirect portfolio of RCSB and its subsidiaries based upon current charge-off accounting methodology utilized by American Credit Services, Inc., on the date of the Merger Agreement shall not exceed .125 percent of the monthly average outstanding portfolio balance for any two calendar months commencing May 1997.

         Conditions to the Obligations of RCSB and Rochester Bank. Notwithstanding any other provision of the Merger Agreement, the obligations of RCSB and Rochester Bank to consummate the Merger are subject to the following conditions precedent (except as to those which RCSB may choose to waive): (i) all of the representations and warranties made by Charter One in the Merger Agreement and in any documents or certificates provided by Charter One shall have been true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time, subject to the cure provisions contained in the Merger Agreement; (ii) Charter One shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it prior to or at the Effective Time, subject to the cure provisions contained in the Merger Agreement; (iii) Charter One shall not have suffered a Material Adverse Effect after the execution of the Merger Agreement; (iv) RCSB shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to Charter One, in the form specified in the Merger Agreement; (v) RCSB shall have received a certificate signed by the President and Chief Executive Officer of Charter One, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in items (i), (ii) and (iii) of this paragraph have been satisfied; and (vi) within five days prior to the mailing of this Joint Proxy Statement/Prospectus to stockholders of RCSB, RCSB shall have received from Lehman Brothers a written opinion to the effect that the Merger Consideration is fair to the RCSB stockholders from a financial point of view.

         There can be no assurance that the conditions to consummation of the Merger will be satisfied or waived. In the event the conditions to either party's obligations become impossible of satisfaction in any material respect, the other party may elect to terminate the Merger Agreement. See " -- Amendment; Termination; Liabilities and Remedies for Breach."

         For detailed information on conditions to the Merger, see the Merger Agreement attached hereto at Annex A.

REGULATORY APPROVALS

         Consummation of the Merger is subject to the approval of the OTS and the New York Superintendent. Charter One filed an application for approval of the Merger with the OTS on July 11, 1997 and the New York Superintendent on July 18, 1997. Although Charter One anticipates receiving approval of the Merger from the OTS and New York Superintendent in the third quarter of 1997, there can be no assurance as to the timing of such approvals or that they will be obtained.

         The Merger may not be consummated for a period of 30 days after receipt of the OTS's final approval, unless the OTS has not received any adverse comment from the Department of Justice during the first 15 days following final approval, in which case the Merger may be consummated on or after the 15th day after final approval by the OTS.

         It is a condition to the consummation of the Merger that all requisite regulatory approvals be obtained without any nonstandard or unduly burdensome condition relating to any of the transactions contemplated by the Merger Agreement such that it would substantially deprive Charter One of the economic benefits of any of the transactions contemplated by the Merger Agreement as determined in Charter One's reasonable judgment. There can be no assurance that such approvals will not contain terms, conditions or requirements which cause such approvals to fail to satisfy such conditions to the consummation of the Merger. See "-- Conditions to the Merger."

AMENDMENT; TERMINATION; LIABILITIES AND REMEDIES FOR BREACH

         Amendment. The Merger Agreement may be amended by the parties thereto by action taken by their respective Boards of Directors at any time before or after approval by the stockholders of Charter One and RCSB but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of RCSB without the approval of the stockholders of Charter One and RCSB.

         Termination. The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by the mutual written consent of the Boards of Directors of Charter One and RCSB; (ii) by Charter One or RCSB if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of the Merger Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations under the Merger Agreement; (iii) at any time on or before December 31, 1997, by Charter One or RCSB in the event that any of the conditions precedent to the obligations of the other party to the Merger are rendered impossible to be satisfied or fulfilled by December 31, 1997 (other than by reason of a breach by the party seeking to terminate); (iv) by Charter One or RCSB, in the event of a material breach by the other party of any representation, warranty, covenant, obligation or agreement contained in the Merger Agreement or in any schedule or document delivered pursuant thereto, and which breach cannot be or is not cured within thirty (30) days after written notice of such breach is given by the non-breaching party to the party committing such breach; or (v) by Charter One or RCSB on or after December 31, 1997, in the event the Merger has not been consummated by such date (provided, however, that this right to terminate shall not be available to any party whose failure to perform an obligation under the Merger Agreement has been the cause of, or has resulted in, the failure of the Merger to occur on or before such date).

         Liabilities and Remedies for Breach. In the event that the Merger Agreement is terminated by a party solely by reason of the willful and material breach by the other party of any of its representations or warranties or the material breach by a party of any of its covenants or agreements contained in the Merger Agreement, the aggrieved party shall be entitled to such remedies and relief against the breaching party as are available at law or in equity, including specific performance. See "CERTAIN RELATED MATTERS - Stock Option Agreement."

CONDUCT OF BUSINESS PENDING THE MERGER

         The Merger Agreement contains covenants of RCSB concerning the conduct of its business. The covenants remain in effect until the Effective Time or until the Merger Agreement has been terminated. They include, among other things, that RCSB and its subsidiaries shall continue to carry on their respective businesses and discharge or incur obligations and liabilities, only in the usual, regular and ordinary course of business, and RCSB and its subsidiaries shall not, among other things, without the prior written consent of Charter One: (i) issue any capital stock or any stock appreciation rights, options, warrants, or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to the RCSB Stock Options outstanding on the date of the Merger Agreement (or required to be granted to non-employee directors on May 28, 1997) or the Stock Option Agreement; (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of RCSB or any RCSB subsidiary; (iii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; (iv) change its charter, certificate of incorporation, or bylaws; (v) enter into or modify any employment agreement, severance agreement, change in control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to employees other than executive officers consistent with past practices) in the compensation payable or to become payable to directors, officers or employees or except as required by law, pay or agree to pay any bonus, or adopt or make any change in any bonus, insurance, pension or other RCSB benefit plan; (vi) except for the short-term renewal of FHLB advances outstanding as of the date of the Merger Agreement, raising funds against its existing line of credit with the FHLB for durations not in excess of three years, and deposit-taking and repurchase transactions in the ordinary course of its business, borrow or agree to borrow any funds or indirectly guarantee or agree to guarantee any obligations of others; (vii) except in the ordinary course of business consistent with prior practice, change the pricing or methodology for pricing any of its loan products; (viii) make any material changes in its policies concerning loan underwriting or which persons may approve any significant or material loan; (ix) enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than U.S. Treasury obligations with maturities of less than one year and deposits in an overnight account at the FHLB of New York, provided Charter One's consent shall not be unreasonably withheld or delayed relating to the purchase of other readily marketable investment securities; (x) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; (xi) enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of six months and involving an expenditure in excess of $50,000, other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit documents made in the ordinary course of business; (xii) except in the ordinary course of business and in substantial compliance with the 1997 RCSB Business Plan, place on any of its assets or properties any mortgage, pledge, lien charge, or other encumbrance; (xiii) cancel any material indebtedness owing to it or any claims which it may possess or waive any rights of material value; (xiv) sell or otherwise dispose of any real property or any material amount of tangible or intangible personal property, except in the ordinary course of business consistent with past practices; (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that Rochester Bank and its subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain hazardous substances (on June 18, 1997, Charter One consented to remove the acreage limitation set forth under this item); (xvi) knowingly or wilfully commit any act or fail to commit any act which will cause a material breach of any material agreement, contract or commitment; (xvii) knowingly or wilfully violate any law, statute, rule, governmental regulation, or order in any material respect; (xviii) purchase any fixed asset where the amount paid or committed therefor is in excess of $50,000, except for written commitments outstanding on or prior to May 15, 1997; (xix) engage in any activity or transaction(s) that could result in the consolidated loan servicing assets of RCSB and its subsidiaries to exceed $130,000,000; (xx) except as permitted under subpart (xxi) immediately below, enter into or acquire any derivative contract or structured note; (xxi) except in connection with hedging activities consistent with past practices pertaining to residential first mortgage loan originations, enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk; (xxii) in the case of Rochester Bank, (A) voluntarily make any material changes in or to its asset or deposit mix other than those contemplated by the 1997 RCSB Business Plan, (B) voluntarily convert any "Community Value" checking account to any other type of checking account, (C) open any new branch, deposit taking facility or loan production office other than the two new offices in construction as of May 21, 1997, (D) close any existing branch or other facility, or (E) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives in excess of the amounts budgeted in the 1997 RCSB Business Plan; (xxiii) in the case of RCSB's subsidiaries (other than Rochester Bank), (A) open any sales, hub or other type of office or facility or (B) hire any additional employees except to fill current job vacancies and future vacancies arising from attrition; or (xxiv) agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

FOR A MORE DETAILED AND COMPREHENSIVE LIST OF THE RESTRICTIONS ON THE CONDUCT OF RCSB'S OPERATIONS PENDING THE MERGER, SEE THE MERGER AGREEMENT ATTACHED HERETO AT ANNEX A.

         RCSB has also covenanted that during the period from July 1, 1997 until the last day of the calendar month coinciding with or immediately preceding the consummation of the transactions contemplated in the Merger Agreement, RCSB and its subsidiaries shall cause units with a Fair Issac Corporation Auto Score (a credit score provided by credit bureaus based on selected data), as calculated by RCSB or its subsidiary consistent with past practice, of 599 or less not to exceed eight percent of the total auto unit production originated by RCSB and its subsidiaries during such period on a consolidated basis.

         RCSB may not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of the Merger Agreement without the written consent of Charter One, except that nothing contained in the Merger Agreement will preclude RCSB from declaring and paying cash dividends on RCSB Common Stock at a quarterly rate not to exceed $.15 per share in a manner, on dates and with respect to record dates consistent with past practice (except for the payment of the last dividend prior to consummation of the Merger which shall be coordinated with, and subject to the approval of, Charter One to preclude duplication of dividends). The RCSB Board is under no obligation to pay dividends on RCSB Common Stock.

EXPENSES

         All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses.

ACCOUNTING TREATMENT

         The Merger is intended to be accounted for under the pooling of interests method of accounting. Under the pooling of interests method of accounting, the historical cost basis of the assets and liabilities of Charter One and RCSB will be combined and carried forward at their previously recorded amounts, and the stockholders' equity accounts of Charter One and RCSB will be combined on Charter One's, consolidated statement of financial condition. Income and other financial statements of Charter One issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Charter One and RCSB as if the Merger had taken place prior to the periods covered by such financial statements. It is a condition of the Merger that Charter One receive a letter from Deloitte & Touche LLP to the effect that the Merger will qualify for pooling of interests accounting treatment.

         The unaudited pro forma combined financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the pooling of interests accounting method. See "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."

RESALE OF CHARTER ONE COMMON STOCK BY AFFILIATES

         The shares of Charter One Common Stock to be issued to stockholders of RCSB in connection with the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" (as defined under the Securities Act, but generally including directors, certain executive officers and ten percent or more stockholders) of RCSB or Charter One at the time of the Special Meetings.

         Rules 144 and 145 promulgated under the Securities Act restrict the sale of Charter One Common Stock received in the Merger by affiliates and certain of their family members and related interests. Generally speaking, during the one year following the Effective Time, affiliates of Charter One and RCSB may not resell publicly the Charter One Common Stock received by them in connection with the Merger except in compliance with certain limitations as to the amount of Charter One Common Stock sold in any three-month period and as to the manner of sale. After the one-year period, such affiliates of RCSB who are not affiliates of Charter One may resell their shares without restriction. The ability of affiliates to resell shares of Charter One Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to Charter One having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Charter One Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act covering such shares or an available exemption from the Securities Act registration requirements. This Joint Proxy Statement/Prospectus does not cover any resales of Charter One Common Stock received by persons who may be deemed to be affiliates of Charter One or RCSB.

         The Merger Agreement provides that RCSB will use its best efforts to cause each director, executive officer and other person who is deemed by RCSB to be an affiliate (for purposes of Rule 145 and for purposes of qualifying the Merger for the pooling of interests method of accounting treatment) of RCSB to execute and deliver a written agreement with Charter One intended to ensure compliance with the Securities Act and to ensure that the Merger will qualify as a pooling of interests.

         Commission guidelines regarding qualifying for the pooling of interests method of accounting also limit sales by affiliates of Charter One and RCSB in the Merger. Commission guidelines indicate that the pooling of interests method of accounting generally will not be challenged on the basis of sales by affiliates if they do not dispose of any of the shares of either combining company they owned prior to the consummation of a merger or shares of the surviving company received in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-Merger operations of the surviving company have been published. Pursuant to the agreements to be entered into with the RCSB affiliates, Charter One will agree to publish such financial results within 30 days after the end of the first calendar month which includes at least 30 days of operations.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion is a summary description of the anticipated material federal income tax consequences of the Merger to Charter One, RCSB and RCSB stockholders who are citizens or residents of the United States. The following discussion does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval of the Merger Agreement and the Merger. Further, the discussion does not address the tax consequences that may be relevant to a particular RCSB stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons and stockholders who acquired their shares as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion.

         HOLDERS OF RCSB COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM, AND ALSO AS TO THE EFFECT OF ANY STATE, LOCAL, FOREIGN AND OTHER FEDERAL TAX LAWS.

         Under current federal income tax law, and based upon assumptions and representations to be made by Charter One and RCSB, and assuming that the Merger is consummated in the manner set forth in the Merger Agreement, it is anticipated that the following federal income tax consequences would result: (i) the Merger will constitute a tax-free reorganization within the meaning of
Section 368(a) of the Code and neither Charter One nor Charter Michigan nor RCSB will recognize any gain or loss as a direct consequence of consummating the Merger; (ii) no gain or loss will be recognized by any RCSB stockholder upon the exchange of RCSB Common Stock solely for Charter One Common Stock pursuant to the Merger, and the tax basis of the Charter One Common Stock received by each stockholder of RCSB who exchanges RCSB Common Stock for Charter One Common Stock in the Merger will be the same as the aggregate tax basis of the RCSB Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share interest in Charter One Common Stock); (iii) the holding period of the shares of Charter One Common Stock received by a RCSB stockholder in the Merger will include the holding period of the RCSB Common Stock surrendered in exchange therefor, provided that such shares of RCSB Common Stock were held as a capital asset by such stockholder at the Effective Time; and (iv) cash received in the Merger by a RCSB stockholder in lieu of a fractional share interest of Charter One Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Charter One Common Stock which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss

(assuming the RCSB Common Stock surrendered in exchange therefor was held as a capital asset by such stockholder at the Effective Time).

         Silver, Freedman & Taff, L.L.P., counsel to Charter One, will render an opinion, dated as of the Effective Time, that the Merger will qualify as a tax-free reorganization under the Cope with the consequences set forth above. The Silver, Freedman & Taff, L.L.P. opinion will be based entirely upon the Code, regulations then in effect or proposed thereunder, then-current administrative rulings and practice and judicial authority, all of which would be subject to change, possibly with retroactive effect. Subject to waiver by both Charter One and RCSB, which waiver is not expected to be made, consummation of the Merger is conditioned upon the receipt by Charter One and RCSB of the opinion of Silver, Freedman & Taff, L.L.P. See "-- Conditions to the Merger."

         In the event that Silver, Freedman & Taff, L.L.P. is unable to furnish the opinion as described herein, the tax consequences of the Merger are materially different than described above, and both Charter One and RCSB waive the condition of receipt of the opinion of Silver, Freedman & Taff, L.L.P., Charter One stockholders and RCSB stockholders will be resolicited and provided updated information regarding the material federal income tax consequences of the Merger prior to consummation of the Merger.

         No ruling has been or will be requested from the Internal Revenue Service ("IRS"), including any ruling as to federal income tax consequences of the Merger to Charter One, RCSB or RCSB stockholders. Unlike a ruling from the IRS, the opinions of counsel are not binding on the IRS. There can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinions or that such opinions would be upheld by the courts if challenged.

NASDAQ LISTING

         Both Charter One Common Stock and RCSB Common Stock currently are quoted on the Nasdaq National Market. It is a condition to consummation of the Merger that the Charter One Common Stock to be issued to the stockholders of RCSB pursuant to the Merger Agreement will be quoted on the Nasdaq National Market. See "--Conditions to the Merger."


                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

DIRECTORS AFTER THE MERGER

         Immediately following consummation of the Merger Leonard S. Simon, the current Chairman, President and Chief Executive Officer of RCSB and Rochester Bank will be appointed to the Charter One Board to serve for a term expiring at Charter One's annual meeting held in the year 2000. Mr. Simon will serve as a Vice Chairman of the Charter One Board. Furthermore, subject to adoption of the Amendment by Charter One stockholders, the Charter One Board will adopt a resolution increasing the size of the current Charter One Board to 19 members and will appoint Messrs. Michael P. Morley, Ronald F. Poe and John P. Tierney, each of whom is currently serving as a director of RCSB. Messrs. Morley, Poe and Tierney will be appointed to such classes of directors of Charter One as the Charter One Board shall designate. Messrs. Simon, Morley, Poe and Tierney will each be appointed to the Board of Directors of Charter Michigan and, subject to regulatory approval, to the Charter One Bank Board, to serve for the same term as his term as a director of Charter One. See "AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION OF CHARTER ONE FINANCIAL, INC."

         Set forth below is certain information, as of the date of this Joint Proxy Statement/Prospectus, with respect to each individual who currently is, or is expected to become, a member of the Charter One Board and the Charter One Bank Board as of the Effective Time.


                            YEAR BECAME A
                         DIRECTOR OF CHARTER                                     PRINCIPAL OCCUPATION
       NAME               ONE(C) OR RCSB(R)      AGE                            DURING PAST FIVE YEARS
----------------------   -------------------     ---     ----------------------------------------------------------------------

Eugene B. Carroll, Sr.         1987(C)            72     President of Employer Sponsored Plans, Inc. (third-party health plan administrator); agent for New England Mutual Life Insurance Co.

Phillip W. Fisher              1997(C)            46     Chairman of Durakon Industries, Principal of the Fisher Group, Partner
                                                         in the Chase Company and General Partner in Edcor Data Services

Denise M. Fugo                 1993(C)            43     President of City Life Inc. (restaurant, banquet and
                                                         catering company)

Mark D. Grossi                 1992(C)            42     Executive Vice President of Charter One and Executive Vice
                                                         President/Retail Banking of Charter One Bank since September 1992;
                                                         President and Chief Executive Officer of First American Savings Bank
                                                         from December 1989 through September 1992

Charles M. Heidel              1980(C)(1)         71     Retired President, Chief Operating Officer and Director of The Detroit
                                                         Edison Company (public utility)

Charles F. Ipavec              1987(C)            74     General counsel to Charter One Bank; President of LaPorte and Ipavec
                                                         Co., L.P.A.

Charles John Koch (2)          1987(C)            51     Chairman of the Board, President and Chief Executive Officer of Charter
                                                         One and Charter One Bank

John D. Koch (2)               1995(C)            45     Executive Vice President of Charter One, Executive Vice President/Chief
                                                         Lending and Credit Officer of Charter One Bank

Philip J. Meathe               1976(C)(1)         70     Retired Chairman of the Board and Chief Executive Officer of Smith,
                                                         Hinchman & Grylls Associates, Inc. (firm composed of architects, engineers and planners)

Michael P. Morley              1995(R)(3)         54     Senior Vice President and Director of Human Resources of Eastman Kodak
                                                         Company of Rochester, New York

Richard W. Neu                 1992(C)(1)         41     Executive Vice President and Chief Financial Officer of Charter One and
                                                         Executive Vice President/Chief Financial Officer of Charter One Bank
                                                         since October 1995; Treasurer of FirstFed prior to the FirstFed Merger

Henry R. Nolte, Jr.            1983(C)(1)         72     Of Counsel to Miller, Canfield, Paddock and Stone, Attorneys at Law, and
                                                         was senior partner from 1989 to 1993; retired as Vice President/General
                                                         Counsel of Ford Motor Company in 1989

Ronald F. Poe                  1988(R)(3)         58     Chairman and Chief Executive Officer of Dorman &Wilson, Inc., a real estate investment banking firm; Director of the Federal Home Loan
                                                         Mortgage Corporation

Victor A. Ptak                 1989(C)             64    General partner and manager of J.C. Bradford & Co. office (investment firm)

                            YEAR BECAME A
                         DIRECTOR OF CHARTER                                     PRINCIPAL OCCUPATION
       NAME               ONE(C) OR RCSB(R)      AGE                            DURING PAST FIVE YEARS
----------------------   -------------------     ---     ----------------------------------------------------------------------

Jerome L. Schostak             1985(C)(1)         63     Chairman of the Board of Schostak Brothers & Company, Inc. (full service real estate company), and served as President until 1994

Mark Shaevsky                  1985(C)(1)         61     Partner in Honigman Miller Schwartz and Cohn, Attorneys at Law

Leonard S. Simon               1984(R)(3)         60     Chairman of the Board and Chief Executive Officer of RCSB and Rochester
                                                         Bank, President of RCSB and Rochester Bank since September 1993

John P. Tierney                1996(R)            65     Retired Chairman and Chief Executive Officer of Chrysler Financial
                                                         Corporation; Director of ContiFinancial Corporation

Eresteen R. Williams           1979(C)(1)         70     Retired Medical Office Manager for D.G. Williams, Jr., M.D., P.C.

--------------------

(1) These directors were previously directors of FirstFed who became directors in connection with Charter One, acquisition of FirstFed in October 1995. With respect to such directors, includes service as a member of the Board of Directors of FirstFed's subsidiary, First Federal of Michigan, prior to the formation of FirstFed.

(2)      Messrs. Charles John Koch and John D. Koch are brothers.

(3) Includes service as a member of the Board of Directors of Rochester Bank prior to the formation of RCSB.

         Charter One has agreed to take all necessary corporate action to effectuate the foregoing which includes the Amendment. Any amendments to the charter of Charter One Bank are subject to the prior approval of the OTS.

OFFICERS AFTER THE MERGER

         Upon consummation of the Merger, the executive officers of Charter One and Charter One Bank will be as follows: Charles John Koch - Chairman of the Board, President and Chief Executive Officer of Charter One and Charter One Bank; Richard W. Neu - Executive Vice President and Chief Financial Officer of Charter One and Executive Vice President/Chief Financial Officer of Charter One Bank; John D. Koch - Executive Vice President of Charter One and Executive Vice President/Chief Lending and Credit Officer of Charter One Bank; Mark D. Grossi - Executive Vice President of Charter One and Executive Vice President/Retail Banking of Charter One Bank; Leonard S. Simon - Vice Chairman of the Charter One Board; Edward J. Pettinella - Executive Vice President of Business Development of Charter One and Charter One Bank and Robert J. Vana - Chief Corporate Counsel and Secretary of Charter One and Charter One Bank. All of the foregoing officers, except for Messrs. Simon and Pettinella, currently serve in such capacities with Charter One and/or Charter One Bank. Mr. Simon currently serves as Chairman of the Board, President and Chief Executive Officer of RCSB and Rochester Bank. Mr. Pettinella currently serves as an Executive Vice President of RCSB and Rochester Bank.

CONSOLIDATION OF OPERATIONS

         Upon consummation of the Merger, the combined company will be headquartered in Cleveland. The combined institution (including Haverfield) will have 218 full service offices located in Ohio, Michigan and New York, with approximately $10 billion in total deposits. After consummation of the Merger and the Haverfield Merger, Charter One will remain a well capitalized institution under current regulatory requirements.

POST-MERGER DIVIDEND POLICY

         Charter One is a legal entity, separate and distinct from Charter One Bank and its subsidiaries. As a holding company with no significant operations of its own, Charter One's principal sources of funds are its net earnings and any dividends paid to it by Charter One Bank, which are subject to certain federal regulatory limitations. The Charter One

Board after the consummation of the Merger will consider the payment and level of dividends on Charter One Common Stock as it deems appropriate to do so, taking into account federal regulatory restrictions, Charter One's level of net income and financial condition, its future prospects, economic conditions, industry practices and other factors. Any dividend declared by the Charter One Board will be consistent with its analysis of the factors detailed above, and there can be no assurance as to any future dividends. See also "SUMMARY -- Comparative Stock Prices and Dividend Information."


                             CERTAIN RELATED MATTERS

STOCK OPTION AGREEMENT

         The information in this Joint Proxy Statement/Prospectus concerning the terms of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Stock Option Agreement which is attached hereto at Annex D and incorporated herein by reference.

         As an inducement and a condition to entering into the Merger Agreement, Charter One received an option (the "Option") to purchase up to 19.9% or approximately 2,880,944 shares of RCSB Common Stock at an exercise price of $37.50 per share, subject to the terms and conditions set forth in the Stock Option Agreement. The Stock Option Agreement provides for anti-dilution protection. The Option may only be exercised upon the occurrence of certain "Purchase Events" which are described below (none of which has occurred as of the date hereof).

         The Option is exercisable (after receipt of any required regulatory approvals) by Charter One only upon the occurrence of one of the following "Purchase Events": (i) RCSB or any of its subsidiaries, without having received prior written consent from Charter One, shall have entered into, authorized, recommended, proposed or publicly announced its intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any person (other than Charter One or a Charter One subsidiary) to (A) effect a merger or consolidation or similar transaction involving RCSB or any RCSB subsidiary (other than internal mergers, reorganizing actions, consolidations or dissolutions involving only existing RCSB subsidiaries), (B) purchase, lease or otherwise acquire 35 percent or more of the consolidated assets of RCSB, or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) Beneficial Ownership (as defined in the Stock Option Agreement) of securities representing 20 percent or more of the voting power of RCSB or any RCSB subsidiary; (ii) any person or group (other than Charter One or a Charter One subsidiary, or RCSB or any RCSB subsidiary acting in a fiduciary capacity) shall have acquired Beneficial Ownership or the right to acquire Beneficial Ownership of 20 percent or more of the voting power of RCSB; or (iii) the RCSB Board shall have withdrawn or modified in a manner adverse to Charter One the recommendation of the RCSB Board with respect to the Merger Agreement and the Merger, in each case after an Extension Event (as defined below); or (iv) the holders of RCSB Common Stock shall not have adopted the Merger Agreement at the RCSB Special Meeting, or the RCSB Special Meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement in accordance with its terms, in each case after an Extension Event.

         An "Extension Event" shall mean any of the following events: (i) a "Purchase Event" of the type specified in clauses (i) and (ii) of the preceding paragraph; (ii) any person or group (other than Charter One or a Charter One subsidiary) shall have "commenced" (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase shares of RCSB Common Stock such that, upon consummation of such offer, such person or group would have Beneficial Ownership or the right to acquire Beneficial Ownership of 20 percent or more of the voting power of RCSB; (iii) any person or group (other than Charter One or a Charter One subsidiary) shall have publicly announced its willingness, or shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal (A) to make an offer described in clause (ii) of this paragraph, or (B) to engage in a transaction described in clause (i) of this paragraph; or (iv) any person, by public proxy, consent solicitation or other process made to the RCSB stockholders, shall seek proxies in opposition to the Merger Agreement and the Merger.

         The Option expires upon the earliest to occur of (i) the Effective Time of the Merger, (ii) the termination of the Merger Agreement (other than a termination by Charter One pursuant to a material breach of representations, warranties or covenants by RCSB thereof, a "Default Termination"), and (iii) 18 months following the termination of the Merger Agreement by Charter One if such termination is a result of a Default Termination; provided that if such termination pursuant to subpart (ii) above follows an Extension Event, the Option shall not terminate until the date that is 12 months following such termination. However, if the Option can not be exercised on the date that it would otherwise terminate because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the 30th business day after the judicial impediment is lifted or removed. Any exercise of the Option is subject to compliance with applicable law, including the HOLA.

         The Stock Option Agreement further provides that, to the extent that the Option has not terminated pursuant to its terms and subject to any required regulatory approval, from and after the date of a Purchase Event until 13 months immediately thereafter, RCSB will be obligated, at the request of Charter One, to repurchase the unexercised portion of the Option and any securities of RCSB purchased by Charter One pursuant to the Option, in each case at a specified price.

         Upon the occurrence of certain events, RCSB has granted certain registration rights with respect to RCSB's securities acquired by any holder or beneficial owner (a "Holder") of RCSB Common Stock upon exercise of the Option. These rights require that RCSB file a registration statement under the Securities Act if requested by a Holder. Any such registration statement, and any sale covered thereby, will be at RCSB's expense except for underwriting commissions and the fees and disbursements of such Holder's counsel attributable to the registration of such securities.

         The Option, which Charter One required that RCSB grant as a condition to Charter One's entering into the Merger Agreement, may increase the likelihood of consummation of the Merger by discouraging competing offers for RCSB. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who may now, or prior to the Effective Time, be interested in acquiring all of or a significant interest in RCSB from considering or proposing such an acquisition, even if such person were prepared to offer to pay consideration to stockholders of RCSB which had a higher current market price than the Merger Consideration to be received for each share of RCSB Common Stock pursuant to the Merger Agreement. The acquisition of RCSB or an interest in RCSB, or an agreement to do either, could cause the Option to become exercisable. The existence of the Option could significantly increase the cost to a potential acquiror of acquiring RCSB compared to its cost had the Stock Option Agreement not been entered into. Such increased costs might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower price to acquire RCSB than it might otherwise have proposed to pay. Provisions in the Stock Option Agreement may prevent an acquiror from accounting for its acquisition of RCSB using the pooling of interests accounting method. This could discourage or preclude an acquisition of RCSB.

         The foregoing is a summary of the material provisions of the Stock Option Agreement, a copy of which is attached at Annex D to this Joint Proxy Statement/Prospectus. This summary is qualified in its entirety by reference to the Stock Option Agreement which is incorporated herein by this reference.

THE BANK MERGER

         The Bank Merger, whereby Rochester Bank will be merged with and into Charter One Bank, is anticipated to occur simultaneously with the Merger. The respective obligations of Charter One Bank and Rochester Bank to consummate the Bank Merger are conditioned upon the satisfaction or waiver by Charter One and RCSB of all conditions to consummation of the Merger set forth in the Merger Agreement and approval by the OTS and the New York Superintendent.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Combined Statement of Financial Condition as of March 31, 1997 combines the historical consolidated statements of financial condition of Charter One and its subsidiaries, RCSB and its subsidiaries and Haverfield and its subsidiaries as if Charter One had consummated the Merger and the Haverfield Merger effective on March 31, 1997, after giving effect to certain pro forma adjustments described in the accompanying notes. The following Unaudited Pro Forma Combined Statements of Income for the three-month periods ended March 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1996 present the combined historical results of operations of Charter One and its subsidiaries, RCSB and its subsidiaries and Haverfield and its subsidiaries as if Charter One had consummated the Merger and the Haverfield Merger effective January 1, 1994. Both Charter One's and Haverfield's fiscal years end December 31. Since RCSB has a fiscal year end as of November 30, all financial information for RCSB is stated as of the respective quarter ended May 31, 1997 and 1996 or year ended November 30, 1996, 1995 and 1994. Pro forma per share amounts are based on the Haverfield Exchange Ratio (based on the market price of Charter One Common Stock as of March 31, 1997 of $44.00 per share) of .6136 shares of Charter One Common Stock for each share of Haverfield Common Stock and an Exchange Ratio of .91 shares of Charter One Common Stock for each share of RCSB Common Stock. See "RECENT DEVELOPMENTS" and "THE MERGER - Merger Consideration." The Merger and the Haverfield Merger are expected to close in the late third quarter or early fourth quarter of 1997.

         The Unaudited Pro Forma Combined Financial Statements and related footnotes account for the Merger using the pooling of interests method of accounting and the Haverfield Merger as a purchase for accounting treatment. Under the pooling of interest method of accounting, the recorded assets, liabilities, stockholders' equity, income and expenses of Charter One and RCSB are combined and recorded at their historical cost-based amounts, except as noted below and in the footnotes. By accounting for the Haverfield Merger as a purchase, upon consummation of the Haverfield Merger, the assets and liabilities of Haverfield will be recorded on the books and records of Charter One at their respective fair values at the time of consummation of the Haverfield Merger, except as noted below and in the footnotes.

         The Unaudited Pro Forma Combined Financial Statements are intended for informational purposes and are not necessarily indicative of the future consolidated financial position or future results of operations of the combined entity or the consolidated financial position or results of operations of the combined entity that would have been achieved had the Merger and the Haverfield Merger been consummated as of the date or at the beginning of the periods presented. The Unaudited Pro Forma Combined Statements of Income do not reflect the cost to effect the Merger, the Haverfield Merger and to combine operations, or any expected cost savings therefrom. These Unaudited Pro Forma Combined Financial Statements should be read in conjunction with, and are qualified in their entirety by, the separate historical consolidated financial statements and notes thereto of Charter One and RCSB, which are incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." See also "MANAGEMENT AND OPERATIONS AFTER THE MERGER -- Consolidation of Operations."

          UNAUDITED PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION


                                                                  AT MARCH 31, 1997
                                       ----------------------------------------------------------------------

                                                                                                   COMBINED
                                                                                                   PRO FORMA
                                                                                                     FOR
                                        CHARTER ONE         RCSB AS           PRO FORMA          CHARTER ONE/
                                        AS REPORTED         REPORTED          ADJUSTMENTS            RCSB
                                       ------------        -----------        -----------        ------------
                                                               (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents ......        $   168,357         $   75,916        $(52,500)(1)        $   191,773
Mortgage-backed securities:
    Available for sale .........          1,069,830             15,808           ---                1,085,638
    Held to maturity ...........          3,495,098          1,544,536           ---                5,039,634
Investment securities:
  Available for sale ...........            281,448              6,131           ---                  287,579
    Held to maturity ...........              ---                   76           ---                       76
Loans and leases, net ..........          8,472,041          2,196,707           ---               10,668,748
Federal Home Loan Bank
   stock .......................            217,917             41,568           ---                  259,485
Premises and equipment .........            115,167             39,528         (26,500)(1)            128,195
Accrued interest receivable ....             76,962             22,289           ---                   99,251
Equipment on operating
   leases ......................             19,979              ---             ---                   19,979
Real estate owned ..............              6,330              6,111           ---                   12,441
Loan servicing assets ..........              2,605             93,206           ---                   95,811
Goodwill .......................             63,330              7,545           ---                   70,875
Other assets ...................             42,524             54,946          24,000(2)             121,470
                                       ------------        -----------        --------           ------------
  Total assets .................        $14,031,588         $4,104,367        $(55,000)           $18,080,955
                                       ============        ===========        ========           ============

LIABILITIES AND STOCKHOLDERS'
EQUITY: LIABILITIES:
  Deposits .....................        $ 7,839,479         $2,342,879           ---              $10,182,358
  Federal Home Loan Bank
   Advances ....................          3,081,274            112,150           ---                3,193,424
  Reverse repurchase
     agreements ................          1,735,966          1,113,468           ---                2,849,434
  Other borrowings .............            211,616                479           ---                  212,095
  Advance payments by
    borrowers for taxes and
    insurance ..................             40,303             92,061           ---                  132,364
  Accrued interest payable .....             40,777              5,087           ---                   45,864
  Accrued expenses and other
    liabilities ................            136,406            125,666           ---                  262,072
                                       ------------        -----------        --------           ------------
       Total liabilities .......         13,085,821          3,791,790           ---               16,877,611
                                       ------------        -----------        --------           ------------
STOCKHOLDERS' EQUITY:
  Common stock and paid-in
    capital ....................            322,466            176,562         (28,912)(3)            470,116
                                              ---                ---             ---                    ---
  Retained earnings ............            666,703            171,485         (55,000)(4)            783,188
  Loans to employee stock
     plan ......................              ---               (2,805)          ---                   (2,805)
  Treasury stock(19) ...........            (44,560)           (28,912)         28,912(3)             (44,560)
  Net unrealized gain (loss)
    on securities ..............              1,158             (3,753)          ---                   (2,595)
                                       ------------        -----------        --------           ------------
      Total stockholders' equity            945,767            312,577         (55,000)             1,203,344
                                       ------------        -----------        --------           ------------
      Total liabilities and
          stockholders' equity .        $14,031,588         $4,104,367        $(55,000)           $18,080,955
                                       ============        ===========        ========           ============


                                                            AT MARCH 31, 1997
                                        ------------------------------------------------------
                                                                                   COMBINED
                                                                                   PRO FORMA
                                                                                      FOR
                                                                                  CHARTER ONE/
                                        HAVERFIELD          PRO FORMA                RCSB/
                                        AS REPORTED         ADJUSTMENTS            HAVERFIELD
                                        -----------         -----------           ------------
                                                       (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents ......          $  5,302               ---               $   197,075
Mortgage-backed securities:
    Available for sale .........             1,965               ---                 1,087,603
    Held to maturity ...........             ---                 ---                 5,039,634
Investment securities:
  Available for sale ...........            28,863               ---                   316,442
    Held to maturity ...........             ---                 ---                        76
Loans and leases, net ..........           294,143             $   273(5)           10,963,164
Federal Home Loan Bank
   stock .......................             2,849               ---                   262,334
Premises and equipment .........             4,324               ---                   132,519
Accrued interest receivable ....             2,548               ---                   101,799
Equipment on operating
   leases ......................             ---                 ---                    19,979
Real estate owned ..............             ---                 ---                    12,441
Loan servicing assets ..........             ---                 1,627(6)               97,438
Goodwill .......................             ---                24,372(7)               95,247
Other assets ...................             1,670               ---                   123,140
                                         ---------            --------            ------------
  Total assets .................          $341,664             $26,272             $18,448,891
                                         =========            ========            ============

LIABILITIES AND STOCKHOLDERS'
EQUITY: LIABILITIES:
  Deposits .....................          $273,226             $ 2,393(8)          $10,457,977
  Federal Home Loan Bank
   Advances ....................            32,000               1,086(9)            3,226,510
  Reverse repurchase
     agreements ................             ---                 ---                 2,849,434
  Other borrowings .............             ---                 ---                   212,095
  Advance payments by
    borrowers for taxes and
    insurance ..................             3,531               ---                   135,895
  Accrued interest payable .....             1,995               ---                    47,859
  Accrued expenses and other
    liabilities ................             2,237               ---                   264,309
                                         ---------            --------            ------------
       Total liabilities .......           312,989               3,479              17,194,079
                                         ---------            --------            ------------
STOCKHOLDERS' EQUITY:
  Common stock and paid-in
    capital ....................            16,529             (16,529)(11)            521,584
                                             ---                51,468(10)               ---
  Retained earnings ............            12,692             (12,692)(11)            783,188
  Loans to employee stock
     plan ......................             ---                 ---                    (2,805)
  Treasury stock(19) ...........              (122)                122(11)             (44,560)
  Net unrealized gain (loss)
    on securities ..............              (424)                424(11)              (2,595)
                                         ---------            --------            ------------
      Total stockholders' equity            28,675              22,793               1,254,812
                                         ---------            --------            ------------
      Total liabilities and
          stockholders' equity .          $341,664             $26,272             $18,448,891
                                         =========            ========            ============

        See "Notes to Unaudited Pro Forma Combined Financial Statements."

                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

                                                  FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                      ----------------------------------------------------------------------------------
                                                                                                               Combined
                                                                  Combined                                    Pro Forma
                                                                  Pro Forma                                   for Charter
                                      Charter One      RCSB      for Charter  Haverfield   Pro Forma           One/RCSB/
                                      as Reported  as Reported    One/RCSB    s Reported  Adjustments         Haverfield
                                      -----------   -----------  -----------  ----------  ------------        ----------
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Interest income ...................   $   255,793   $    76,158  $   331,951  $    6,803  $         (6)(12)   $  338,748
Interest expense ..................       158,267        42,786      201,053       3,725          (225)(13)      204,553
                                      -----------   -----------  -----------  ----------  ------------        ----------
  Net interest income .............        97,526        33,372      130,898       3,078           219           134,195
Provision for loan and lease losses           220         4,092        4,312          96           ---             4,408
                                      -----------   -----------  -----------  ----------  ------------        ----------
Net interest income after provision
 for loan and lease losses ........        97,306        29,280      126,586       2,982           219           129,787
Net gain on sales .................            87             0           87         ---           ---                87
Other income ......................        15,094        15,790       30,884         566           (36)(14)       31,414
Other expenses ....................        46,697        32,502       79,199       2,318           406(15)        81,923
                                      -----------   -----------  -----------  ----------  ------------        ----------
Income before income taxes ........        65,790        12,568       78,358       1,230          (223)           79,365
Provision for income taxes ........        21,704         4,332       26,036         418           ---            26,454
                                      -----------   -----------  -----------  ----------  ------------        ----------
Net income ........................   $    44,086   $     8,236  $    52,322  $      812  $       (223)       $   52,911
                                      ===========   ===========  ===========  ==========  ============        ==========
Earnings per common and
 common  equivalent share(16):
   Primary ........................   $       .93   $       .55  $       .85  $      .43                      $      .85
                                      ===========   ===========  ===========  ==========                      ==========
   Fully diluted ..................   $       .93   $       .55  $       .85  $      .43                      $      .85
                                      ===========   ===========  ===========  ==========                      ==========
Weighted average common and common
 equivalent shares(16):
   Primary ........................    47,625,723    14,941,966   61,222,912   1,906,349                      62,392,648
                                      ===========   ===========  ===========  ==========                      ==========
   Fully diluted ..................    47,627,721    14,998,306   61,276,179   1,906,349                      62,445,915
                                      ===========   ===========  ===========  ==========                      ==========


        See "Notes to Unaudited Pro Forma Combined Financial Statements."

                                                            FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                          -----------------------------------------------------------------------------
                                                                                                             COMBINED
                                                                     COMBINED                               PRO FORMA
                                                                    PRO FORMA                               FOR CHARTER
                                          CHARTER ONE     RCSB      FOR CHARTER  HAVERFIELD   PRO FORMA      ONE/RCSB/
                                          AS REPORTED  AS REPORTED   ONE/RCSB    AS REPORTED  ADJUSTMENTS   HAVERFIELD
                                          -----------  -----------  -----------  -----------  -----------   -----------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income .......................   $   243,048  $    74,513  $   317,561   $    6,869   $  (8)(12)   $   324,422
Interest expense ......................       151,046       41,504      192,550        3,804    (508)(13)       195,846
                                          -----------  -----------  -----------   ----------   -----        -----------
  Net interest income .................        92,002       33,009      125,011        3,065     500            128,576
Provision for loan and lease losses ...         1,000        3,478        4,478           34      --              4,512
                                          -----------  -----------  -----------   ----------   -----        -----------
Net interest income after provision for
   loan and lease losses ..............        91,002       29,531      120,533        3,031     500            124,064
Net gain on sales .....................           577          995        1,572            0      --              1,572
Other income ..........................        11,262       15,987       27,249          521     (64)(14)        27,706
Other expenses ........................        44,583       31,923       76,506        2,585     406(15)         79,497
                                          -----------  -----------  -----------   ----------   -----        -----------
Income before income taxes ............        58,258       14,590       72,848          967      30             73,845
Provision for income taxes ............        19,808        5,106       24,914          329      --             25,243
                                          -----------  -----------  -----------   ----------   -----        -----------
Net income ............................   $    38,450  $     9,484  $    47,934   $      638   $  30        $    48,602
                                          ===========  ===========  ===========   ==========   =====        ===========
Earnings per common and common
  equivalent share(16):
   Primary ............................   $       .80  $       .63  $       .78   $      .34                $       .77
                                          ===========  ===========  ===========   ==========                ===========
   Fully diluted ......................   $       .79  $       .54  $       .74   $      .34                $       .74
                                          ===========  ===========  ===========   ==========                ===========
Weighted average common and common
 equivalent shares(16):
   Primary ............................    48,270,184   12,921,063   60,028,351    1,886,921                 61,186,166
                                          ===========  ===========  ===========   ==========                ===========
   Fully diluted ......................    48,381,886   17,590,969   64,389,668    1,886,921                 65,559,404
                                          ===========  ===========  ===========   ==========                ===========


        See "Notes to Unaudited Pro Forma Combined Financial Statements."

                                                                  FOR THE YEAR ENDED DECEMBER 31, 1996
                                          ------------------------------------------------------------------------------------------

                                                                                                                         COMBINED
                                                                           COMBINED                                      PRO FORMA
                                                                           PRO FORMA                                     FOR CHARTER
                                          CHARTER ONE         RCSB        FOR CHARTER     HAVERFIELD     PRO FORMA       ONE/RCSB/
                                          AS REPORTED     AS REPORTED      ONE/RCSB      AS REPORTED    ADJUSTMENTS      HAVERFIELD
                                          -----------     -----------     -----------    -----------    -----------      -----------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income.......................... $1,004,478       $  293,618    $  1,298,096    $    27,292   $    (25)(12)     $1,325,363
Interest expense.........................    621,086          164,237         785,323         14,742     (1,677)(13)        798,388
                                          ----------       ----------    ------------    -----------   --------          ----------
  Net interest income....................    383,392          129,381         512,773         12,550      1,652             526,975
Provision for loan and lease losses......      4,001           13,548          17,549            309        ---              17,858
                                          ----------       ----------    ------------    -----------   --------          ----------
Net interest income after provision for
   loan and lease losses.................    379,391          115,833         495,224         12,241      1,652             509,117
Net gain on sales.......................       1,893            1,900           3,793            ---        ---               3,793
Other income.............................     55,245           63,259         118,504          2,005       (149)(14)        120,360
Federal deposit insurance special
  assessment.............................     56,258              ---          56,258          1,962        ---              58,220
Other administrative expenses............    187,766          123,442         311,208         10,000      1,625(15)         322,833
                                          ----------       ----------    ------------    -----------   --------          ----------
Income before income taxes...............    192,505           57,550         250,055          2,284       (122)            252,217
Provision for income taxes...............     64,783           17,845          82,628            777        ---              83,405
                                          ----------       ----------    ------------    -----------   --------          ----------
Net income............................... $  127,722       $   39,705    $    167,427    $     1,507   $   (122)         $  168,812
                                          ==========       ==========    ============    ===========   ========          ==========
Earnings per common and common
  equivalent share(16):
   Primary............................... $     2.67       $     2.67    $       2.72    $       .79                     $     2.69
                                          ==========       ==========    ============    ===========                     ==========
   Fully diluted......................... $     2.64       $     2.36    $       2.63    $       .79                     $     2.61
                                          ==========       ==========    ============    ===========                     ==========
Weighted average common and
   common equivalent shares(16):
   Primary............................... 47,916,192       13,920,621      60,583,957      1,901,094                     61,750,468
                                          ==========       ==========      ==========      =========                     ==========
   Fully diluted......................... 48,297,472       16,811,699      63,596,118      1,901,094                     64,762,629
                                          ==========       ==========      ==========      =========                     ==========


        See "Notes to Unaudited Pro Forma Combined Financial Statements."

                                                         FOR THE YEAR ENDED DECEMBER 31, 1995
                                                     ---------------------------------------------
                                                                                       COMBINED
                                                                                       PRO FORMA
                                                     CHARTER ONE          RCSB         FOR CHARTER
                                                     AS REPORTED      AS REPORTED       ONE/RCSB
                                                     -----------      -----------      -----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income...............................       $ 1,087,410     $    272,773      $ 1,360,183
Interest expense..............................           769,594          149,210          918,804
                                                     -----------     ------------      -----------
  Net interest income.........................           317,816          123,563          441,379
Provision for loan losses and lease...........             1,032            7,632            8,664
                                                     -----------     ------------      -----------
Net interest income after provision for loan
   and lease losses...........................           316,784          115,931          432,715
Net (loss) gain on sales......................           (16,096)             354          (15,742)
Net loss on termination of interest rate
  exchange agreements.........................           (76,207)             ---          (76,207)
Other income..................................            44,467           48,110           92,577
Merger expenses...............................            37,528              ---           37,528
Other expenses................................           178,215          114,058          292,273
                                                     -----------     ------------      -----------
Income before income taxes....................            53,205           50,337          103,542
Provision for income taxes....................            19,173           12,584           31,757
                                                     -----------     ------------      -----------
Net income....................................       $    34,032     $     37,753      $    71,785
                                                     ===========     ============      ===========
Earnings per common and common
  equivalent share (16):
   Primary....................................       $       .71     $       2.32      $      1.09
                                                     ===========     ============      ===========
   Fully diluted..............................       $       .70     $       2.02      $      1.09(18)
                                                     ===========     ============      ===========
Weighted average common and common
   equivalent shares (16):
   Primary....................................        48,151,822       14,006,693       60,897,913
                                                      ==========       ==========       ==========
   Fully diluted..............................        48,439,098       18,678,056       65,436,129
                                                      ==========       ==========       ==========

        See "Notes to Unaudited Pro Forma Combined Financial Statements."

                                                       FOR THE YEAR ENDED DECEMBER 31, 1994
                                                   --------------------------------------------
                                                                                    COMBINED
                                                                                    PRO FORMA
                                                   CHARTER ONE         RCSB         FOR CHARTER
                                                   AS REPORTED     AS REPORTED       ONE/RCSB
                                                   -----------     -----------      -----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                      DATA)
Interest income...............................      $ 1,006,180    $   258,822     $  1,265,002
Interest expense..............................          694,207        131,325          825,532
                                                    -----------    -----------     ------------
  Net interest income.........................          311,973        127,497          439,470
Provision for loan losses.....................            2,948         16,096           19,044
                                                    -----------    -----------     ------------
Net interest income after provision for loan
   losses.....................................          309,025        111,401          420,426
Net gain on sales.............................            9,578         27,124           36,702
Net loss on termination of interest rate
 exchange agreements..........................         (155,364)           ---         (155,364)
Other income..................................           35,397         57,621           93,018
Other expenses................................          175,961        140,397          316,358
                                                    -----------    -----------     ------------
Income before income taxes and
  extraordinary item..........................           22,675         55,749           78,424
Federal income taxes..........................            7,056         11,429           18,485
                                                    -----------    -----------     ------------
Income before extraordinary item..............      $    15,619    $    44,320     $     59,939
                                                    ===========    ===========     ============
Per share income before extraordinary
  item (16):
   Primary....................................      $       .32    $      2.81     $        .90
                                                    ===========    ===========     ============
   Fully diluted..............................      $       .32    $      2.39     $        .90(18)
                                                    ===========    ===========     ============
Weighted average common and common
   equivalent shares (16):
   Primary....................................       48,237,686     13,893,162       60,880,463
                                                     ==========     ==========       ==========
   Fully diluted..............................       48,254,441     18,565,037       65,148,625
                                                     ==========     ==========       ==========

        See "Notes to Unaudited Pro Forma Combined Financial Statements."

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         Pursuant to the Merger Agreement and consistent with generally accepted accounting principles, Charter One and RCSB expect that costs incurred to effect the Merger and the Haverfield Merger, which would include transaction costs of the Merger, the Haverfield Merger and costs to combine operations, will be deducted in determining net income in the period in which they are incurred. The pro forma financial statements do not give effect to any cost savings which may be realized in connection with the consolidation of the respective operations of Charter One, RCSB and Haverfield.

(1) Transaction costs of the Merger and the RCSB Merger (primarily investment banker and other professional fees) and costs to combine operations are expected to be in the range of $73 million to $85 million pre-tax (the "Expected Range") or $50 million to $60 million after-tax. The Unaudited Pro Forma Combined Statements of Income do not reflect these charges. The Unaudited Pro Forma Combined Statement of Financial Condition reflects these charges at the mid-point of the Expected Range ($79 million). It is anticipated that these charges will be incurred and recognized by Charter One, Haverfield, and RCSB and substantially paid by the end of 1997. The following table provides details of the estimated charges by type of cost:

                                                                             EXPECTED RANGE OF           EXPECTED RANGE OF
                                  TYPE OF COST                                  PRE-TAX COST               AFTER-TAX COST
         Transaction costs                                                   $  7 to $9 million          $  7 to $9 million

         Costs to combined operations:
           Severance and other employee termination costs                    $31 to $37 million          $20 to $24 million
           Duplicative systems, facilities costs, and related intangibles    $25 to $28 million          $16 to $18 million
           Other costs incidental to the Merger and the Haverfield Merger    $10 to $11 million          $  7 to $9 million

             Total transaction costs and costs to combine operations         $73 to $85 million          $50 to $60 million

(2) Represents the expected income tax benefit associated with the pro forma adjustments.

(3)      Adjustment to eliminate the RCSB treasury stock accounts.

(4) Represents the expected after-tax effect of the pro forma adjustments, as described in note (1) above, assuming a federal income tax rate of 35%.

(5)      Adjustment of loan portfolio to estimated fair value.

(6)      To record estimated fair value of loan servicing portfolio.

(7)      To record cost in excess of fair value of assets acquired.

(8)      Adjustment of savings deposit accounts to fair value.

(9)      Adjustment of FHLB advances to fair value.

(10) To reflect the issuance of 1,169,736 shares of Charter One Financial common stock at $44.00 per share.

(11)     Elimination of Haverfield equity accounts.

(12)     Pro forma amortization of purchase accounting premiums of loans.

(13) Pro forma amortization of the purchase accounting premiums on interest-bearing liabilities.

(14) Pro forma amortization of the purchase accounting premium relating to loan servicing assets.

(15)     Pro forma amortization of goodwill.

(16) The pro forma combined per share data has been computed based on the combined historical income before extraordinary items and on the combined historical weighted average common and common equivalent shares outstanding assuming the issuance of .6136 shares of Charter One Common Stock for each share of Haverfield Common Stock based on the Exchange Ratio (based on the market price of Charter One Stock as of March 31, 1997) and .91 shares of Charter One Common Stock for each share of RCSB Common Stock. See "THE MERGER -- Exchange Ratio."

(17) The estimated pro forma effect on future periods' results of operations of the amortization of purchase accounting valuation adjustments in connection with Charter One Financial's acquisition of Haverfield on the basis of assumptions explained herein would be as follows:

                                                                            ACCRETION
                                                                           OF PREMIUM
                                           ACCRETION OF    ACCRETION OF    ON INTEREST-  AMORTIZATION OF  NET EFFECT
                                            PREMIUM ON   PREMIUM ON LOAN    BEARING        INTANGIBLE    ON RESULTS OF
              PERIOD                          LOANS      SERVICING ASSET   LIABILITIES   ASSETS ACQUIRED  OPERATIONS
-------------------------------------       --------        --------        --------       --------        --------
Pro forma Historical:
  Year ended December 31, 1996              $    (25)       $   (149)       $  1,677       $ (1,625)       $   (122)
  Three months ended March 31, 1997               (6)            (36)            225           (406)           (223)
                                            --------        --------        --------       --------        --------
    Total                                        (31)           (185)          1,902         (2,031)           (345)
                                            --------        --------        --------       --------        --------

Pro forma Projected:
  Nine months ended December 31, 1997            (15)            (89)            650         (1,219)           (673)
  Year ended December 31, 1998                   (19)           (113)            449         (1,625)         (1,308)
  Year ended December 31, 1999                   (17)           (101)            191         (1,625)         (1,552)
  Year ended December 31, 2000                   (15)            (89)            168         (1,625)         (1,561)
  Year ended December 31, 2001                   (14)            (83)             72         (1,625)         (1,650)
  Year ended December 31, 2002                   (13)            (77)             47         (1,625)         (1,668)
  Year ended December 31, 2003-                 (149)           (890)              0        (12,997)        (14,036)
                                            --------        --------        --------       --------        --------
   Total                                        (242)         (1,442)          1,577        (22,341)        (22,448)
                                            --------        --------        --------       --------        --------
     Total                                  $   (273)       $ (1,627)       $  3,479       $(24,372)       $(22,793)
                                            ========        ========        ========       ========        ========

Premiums on acquired interest earning assets and interest-bearing liabilities are expected to be amortized using the level-yield method over the contractual lives adjusted for estimated prepayments. The cores deposit intangible will be amortized over the estimated life of the related deposits. Goodwill will be amortized straight line over 15 years.

(18) Effect of conversion of preferred stock is antidilutive, therefore, amount represents primary earnings per share.

(19)     On August 8, 1997 Charter One terminated its stock repurchase program.

                       UNAUDITED PRO FORMA PER SHARE DATA

         The following table presents selected per share data for Charter One, RCSB and Haverfield on an historical and a pro forma basis as if Charter One had consummated the Merger and the Haverfield Merger effective as of the dates or at the beginning of each of the periods indicated. The Merger and the Haverfield Merger are expected to close in the late third quarter or early fourth quarter of 1997. The Merger is expected to be accounted for under the pooling of interests method of accounting, the Haverfield Merger is expected to be accounted for as a purchase for accounting purposes, and the unaudited pro forma financial data is derived in accordance with such methods.

         The information shown below should be read in conjunction with the historical consolidated financial statements of Charter One and RCSB and related notes thereto, which are incorporated by reference herein, and the unaudited pro forma financial data included herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and " UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS-- Notes to Unaudited Pro Forma Combined Financial Statements" for a description of assumptions and adjustments used in preparing the unaudited pro forma financial data. Both Charter One's and Haverfield's fiscal years end December 31. Since RCSB has a fiscal year end as of November 30, all financial information for RCSB is stated as of the respective quarter ended May 31, 1997 and 1996 or year ended November 30, 1996, 1995 and 1994. The pro forma per share data has been included for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the Merger and the Haverfield Merger had been effected at the beginning of the periods or on the dates indicated, as applicable, or of those results that may be obtained in the future.

                                                                                     COMBINED                            COMBINED
                                                                                     PRO FORMA   PRO FORMA              PRO FORMA
                                                                                       FOR         RCSB                FOR CHARTER
                                                             CHARTER ONE    RCSB     CHARTER    EQUIVALENT  HAVERFIELD  ONE/RCSB/
                                                             AS REPORTED AS REPORTED ONE/RCSB     SHARES   AS REPORTED HAVERFIELD
                                                             ----------- ----------- --------   ---------- ------------------------
                                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Book value per common share at(1):
  March  31, 1997 .........................................  $     20.41 $     21.42 $     21.11    $19.21 $    15.04 $     21.17
  December 31, 1996 .......................................        19.85       21.12       20.62     18.76      14.87       20.69

Shares outstanding at:
 March 31, 1997 ...........................................   46,338,721  14,590,975  59,616,508            1,906,349  60,786,244
  December 31, 1996 .......................................   46,442,723  15,331,282  60,394,190            1,906,349  61,563,925

Cash dividends declared per common share for the period
ended(2):
  March 31, 1997 ..........................................         0.23        0.15        0.22      0.20       0.14        0.21
  March 31, 1996 ..........................................         0.19        0.24        0.20      0.18      0.135        0.21
  December 31, 1996 .......................................         0.86        0.51        0.79      0.72       0.54        0.86
  December 31, 1995 .......................................         0.71        0.42        0.64      0.58        N/A         N/A
  December 31, 1994 .......................................         0.56        0.10        0.44      0.40        N/A         N/A

Income per common and common equivalent share before
extraordinary item (primary) for the period ended(3):
  March 31, 1997 ..........................................         0.93        0.55        0.85      0.77       0.43        0.85
  March 31, 1996 ..........................................         0.80        0.63        0.78      0.71       0.34        0.77
  December 31, 1996 .......................................         2.67        2.67        2.72      2.48       0.79        2.69
  December 31, 1995 .......................................         0.71        2.32        1.09      0.99        N/A         N/A
  December 31, 1994 .......................................         0.32        2.81        0.90      0.82        N/A         N/A

Income per common and common equivalent share before
extraordinary item (fully diluted) for the period ended(3):
  March 31, 1997 ..........................................         0.93        0.55        0.85      0.77       0.43        0.85
  March 31, 1996 ..........................................         0.79        0.54        0.74      0.67       0.34        0.74
  December 31, 1996 .......................................         2.64        2.36        2.63      2.39       0.79        2.61
  December 31, 1995 .......................................         0.70        2.02        1.09(4)   0.99        N/A         N/A
  December 31, 1994 .......................................         0.32        2.39        0.90(4)   0.82        N/A         N/A

------------------------

(1) The pro forma combined book value per common share represents the historical combined stockholders' equity for Charter One, RCSB and Haverfield divided by the pro forma outstanding common shares of the combined entity (based on the number of shares of Charter One Common Stock outstanding at the dates indicated plus the product of the number of shares of Haverfield Common Stock outstanding at the dates indicated and the Haverfield Exchange Ratio of .6136 plus the product of the number of shares of RCSB Common Stock outstanding at the dates indicated and the Exchange Ratio of .91). The RCSB pro forma equivalent book value per common share represents the pro forma combined book value per common share multiplied by the Exchange Ratio of .91. See "THE MERGER -- Merger Consideration."

(2) The pro forma combined cash dividends declared per common share represent the historical cash dividends declared per share of Charter One Common Stock. The RCSB pro forma equivalent cash dividends declared per share represent the cash dividends declared on one share of Charter One Common Stock multiplied by the Exchange Ratio of .91. No assurance can be made that equivalent dividends will be paid in the future. The amount of dividends payable will be dependent upon, among other things, the earnings and financial condition of the combined company. See also "MANAGEMENT AND OPERATIONS AFTER THE MERGER -- Post-Merger Dividend Policy" and "THE MERGER -- Merger Consideration."

(3) The pro forma combined per share income amounts are based upon the combined historical income amounts before extraordinary items for Charter One, Haverfield and RCSB and pro forma combined weighted average common and common equivalent shares outstanding. The pro forma weighted average common and common equivalent shares outstanding represent the weighted average number of common and common equivalent shares of Charter One Common Stock outstanding for the periods indicated plus the product of weighted average number of common and common equivalent shares of Haverfield Common Stock outstanding for the periods indicated and the Haverfield Exchange Ratio of .6136 plus the product of the weighted average number of common and common equivalent shares of RCSB common stock outstanding for the periods indicated and the Exchange Ratio of .91. See "RECENT DEVELOPMENTS." The RCSB pro forma equivalent per share income amounts represent the pro forma combined per share income amounts multiplied by the Exchange Ratio of .91. See "THE MERGER --Merger Consideration."

(4) Effect of conversion of preferred stock is antidilutive therefore, amount represents primary earnings per share.

            DESCRIPTION OF CHARTER ONE FINANCIAL, INC. CAPITAL STOCK

         The following information does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions in the Charter One Certificate of Incorporation.

GENERAL

         The Charter One Certificate of Incorporation authorizes the issuance by Charter One of up to 200,000,000 shares of its capital stock consisting of 180,000,000 shares of Charter One Common Stock (par value $.01 per share) and 20,000,000 shares of Charter One Preferred Stock (par value $.01 per share). As of the Charter One Record Date _________ shares of Charter One Common Stock and no shares of Charter One Preferred Stock were issued and outstanding. Charter One Common Stock is traded on the Nasdaq National Market under the symbol "COFI." See "SUMMARY -- Comparative Stock Prices and Dividend Information." The stock transfer agent and registrar for Charter One Common Stock is The First National Bank of Boston.

COMMON STOCK

         Each share of Charter One Common Stock has the same relative rights and is identical in all respects with each other share of Charter One Common Stock. Charter One Common Stock represents non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other government agency.

         Subject to any prior rights of the holders of any Charter One Preferred Stock then outstanding, holders of Charter One Common Stock are entitled to receive such dividends as are declared by the Charter One Board out of funds legally available therefor. Full voting rights are vested in the holders of Charter One Common Stock, each share being entitled to one vote. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND RCSB FINANCIAL, INC. -- Restrictions on Voting Rights; Quorum" and "-- Rights Agreements." Subject to any prior rights of the holders of any Charter One Preferred Stock then outstanding, in the event of liquidation, dissolution or winding up of Charter One, holders of shares of Charter One Common Stock are entitled to receive pro rata, any assets distributable to stockholders in respect of shares held by them. Holders of shares of Charter One Common Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by Charter One or cumulative voting rights. The outstanding shares of Charter One Common Stock are fully paid and non-assessable.

         Certain provisions of the Charter One Certificate of Incorporation may have the effect of delaying, deferring or preventing a change in control of Charter One pursuant to an extraordinary corporate transaction involving Charter One, including a merger, reorganization, tender offer, transfer of substantially all of its assets or a liquidation. Attached to each share of Charter One Common Stock is a "Right" entitling the holder thereof to purchase shares of Series A Participating Preferred Stock of Charter One upon the occurrence of certain events as more fully described in the Rights Agreement. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND RCSB FINANCIAL, INC. -- Rights Agreements."

         The foregoing discussion of the Charter One Common Stock is qualified in its entirety be reference to the description of the Charter One Common Stock contained in Charter One's Registration Statement on Form 8-A (as amended) with respect thereto, which is incorporated by reference in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

PREFERRED STOCK

         The Charter One Certificate of Incorporation authorizes the issuance by Charter One of up to 20,000,000 shares of Charter One Preferred Stock (par value $.01 per share), none of which was issued and outstanding as of the Charter One Record Date.

         The Charter One Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Charter One Board may determine. The Charter One Board is expressly authorized at any time, and from time to time, to provide for the issuance of Charter One Preferred Stock with such voting and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Charter One Board resolution providing for the issuance thereof. The Charter One Board is authorized to designate the series and the number of shares comprising such series, the dividend rate on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund provisions, any conversion rights and any special voting rights. The ability of the Charter One Board to issue Charter One Preferred Stock without stockholder approval could make an acquisition by an unwanted suitor of a controlling interest in Charter One more difficult, time-consuming or costly, or otherwise discourage an attempt to acquire control of Charter One.

         Shares of Charter One Preferred Stock redeemed or acquired by Charter One may return to the status of authorized but unissued shares, without designation as to series, and may be reissued by the Charter One Board.

         See also "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND RCSB FINANCIAL, INC. -- Rights Agreements."


                     COMPARISON OF RIGHTS OF STOCKHOLDERS OF
              CHARTER ONE FINANCIAL, INC. AND RCSB FINANCIAL, INC.

INTRODUCTION

         Upon the consummation of the Merger, holders of RCSB's Common Stock, whose rights are presently governed by DGCL and RCSB's Certificate of Incorporation and RCSB Bylaws and, indirectly, Rochester Bank's organization certificate and bylaws, will become stockholders of Charter One, also a Delaware corporation. Accordingly, their rights will be governed by the DGCL and the Charter One Certificate of Incorporation and Charter One Bylaws and, indirectly, Charter Michigan's articles of incorporation (the "Charter Michigan Articles") and bylaws (the "Charter Michigan Bylaws") and Charter One Bank's charter and bylaws. The following discussion summarizes the material differences affecting the rights of stockholders but is not intended to be a complete statement of all differences and is qualified in its entirety by reference to the DGCL, the Charter One Certificate of Incorporation and the Charter One Bylaws, the RCSB Certificate of Incorporation and the RCSB Bylaws, the Charter Michigan Articles and the Charter Michigan Bylaws, and the respective charters and bylaws of Rochester Bank and Charter One Bank.

ISSUANCE OF CAPITAL STOCK

         The RCSB Certificate of Incorporation authorize the issuance of 50,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The Charter One Certificate of Incorporation currently authorizes the issuance of 180,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of serial preferred stock, par value $.01 per share. As of the Charter One Record Date, _________ and ____________ shares of RCSB Common Stock and Charter One Common Stock, respectively, were issued and outstanding. For information regarding the number of shares of Charter One's Common Stock that would have been issued on a pro forma basis upon the consummation of the Merger as of certain dates, see "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." RCSB and Charter One are each authorized to issue additional shares of capital stock without stockholder approval up to the amount authorized.

PAYMENT OF DIVIDENDS

         The ability of Charter One and RCSB to pay dividends on their common stock is governed by Delaware law. Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividends, the capital of the corporation is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

         The ability of RCSB and Charter One to pay dividends on their common stock also is affected by restrictions upon their receipt of dividends from their respective subsidiary savings institutions. See "SUMMARY -- Comparative Stock Prices and Dividend Information" for additional information.

ADVANCE NOTICE REQUIREMENTS FOR PRESENTATION OF NEW BUSINESS AND NOMINATIONS OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS

         The RCSB Bylaws generally provide that a proposal offered by a stockholder to be presented at an annual meeting which has not been recommended by the Board of Directors must be received by RCSB not less than 120 calendar days before the date RCSB's proxy statement was first mailed to stockholders in connection with the previous year's annual meeting of stockholders. In order to make a nomination for the election of a director under the RCSB Bylaws, a stockholder must provide the Chairman of the Board of RCSB with written notice of such nomination, in prescribed form, not less than 90 calendar days nor more than 120 calendar days prior to the date RCSB's proxy statement was first mailed to stockholders in connection with the previous year's annual meeting of stockholders.

         The Charter One Bylaws specify that notice of any stockholder nomination or proposal for new business must be received by Charter One at least 60 but no more than 90 days in advance of the annual meeting; however, in the event that fewer than 70 days' notice or prior public disclosure of the date of the meeting is given or made, written notice must be submitted no later than the tenth day following the earlier of the date such notice is given or public disclosure made.

CUMULATIVE VOTING FOR ELECTION OF DIRECTORS

         Under Section 214 of the DGCL, a corporation may permit cumulative voting in its certificate of incorporation. The RCSB stockholders and the Charter One stockholders are not permitted to cumulate their votes in the election of directors pursuant to their respective certificates of incorporation. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a meeting of stockholders may, if they so choose, elect all directors of Charter One to be selected at that meeting, thus precluding minority stockholder representation on such Board.

RESTRICTIONS ON VOTING RIGHTS; QUORUM

         The RCSB Certificate of Incorporation does not contain any restrictions on voting rights. The Charter One Certificate of Incorporation currently restricts the voting rights of any Related Person (as defined in the Charter One Certificate of Incorporation) with respect to each vote in excess of 20 percent of the voting power of the outstanding shares to 1/100 of a vote.

         The RCSB Bylaws and the Charter One Bylaws both provide that the holders of a majority of shares of common stock entitled to vote present in person or by proxy at a meeting of stockholders constitutes a quorum at any such meeting. Pursuant to the Charter One Certificate of Incorporation, however, to the extent the voting rights of any Related Person are reduced, such reduced voting power will be considered for purposes of determining a quorum.

NUMBER AND TERM OF DIRECTORS

         Pursuant to the RCSB Certificate of Incorporation and the RCSB Bylaws, the Board of Directors shall consist of not less than seven nor more than 18 members. The RCSB Bylaws provide that the number of directors shall be determined by a resolution adopted by at least a majority of the RCSB Board. The RCSB Certificate of Incorporation and Bylaws further provide that the RCSB Board will be divided into three classes each class to contain, as near as possible, one-third of the total number of directors with the term of office of each class lasting three years.

         The Charter One Certificate of Incorporation provides that the Charter One Board may consist of between seven and 16 directors, as fixed by a resolution adopted by the affirmative vote of a majority of Charter One's continuing directors as set forth in the Charter One Bylaws. As of April 24, 1997, the Charter One Board resolved that the Board of Directors shall consist of 15 members. The Charter One Certificate of Incorporation also provides that the Charter One Board shall be divided into three classes with the term of office of one class expiring each year. See "Special Provisions to Charter One's Bylaws." Pursuant to this Joint Proxy/Prospectus, the stockholders of Charter One are being asked to vote on the Amendment. The Amendment would amend the Charter One Certificate by authorizing the number of directors of the Charter One Board to be fixed by, or in the manner provided in, the Charter One Bylaws. See "AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION OF CHARTER ONE FINANCIAL, INC."

REMOVAL OF DIRECTORS

         The RCSB Bylaws provide that directors may be removed at any time but only for cause by the vote of the majority of the shares entitled to vote.

         The Charter One Certificate of Incorporation provides that directors may be removed only for cause by a vote of a majority of the shares entitled to be cast in the election of directors. The Charter One Certificate of Incorporation provides that a vote to remove a director may only occur at an annual meeting of stockholders or at a meeting of stockholders called expressly for that purpose. The Charter One Certificate of Incorporation limits what will constitute cause for removal to conviction of a felony by a court of competent jurisdiction, an adjudication by a court of competent jurisdiction of gross negligence on the part of a director or misconduct in the performance of such director's duty to Charter One.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

         Both the RCSB Bylaws and the Charter One Certificate of Incorporation provide that any vacancy that occurs on the board of directors may be filled by a majority vote of the board of directors and that any director so chosen shall hold office for a term expiring at the meeting of stockholders at which the term of the class to which they have been elected expires.

AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION

         Section 242 of the DGCL requires approval of stockholders holding a majority of the voting power of a corporation's voting stock in order to amend a corporation's certificate of incorporation.

         The RCSB Certificate of Incorporation generally may be amended by both the majority vote of its Board of Directors and a majority of the outstanding shares of its voting stock; however, the provisions of the RCSB Certificate of Incorporation providing for the number, classification, election and removal of directors, and supermajority provisions may be amended only by the affirmative vote of 75 percent of the outstanding shares of the RCSB Common Stock entitled to vote and not less than 50 percent of the shares owned by stockholders other than Interested Stockholders (as defined in the RCSB Certificate of Incorporation) and their affiliates and associates.

         The Charter One Certificate of Incorporation generally may be amended by a majority vote of the Charter One Board and also by a majority of the outstanding shares of its voting stock; however, approval of 90 percent of the outstanding voting stock is required to amend the provision of the Charter One Certificate of Incorporation providing for approval by 90 percent of the stockholders of certain business combinations with a 10 percent or greater stockholder, and approval of 75 percent of the outstanding voting stock is generally required to amend certain other provisions (including provisions relating to the number, classification, election and removal of directors; the call of special stockholder meetings; criteria for evaluating certain offers; certain business combinations; limitations on payment of greenmail; stockholder action without a meeting; indemnification of directors; limitation of directors' liability; and amendments to the Charter One Certificate of Incorporation and Charter One Bylaws). In addition, the provisions regarding certain business combinations and greenmail that call for approval by a "super-majority" of the outstanding voting stock (excluding the vote of Related Persons and Interested Persons, respectively, as those terms are defined in the Charter One Certificate of Incorporation) may be amended only by the same "super-majority" called for by those provisions.

AMENDMENT AND REPEAL OF BYLAWS

         Section 109 of the DGCL places the power to adopt, amend or repeal by-laws in the corporation's stockholders, but permits the corporation, in its certificate of incorporation, to vest such power with the board of directors also.

         Generally, the RCSB Certificate of Incorporation provides that the Board of Directors can make, alter, amend, rescind or repeal any Bylaw, however any Bylaw made by the RCSB Board can be altered amended or repealed by the stockholders of RCSB. Notwithstanding the foregoing, a vote of the majority of the entire RCSB Board or the vote of the holders of 75 percent of the RCSB Common Stock and the vote of holders of at least 50 percent of the shares of RCSB Common Stock other than Interested Stockholders is required to alter, amend, rescind or repeal the provisions of the RCSB Bylaws regarding: special meetings; the number, classification, qualification, mandatory retirement, nominations and removal of members of the RCSB Board; and amendments to the RCSB Bylaws.

         The Charter One Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of shares of at least 75 percent of the total votes eligible to be cast at a meeting duly called and held or by a resolution adopted by a majority of the Charter One Board.

CONTROL SHARE ACQUISITIONS

         Neither Delaware law, the RCSB Certificate of Incorporation nor the Charter One Certificate of Incorporation contains a control share acquisition statute or provision. See " -- Business Combinations with Certain Persons" for certain restrictions imposed by Delaware law, the RCSB Certificate of Incorporation and the Charter One Certificate of Incorporation regarding business combinations.

BUSINESS COMBINATIONS WITH CERTAIN PERSONS

         Delaware Business Combination Statute. Section 203 of the DGCL ("Section 203"), which applies to RCSB and Charter One, regulates transactions with major stockholders after they become major stockholders. Section 203 prohibits a Delaware corporation from engaging in mergers, dispositions of 10 percent or more of its assets, issuances of stock and other transactions ("business combinations") with a person or group that owns 15 percent or more of the voting stock of the corporation (an "interested stockholder"), for a period of three years after the interested stockholder crosses the 15 percent threshold. These restrictions on transactions involving an interested stockholder do not apply in certain circumstances, including those in which (a) before the interested stockholder owned 15 percent or more of the voting stock, the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder; (b) in the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85 percent of the voting stock other than stock owned by inside directors and certain employee stock plans; (c) after the person or group became an interested stockholder, the board of directors and at least two-thirds of the voting stock other than stock owned by the interested stockholder approved the business combination; or (d) certain competitive bidding circumstances were present.

         The RCSB Certificate of Incorporation requires the vote of the holders of at least 80 percent of the RCSB voting stock and the affirmative vote of the holders of at least 50 percent of the RCSB voting stock not owned by an Interested Stockholder to approve any "business combination" unless the business combination in question is approved by a majority of Continuing Directors (as defined in the RCSB Certificate of Incorporation) or certain price and procedure requirements are met. The RCSB Certificate of Incorporation defines "business combination" to include the following transactions involving an owner of 20 percent or more of the voting stock of RCSB or that person's, associates or affiliates: a merger or consolidation, sale, lease, exchange, mortgage, pledge, transfer of, or other disposition of assets valued at five percent or more of the outstanding capital stock of RCSB; issuance or transfer of securities representing five percent or more of the outstanding capital stock of RCSB; or any reclassification of securities or recapitalization.

         The Charter One Certificate of Incorporation sets forth stockholder approval requirements for mergers and other similarly important corporate transactions involving substantial stockholders. The Charter One Certificate of Incorporation generally would prohibit a merger or consolidation, sale of $5 million or more of assets, issuance or transfer of $5 million or more of securities of Charter One, the adoption of a plan or proposal calling for the liquidation or dissolution of Charter One or a subsidiary, the reclassification of Charter One's securities or any agreement, contract or other arrangement providing, directly or indirectly for any of the foregoing (a "business transaction"), involving a "related person" (generally, a beneficial owner of 10 percent or more of Charter One's outstanding voting stock), unless, during the five years following the related person's acquisition of 10 percent of Charter One's voting power, the business transaction is approved by 90 percent of the holders of Charter One's voting stock or the business transaction or the transaction by which the related person acquires such status is first approved by a majority of Charter One's Continuing Directors (as defined in the Charter One Certificate of Incorporation). Business transactions with related persons after five years from the date the related person achieves such status require the approval of at least 75 percent of the holders of Charter One's voting stock not owned by the related person (at a meeting held no earlier than five years after the date the related person acquires such status) unless the proposed transaction either is approved by a majority of the Continuing Directors, is solely between Charter One and any subsidiary thereof or the business transaction satisfies certain fair price criteria and various procedural requirements.

PREVENTION OF GREENMAIL

         The Charter One Certificate of Incorporation generally would prohibit Charter One from acquiring, directly or indirectly, from an "interested person" (generally, a beneficial owner of 5 percent or more of Charter One's voting stock) any of its equity securities of any class, unless (i) the acquisition is approved by the holders of at least 75 percent of Charter One's voting stock not owned by the interested person, (ii) the acquisition is made as part of a tender or exchange offer by Charter One or a subsidiary thereof to purchase securities of the same class on the same terms to all holders of such securities and in compliance with the Exchange Act and the rules and regulations thereunder; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of the Board of Directors, including a majority of the Continuing Directors; or (iv) the acquisition is at or below the market price (generally, the highest sale price for the stock on the acquisition date on the Nasdaq National Market) and is approved by a majority of the Board of Directors, including a majority of the Continuing Directors.

         The RCSB Certificate of Incorporation does not contain a similar restriction.

LIMITATIONS ON DIRECTORS' LIABILITY

         Under Delaware law, a Delaware corporation may include in its certificate of incorporation a provision that eliminates or limits a director's personal liability for monetary damages for breach of his or her fiduciary duty, subject to certain limitations. Both the RCSB Certificate of Incorporation and the Charter One Certificate of Incorporation provide that a director shall not be personally liable to the corporation or its stockholders for monetary damages arising out of the director's breach of his or her duty of care, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL which imposes liability on directors for unlawful payment of dividends or unlawful stock repurchases; or (iv) for any transactions from which the director derived any improper personal benefit. Further, the RCSB Certificate of Incorporation and the Charter One Certificate of Incorporation provide that if Delaware law is subsequently amended to eliminate or limit director liability with respect to these actions, then the liability of the directors shall be eliminated or limited to the fullest extent of the law. These provisions do not, however, relieve directors of their duty to act with due care. In addition, these provisions do not prevent a stockholder from seeking equitable remedies, including an injunction prohibiting a proposed action or transaction or rescission of a consummated action or transaction.

INDEMNIFICATION

         Under Section 145 of the DGCL, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the corporation - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. In the case of derivative actions, the DGCL requires court approval before there can be any indemnification when the person seeking indemnification has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits or otherwise of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is made mandatory by the DGCL.

         The RCSB Bylaws state that the directors, officers and employees of RCSB shall be entitled to mandatory indemnification, including the advancement of expenses, in connection with any action, suit or proceeding, whether civil or criminal, in which such person is made a party by reason of the fact that such person is or was a director, officer or employee of RCSB or of any other entity or enterprise which any director, officer or employee of RCSB served in any capacity at the request of RCSB, to the fullest extent authorized and permitted by law, including any non-statutory indemnification permissible under law. RCSB is authorized to grant any statutory or nonstatutory indemnification pursuant to a resolution of the stockholders or of the RCSB Board or pursuant to an agreement between RCSB and the officer, director or employee. Such right of indemnification is not exclusive of any other rights to which such director, officer or employee may be or become entitled, and shall inure to the benefit of the executors and administrators of each such person. The RCSB Bylaws also provide that the extent of mandatory indemnification shall in no circumstances be narrower than permitted in the DGCL and that the scope of its indemnification provision shall be broadened to the extent permitted by amendments to or applications of the DGCL or other applicable laws which are subsequently adopted.

         The Charter One Certificate of Incorporation generally provides for the same indemnification as the DGCL, including the payment of expenses in advance of the final disposition of an action, to the extent permitted by law. Additionally, Charter One's provision specifies that any indemnification payment to which an individual is entitled must be made within 60 days of receipt of a written request from the individual. Any advancement of expenses must be made within 20 days of the receipt of a written request. The Charter One Certificate of Incorporation also provides for the continuation of indemnification after the termination of the person's association with Charter One.

MERGERS, ACQUISITIONS AND CERTAIN OTHER TRANSACTIONS

         Section 252 of the DGCL requires approval of mergers, consolidations and dispositions of all or substantially all of a corporation's assets by a majority of the voting power of the corporation (other than in so-called parent-subsidiary mergers), unless the certificate of incorporation specifies a different percentage.

ACTION WITHOUT A MEETING

         Section 228 of the DGCL permits any action required or permitted to be taken at a stockholder's meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders. Generally, holders of a majority of outstanding shares can effect such an action. The DGCL also provides that a corporation's certificate of incorporation may restrict or prohibit stockholders' actions without a meeting. The RCSB Certificate of Incorporation states that any action which may be taken at any annual or special meeting of stockholders may be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote on the action. The Charter One Certificate of Incorporation prohibits stockholders' action without a meeting.

SPECIAL MEETINGS OF STOCKHOLDERS

         Under Section 211(d) of the DGCL, the board of directors or those persons authorized by the corporation's certificate of incorporation or by-laws may call a special meeting of the corporation's stockholders. The RCSB Bylaws state that a special meeting of stockholders for any purpose can be called at any time by the vote of at least three-fourths of the entire RCSB Board, by the Chairman of the Board or by the President. The Charter One Certificate of Incorporation provides that a special meeting may only be called by a majority of the board of directors, including a majority of Continuing Directors (as defined in the Charter One Certificate of Incorporation).

PREEMPTIVE RIGHTS

         Under Section 102 of the DGCL, no statutory preemptive rights will exist, unless a corporation's certificate of incorporation specifies otherwise. Under both the RCSB Certificate of Incorporation and Charter One Certificate of Incorporation stockholders do not have preemptive rights.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDER

         Under Section 262 of the DGCL, appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. However, unless the certificate of incorporation otherwise provides, Section 262 does not provide for appraisal rights (i) if the shares of the corporation are listed on a national securities exchange or designated as a national market systems security on an inter-dealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders (as long as the stockholders receive in the merger shares of the surviving corporation or of any other corporation the shares of which are listed on a national securities exchange or designated as a national market systems security on an inter-dealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders) or
(ii) if the corporation is the surviving corporation and no vote of its stockholders is required on the merger. The DGCL does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of a corporation's assets or from an amendment to the corporation's certificate of incorporation, although a corporation's certificate of incorporation may so provide. Neither the RCSB Certificate of Incorporation or the Charter One Certificate of Incorporation provide for appraisal rights beyond those specifically provided under the DGCL.

SPECIAL PROVISIONS TO CHARTER ONE'S BYLAWS

         In accordance with the Agreement and Plan of Merger by and between Charter One and FirstFed, dated May 30, 1995, Charter One adopted certain provisions to its Bylaws to govern directors, executive officers and committees to the exclusion of any other provision in the Bylaws.

         The provisions provide that the Charter One Board shall consist of 16 directors (subsequently reduced to 15), one-half of whom were selected by Charter One and one-half of whom were selected by FirstFed. For a period of four years following the effective date of the merger with FirstFed, Charles J. Koch and Jerome L. Schostak shall serve as Chairman and Vice Chairman, respectively, of the Board of Directors. The Charter One Bylaws also provide that for four years following the effective date of the merger with FirstFed, if any person leaves the Board of Directors, their successor will be the person recommended by the directors who were directors of Charter One prior to the merger with FirstFed, or their successors, if such departing director was a director of Charter One prior to the merger with FirstFed, or by the directors who were directors of FirstFed prior to its merger with Charter One, or their successors, if the departing director was a director of FirstFed prior to its merger with Charter One.

         The Charter One Bylaws also provide that for a period of four years following the effective date of the merger, a vote of two-thirds of the entire Charter One Board shall be necessary to approve (i) any amendment to the Charter One Certificate of Incorporation or Bylaws, (ii) any merger, acquisition, sale of substantially all of its assets or other extraordinary corporate transaction involving Charter One, Charter One Bank or any other significant financial institution subsidiary of Charter One or (iii) the dismissal or replacement of any of the executive officers of Charter One or Charter One Bank or other significant financial institution subsidiary.

         The Charter One Bylaws also provide that for a period of at least four years following the merger with FirstFed, the Charter One Board as the Surviving Corporation shall have a five person Executive Committee and such other committees as the Charter One Board shall establish in accordance with Section 141 of the DGCL, the Charter One Certificate of Incorporation and the Charter One Bylaws.

RIGHTS AGREEMENTS

         RCSB Rights Agreement. In 1990, the RCSB Board adopted a shareholder rights plan and declared a dividend distribution of one right ("RCSB Right") for each outstanding share of RCSB Common Stock and authorized and directed that each share of RCSB Common Stock issued after June 4, 1990 and before the earliest of (x) an RCSB Distribution Date (as defined below), (y) June 3, 2000, or (z) the date the RCSB Rights are redeemed, be issued with an RCSB Right attached. The RCSB Rights will separate from the RCSB Common Stock and an RCSB Distribution Date will occur upon the earlier of (i) ten business days after a public announcement that a person or group of affiliated or associated persons has become an "RCSB Acquiring Person" by acquiring beneficial ownership of 20 percent or more of the outstanding shares of RCSB Common Stock, or (ii) ten business days following the commencement of (or public announcement of the intention to commence) a tender offer or exchange offer that would result in a person or group beneficially owning 20 percent or more of the outstanding shares of RCSB Common Stock. Following an RCSB Distribution Date, each RCSB Right will entitle the holder (other than RCSB Acquiring Persons and certain related persons or entities) to purchase a unit consisting of one one-hundredth of a share of RCSB Series A Junior Participating Preferred Stock ("RCSB Series A Preferred Stock") at a purchase price of $100 per unit, subject to adjustment. The RCSB Rights are not exercisable until the RCSB Distribution Date.

         The RCSB Rights Agreement further provides that in the event any person or group of affiliated or associated persons is designated as an adverse person or becomes the beneficial owner of 25 percent or more of the outstanding shares of RCSB Common Stock (except pursuant to an offer for all outstanding shares of RCSB Common Stock that is determined to be fair and in the best interest of shareholders), then holders of RCSB Rights not previously exercised or redeemed by RCSB (other than RCSB Rights held by Acquiring Persons) will be entitled to receive, upon exercise, RCSB Common Stock having a market value equal to two times the exercise price of the RCSB Right.

         In addition, in the event (i) RCSB is acquired in a merger or other business combination transaction with an RCSB Acquiring Person or (ii) 50 percent or more of RCSB's assets or earning power are sold or transferred to an

RCSB Acquiring Person, each previously unexercised RCSB Right (other than RCSB Rights held by RCSB Acquiring Persons and certain related persons or entities) will entitle the holder to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the RCSB Right.

         The RCSB Rights will expire on June 3, 2000, unless earlier redeemed. Subject to certain limitations, the rights may be redeemed by the RCSB Board or, in certain circumstances, by the shareholders of RCSB.

         Charter One Rights Agreement. On November 20, 1989, the Charter One Board declared a dividend distribution of one Right for each outstanding share of Charter One Common Stock to stockholders of record at the close of business on December 1, 1989 (the "Rights Record Date"). As long as the Rights are attached to the common stock, Charter One will issue one Right with each new share of common stock so that each outstanding share will have an attached Right. Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from Charter One 1/100 share of preferred stock designated as Series A Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), at a price of $40.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between Charter One and The First National Bank of Boston, as Rights Agent. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         The Rights are attached to all certificates representing shares of Charter One's outstanding common stock, and no separate Rights Certificates (as defined below) have been distributed. Until the earlier to occur of (i) a public announcement that, without the prior consent of Charter One, a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of securities having 20 percent or more of the voting power of all outstanding voting securities of Charter One (an "Acquiring Person") or (ii) ten days (unless such date is extended by the Charter One Board) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons becoming an Acquiring Person, without the prior consent of the Company (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the common stock certificates outstanding as of the Distribution Date, by such common stock certificate. Until the Distribution Date, the Rights will be transferred with, and only with, common stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for common stock outstanding as of the Distribution Date will also constitute the transfer of the Rights associated with the common stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of common stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier of (i) December 1, 1999, (ii) consummation of a merger transaction with a person or group who acquired Charter One Common Stock pursuant to a Permitted Offer (generally, a tender offer or exchange offer for all outstanding shares of Charter One Common Stock at a price and on terms determined by at least a majority of the members of the Charter One Board to be both adequate and otherwise in the best interests of Charter One and its stockholders) and also is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, or (iii) redemption by Charter One as described below.

         The Purchase Price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for Series A Preferred Stock, or certain convertible securities having the same or more favorable rights, privileges and preferences as the Series A Preferred Stock at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).

         In the event that a person becomes an Acquiring Person (unless pursuant to a Permitted Offer), proper provision shall be made so that each holder of a Right (other than an Acquiring Person) will for a 60-day period thereafter have the right to receive upon exercise that number of 1/100 share of Series A Preferred Stock equal to the number of shares of Charter One Common Stock having a market value (immediately prior to the triggering of the Right) of two times the exercise price of the Right, to the extent available, and then (after all authorized and unreserved shares of Series A

Preferred Stock have been issued) an equal number of an equivalent security (such as another equity security with at least the same economic value as 1/100 share of Series A Preferred Stock) (such right being called the "Flip-In Right"). In addition, Charter One shall be entitled (but not required) to deliver, upon exercise of the Flip-In Right, in lieu of 1/100 share of Series A Preferred Stock, an equal number of shares of common stock, to the extent they are available. For example, at an exercise price of $40.00 per Right, each Right not owned by an Acquiring Person following an event set forth in this paragraph would entitle its holder to purchase common stock with a market value immediately prior to the triggering of the Right of $80.00 for $40.00.

         In the event that, after the first date of public announcement by Charter One or an Acquiring Person that an Acquiring Person has become such, Charter One is involved in a merger or other business combination transaction in which its common stock is exchanged or changed, or 50 percent or more of Charter One's assets or earning power is sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (other than the Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value (immediately prior to the triggering of the Right) of two times the exercise price of the Right (such Right being called the "Flip-Over Right"). For example, at an exercise price of $40.00 per Right, each Right not owned by an Acquiring Person following an event set forth in this paragraph would entitle its holder to purchase common stock of the acquiring company with a market value immediately prior to the triggering of the Right of $80.00 (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) for $40.00.

         The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises the Flip-In Right. Upon the occurrence of any of the events giving rise to the exercisability of the Flip-Over Right or the Flip-In Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person becomes such shall become void insofar as they related to the Flip-Over Right or the Flip-In Right.

         With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1 percent in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, Charter One may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Charter One Board. Additionally, Charter One may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is incidental to a merger or other business combination transaction or series of transactions involving Charter One but not involving an Acquiring Person or any person who was an Acquiring Person or following an event giving rise to, and the expiration of the exercise period for, the Flip-In Right if and for as long as no Acquiring Person beneficially owns securities representing 20 percent or more of the voting power of Charter One's voting securities. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Flip-In Right is not exercisable, and in any event, only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The Series A Preferred Stock purchasable upon exercise of the Rights will be nonredeemable. Each share of Series A Preferred Stock will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of Common Stock, but in no event less than $1.00. In the event of liquidation, the holders of Series A Preferred Stock will receive a preferred liquidation payment per 1/100 share thereof equal to the greater of the issuance price thereof or the payment made per each share of Charter One Common Stock.

         Each share of Series A Preferred Stock will have 100 votes, voting together with the shares of Charter One Common Stock.

         In the event of any merger, consolidation or other transaction in which shares of Charter One Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of common stock. The rights of the Series A Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Series A Preferred Stock will be issuable; however, Charter One may elect to distribute depository receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of 1/100 share, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Charter One, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Charter One, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

         Charter One and the Rights Agent may from time to time supplement or amend the Rights Agreement without the consent of the holders of the Rights in order to cure any ambiguity or to correct any defect or inconsistency contained therein. In addition, prior to the Distribution Date, Charter One and the Rights Agent may make such changes to the provisions of the Rights Agreement as Charter One deems necessary or desirable. Following the Distribution Date, Charter One and the Rights Agent may change or supplement the provisions of the Rights Agreement in any manner which Charter One deems necessary or desirable and which will not adversely affect the interests of the holders of the Rights.

         Charter One currently has reserved 600,000 shares of Preferred Stock for issuance upon exercise of the Rights. As of the Record Date, there were ___________ shares of Charter One Common Stock, and therefore _________ Rights, outstanding. For information regarding the number of shares of Charter One Common Stock, and therefore Rights, expected to be outstanding upon the consummation of the Merger, see "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."

         The Rights have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire Charter One (other than pursuant to a Permitted Offer or with Charter One's prior approval) without conditioning the offer on the Rights being redeemed or substantially all of the Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by Charter One with a person other than an Acquiring Person because the Rights are redeemable under those circumstances.


          AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION
                         OF CHARTER ONE FINANCIAL, INC.

         The Charter One Board has approved and adopted an Amendment to the Charter One Certificate of Incorporation authorizing the number of directors on the Charter One Board to be fixed by, or in the manner provided in, the Charter One Bylaws. The affirmative vote of the holders of 75 percent of the outstanding shares of Charter One Common Stock is required for adoption of the Amendment. The adoption of the Merger Agreement is not conditioned upon adoption of the Amendment and the adoption of the Amendment is not conditioned upon adoption of the Merger Agreement.

         Article SEVENTH of the Charter One Certificate of Incorporation currently provides that the number of authorized directors of Charter One shall be not less than seven nor more than 16 directors. Pursuant to a letter supplementing the Merger Agreement, upon consummation of the Merger and subject to adoption of the Amendment by Charter One stockholders, the Charter One Board will expand to 19 members, consisting of the 15 directors of Charter One immediately prior to the Effective Time and four new directors who have been selected from the RCSB Board. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER." The Charter One Board has unanimously adopted the Amendment, which would amend Article SEVENTH to provide that the number of members of the Charter One Board shall be fixed by, or in the manner provided in, the Charter One Bylaws. In the event that stockholders of Charter One do not adopt the Amendment, the Charter One Board upon consummation of the Merger will consist of 16 members as described under "MANAGEMENT AND OPERATIONS AFTER THE MERGER." The Charter One Board believes that the Amendment is in the best interests of Charter One and its stockholders. Upon adoption of the Amendment by the stockholders, Section A of Article SEVENTH of the Charter One Certificate of Incorporation will be amended in its entirety to read as follows:

                  SEVENTH: A. Board of Directors. The business and affairs of the Corporation shall be under the direction of a board of directors (the "Board of Directors"), except as provided in this Second Restated Certificate of Incorporation or in the Bylaws. The number of directors shall be determined pursuant to the Corporation's Bylaws, as may be amended from time to time.

         Although Charter One does not presently intend to increase the size of the Charter One Board in the event the Merger does not occur, increased flexibility of the Charter One Board to fix the number of authorized directors will provide Charter One with the ability to, among other things, place additional persons on the Charter One Board if it is prudent to do so in connection with future acquisitions by Charter One or for other reasons. Such increases in the Charter One Board would no longer require stockholder approval, although, as always, directors are still subject to election by stockholders. Furthermore, this Amendment also gives the Charter One Board the added ability, by enlarging its board and filling the new directorships created thereby with its own nominees, to prevent a third party seeking majority representation from obtaining such representation. The Charter One Certificate of Incorporation already provides for a classified board which staggers the terms of the classes of directors thereby lengthening the time necessary to change the composition of the Charter One Board. Except as otherwise described under "MANAGEMENT AND OPERATIONS AFTER THE MERGER," the Charter One Board has no present plans, arrangements, commitments or understandings with respect to increasing or decreasing the size of the Charter One Board.

         While adoption of the Amendment is not a condition to the Merger, the Charter One Board believes that the proposed increase in the number of authorized directors will provide the optimal leadership for Charter One as the surviving corporation and is in the best interests of Charter One and its stockholders.

         THE CHARTER ONE BOARD UNANIMOUSLY RECOMMENDS THAT CHARTER ONE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT.


                                  LEGAL MATTERS

         The validity of the shares of Charter One Common Stock offered hereby will be passed upon for Charter One by Silver, Freedman & Taff, L.L.P. (a limited liability partnership including professional corporations), Washington, D.C. Certain other legal matters in connection with the Merger will be passed upon for Charter One by Silver, Freedman & Taff, L.L.P., and for RCSB by Harris Beach & Wilcox, LLP, Rochester, New York.


                                     EXPERTS

         The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference from the 1996 Charter One 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of RCSB Financial, Inc. and its subsidiaries as of November 30, 1996 and 1995 and for each of the years in the three-year period ended November 30, 1996, included in RCSB's 1996 Form 10-K and incorporated by reference into this Joint Proxy Statement/Prospectus, have been incorporated by reference herein and in the Registration Statement on Form S-4 of which this Proxy Statement/Prospectus is a part, in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in RCSB's 1996 Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              STOCKHOLDER PROPOSALS

         As disclosed in the proxy materials for Charter One's 1997 Annual Meeting of Stockholders, in order to be eligible for inclusion in Charter One's proxy materials for the 1998 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the main office of Charter One, 1215 Superior Avenue, Cleveland, Ohio 44114, no later than November 18, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

         RCSB will hold a 1998 Annual Meeting of Stockholders only if the Merger is not consummated before the time of such meeting, which is presently expected to be held in mid-April 1998. In such event, as disclosed in the proxy materials for RCSB's 1997 Annual Meeting of Stockholders, in order to be eligible for inclusion in RCSB's proxy materials for the 1998 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the main office of RCSB, 235 East Main Street, Rochester, New York 14604, no later than November 11, 1997. However, if such 1998 Annual Meeting is held after mid-April 1998, any stockholder proposal must be received by RCSB a reasonable time before the solicitation of proxies for such Annual Meeting is made. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                                  OTHER MATTERS

         The Boards of Directors of Charter One and RCSB are not aware of any business to come before the Special Meetings other than those matters described above in this Joint Proxy Statement/Prospectus. However, if any other matter should properly come before the Special Meetings, including proposals to adjourn a Special Meeting to permit further solicitation of proxies in the event that there are not sufficient votes to approve any proposal at the time of the Special Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                                                         ANNEX A

                 -----------------------------------------------




                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



                                  by and among



                           CHARTER ONE FINANCIAL, INC.



                         CHARTER MICHIGAN BANCORP, INC.



                             CHARTER ONE BANK F.S.B.



                              RCSB FINANCIAL, INC.



                                       and


                        ROCHESTER COMMUNITY SAVINGS BANK

                 -----------------------------------------------





                                ----------------

                                  May 21, 1997

                                ----------------

                                                 TABLE OF CONTENTS

         ARTICLE I

         THE MERGER AND RELATED MATTERS
         1.1      Merger; Surviving Corporation and Resulting Institution.......................................A-1
         1.2      Effective Time of the Merger..................................................................A-2
         1.3      Company Merger................................................................................A-2
         1.4      Bank Merger...................................................................................A-5
         1.5      Closing.......................................................................................A-6
         1.6      Reservation of Right to Revise Transaction....................................................A-6


         ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF COFI AND CHARTER ONE BANK

         2.1      Organization..................................................................................A-6
         2.2      Authorization.................................................................................A-7
         2.3      Conflicts.....................................................................................A-7
         2.4      Anti-takeover Provisions Inapplicable.........................................................A-7
         2.5      Capitalization................................................................................A-7
         2.6      COFI Financial Statements; Material Changes...................................................A-8
         2.7      COFI Subsidiaries.............................................................................A-8
         2.8      COFI Filings..................................................................................A-9
         2.9      COFI Reports..................................................................................A-9
         2.10     Compliance with Laws..........................................................................A-9
         2.11     Registration Statement; Joint Proxy  Statement...............................................A-10
         2.12     Litigation...................................................................................A-10
         2.13     Licenses.....................................................................................A-10
         2.14     Taxes........................................................................................A-11
         2.15     Insurance....................................................................................A-11
         2.16     Loans; Investments...........................................................................A-12
         2.17     Allowance for Possible Loan Losses...........................................................A-12
         2.18     COFI Benefit Plans...........................................................................A-13
         2.19     Compliance With Environmental Laws...........................................................A-14
         2.20     Contracts and Commitments....................................................................A-15
         2.21     Defaults.....................................................................................A-15
         2.22     Operations Since December 31, 1996...........................................................A-15
         2.23     Undisclosed Liabilities......................................................................A-16
         2.24     Assets.......................................................................................A-16
         2.25     Indemnification..............................................................................A-16
         2.26     Insider Interests............................................................................A-16
         2.27     Brokers and Finders..........................................................................A-17
         2.28     Accuracy of Information......................................................................A-17
         2.29     Fairness Opinion.............................................................................A-17
         2.30     Governmental Approvals and Other Conditions..................................................A-17
         2.31     No Ownership in RCSB.........................................................................A-17


         ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF RCSB AND TARGET BANK

         3.1      Organization. ...............................................................................A-17
         3.2      Authorization................................................................................A-17
         3.3      Conflicts....................................................................................A-18
         3.4      Anti-takeover Provisions Inapplicable........................................................A-18
         3.5      Capitalization and Stockholders..............................................................A-18
         3.6      RCSB Financial Statements; Material Changes..................................................A-19
         3.7      RCSB Subsidiaries............................................................................A-19
         3.8      RCSB Filings.................................................................................A-20
         3.9      RCSB Reports.................................................................................A-20
         3.10     Compliance With Laws.........................................................................A-20
         3.11     Registration Statement: Joint Proxy Statement................................................A-21
         3.12     Litigation...................................................................................A-21
         3.13     Licenses.  ..................................................................................A-21
         3.14     Taxes........................................................................................A-21
         3.15     Insurance....................................................................................A-22
         3.16     Loans; Investments...........................................................................A-22
         3.17     Allowance for Possible Loan Losses...........................................................A-23
         3.18     RCSB Benefit Plans...........................................................................A-24
         3.19     Compliance with Environmental Laws...........................................................A-26
         3.20     Contracts and Commitments....................................................................A-26
         3.21     Defaults.....................................................................................A-28
         3.22     Operations Since November 30, 1996...........................................................A-28
         3.23     Corporate Records............................................................................A-30
         3.24     Undisclosed Liabilities......................................................................A-30
         3.25     Assets.......................................................................................A-30
         3.26     Indemnification..............................................................................A-31
         3.27     Insider Interests............................................................................A-31
         3.28     Registration Obligations.....................................................................A-31
         3.29     Regulatory, Tax and Accounting Matters.......................................................A-31
         3.30     Brokers and Finders..........................................................................A-31
         3.31     Accuracy of Information......................................................................A-31
         3.32     Fairness Opinion.............................................................................A-32
         3.33     Governmental Approvals and Other Conditions..................................................A-32


         ARTICLE IV

         COVENANTS

         4.1      Covenants of RCSB and Target Bank............................................................A-32
         4.2      Mutual Covenants.............................................................................A-36

         ARTICLE V

         ADDITIONAL AGREEMENTS
         5.1      Inspection of Records; Confidentiality.......................................................A-36
         5.2      Registration Statement; Stockholder Approval.................................................A-36
         5.3      Agreements of Affiliates.....................................................................A-37
         5.4      Expenses.....................................................................................A-37
         5.5      Cooperation..................................................................................A-37
         5.6      Regulatory Applications......................................................................A-37
         5.7      Financial Statements and Reports.............................................................A-37
         5.8      Notice.......................................................................................A-38
         5.9      Press Release................................................................................A-38
         5.10     Delivery of Supplements to Disclosure Schedules..............................................A-38
         5.11     Litigation Matters...........................................................................A-38
         5.12     Tax Opinion.  ...............................................................................A-38
         5.13     Continuing Employees.........................................................................A-38
         5.14     Reservation of Shares to Satisfy RCSB Stock Options..........................................A-39
         5.15     Nasdaq Listing.  ............................................................................A-39
         5.16     Directors' and Officers' Indemnification Insurance...........................................A-39
         5.17.    Extraordinary COFI Dividend..................................................................A-39


         ARTICLE VI

         CONDITIONS

         6.1      Conditions to the Obligations of COFI, Charter Michigan
                   and Charter One Bank........................................................................A-40
         6.2      Conditions to the Obligations of RCSB and Target Bank........................................A-41
         6.3      Conditions to the Obligations of the Parties.................................................A-41


         ARTICLE VII

         TERMINATION; AMENDMENT; WAIVER

         7.1      Termination..................................................................................A-42
         7.2      Liabilities and Remedies.....................................................................A-43
         7.3      Survival of Agreements.......................................................................A-43
         7.4      Amendment....................................................................................A-43
         7.5      Waiver.......................................................................................A-43

         ARTICLE VIII

         GENERAL PROVISIONS
         8.1      Survival.....................................................................................A-43
         8.2      Notices......................................................................................A-44
         8.3      Applicable Law...............................................................................A-44
         8.4      Headings, Etc................................................................................A-45
         8.5      Severability.................................................................................A-45
         8.6      Entire Agreement; Binding Effect; Non-Assignment; Counterparts...............................A-45


         EXHIBIT LIST

         Exhibit A - Form of Voting Agreement

         Exhibit B - Form of Stock Option Agreement

         Exhibit C - Directors of Surviving Corporation and Resulting Institution

         Exhibit D - Home and Other Offices of Resulting Institution

         Exhibit E - Form of Affiliate Agreement

         Exhibit F - Form of Harris Beach & Wilcox L.L.P. Legal Opinion

         Exhibit G - Form of Silver, Freedman & Taff, L.L.P. Legal Opinion

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                 -----------------------------------------------

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") dated May 21, 1997, is by and among Charter One Financial, Inc., a Delaware corporation ("COFI"), Charter Michigan Bancorp, Inc., a Michigan corporation and a wholly owned first-tier subsidiary of COFI ("Charter Michigan"), Charter One Bank F.S.B., a federally chartered savings bank and a wholly owned subsidiary of Charter Michigan ("Charter One Bank"), RCSB Financial, Inc., a Delaware corporation ("RCSB"), and Rochester Community Savings Bank, a New York chartered savings bank and a wholly owned first-tier subsidiary of RCSB ("Target Bank").

         A. COFI , Charter Michigan, Charter One Bank, RCSB and Target Bank wish to provide for the terms and conditions of a strategic alliance in which RCSB will be merged ("Company Merger") with and into Charter Michigan, followed immediately by the merger of Target Bank with and into Charter One Bank ("Bank Merger"). The Company Merger and the Bank Merger are collectively referred to herein as the "Merger."

         B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

         C. For accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

         D. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         E. As a condition to and inducement for COFI, Charter Michigan, and Charter One Bank to enter into this Agreement, COFI and each of the directors of RCSB will concurrently with the execution and delivery of this Agreement enter into voting agreements in the form attached hereto as Exhibit A ("Voting Agreements") and COFI and RCSB are entering into immediately after the execution of this Agreement a stock option agreement dated as of the date hereof in the form attached hereto as Exhibit B ("Stock Option Agreement") pursuant to which RCSB shall grant to COFI an option to purchase shares of RCSB's common stock.

         Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

         1.1 MERGER; SURVIVING CORPORATION AND RESULTING INSTITUTION. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the Michigan Business Corporation Act ("MBCA"), the Delaware General Corporation Law ("DGCL"), the Federal Deposit Insurance Act ("FDIA"), the Home Owners' Loan Act, as amended ("HOLA") and the rules and regulations promulgated under HOLA and by the New York State Banking Department ("Thrift Regulations"), (a) at the Effective Time (as defined in Section 1.2 hereof), RCSB shall be merged with and into Charter Michigan pursuant to the terms and conditions set forth herein and
(b) thereafter at the Bank Merger Effective Time (as defined in Section 1.2 hereof), Target Bank shall be merged with and into COFI Bank pursuant to the terms and conditions set forth herein. Upon the consummation of the Company Merger, the separate corporate existence of RCSB shall cease and Charter Michigan shall continue as the surviving corporation under the laws of the State of Michigan. Upon consummation of the Bank Merger, the separate corporate existence of Target Bank shall cease and Charter One Bank shall continue as the resulting institution. The name of Charter Michigan as the surviving corporation of the Company Merger shall remain "Charter Michigan Bancorp, Inc". From and after the Effective Time, Charter Michigan, as the surviving corporation of the Company Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Charter Michigan and RCSB, all as more fully described in the MBCA and DGCL. The name of Charter One Bank, as the resulting institution of the Bank Merger, shall remain "Charter One Bank F.S.B.". From and after the Bank Merger Effective Time, Charter One Bank, as the resulting institution of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Charter One Bank and Target Bank (including any liquidation account of Target Bank established in connection with its conversion from mutual to stock form), all as more fully described in the Thrift Regulations.

         1.2 EFFECTIVE TIME OF THE MERGER. As soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, the parties will file, or cause to be filed, with the Secretary of State of Delaware, the Michigan Department of Commerce, the Office of Thrift Supervision ("OTS") and the New York State Banking Department ("Department") such certificates of merger, articles of combination and other documents as they may deem necessary or appropriate for the Company Merger and the Bank Merger, which certificates of merger, articles of combination and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the DGCL, MCBA and Thrift Regulations, respectively. The Company Merger shall become effective at the time the certificate(s) of merger for such merger are filed with the Secretary of State of Delaware and the Michigan Department of Commerce ("Effective Time"). The Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the Secretary of the OTS pursuant to the Thrift Regulations ("Bank Merger Effective Time"). The parties shall cause the Company Merger to become effective immediately prior to the Bank Merger.

         1.3      COMPANY MERGER.

                  (a)      CONVERSION OF RCSB STOCK.  At the Effective Time:

                           (i) Each share of common stock of RCSB, $1.00 par
                  value per share (the "RCSB Common Stock"), issued and outstanding immediately prior thereto shall, by virtue of the Company Merger and without any action of the part of the holder thereof, but subject to Section 1.3(d) hereof, be converted into the right to receive from COFI .91 shares ("Exchange Ratio") of common stock of COFI, par value $.01 per share ("COFI Common Stock"), including the corresponding number of rights associated with the COFI Common Stock pursuant to the Rights Agreement dated November 20, 1989, as amended on May 26, 1995, between COFI and The First National Bank of Boston as Rights Agent. If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of COFI Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, appropriate adjustment will be made to the Exchange Ratio.

                           Notwithstanding any other provision of this
                  Agreement, any shares of RCSB Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by COFI, Charter Michigan, Charter One Bank, RCSB, Target Bank or by any direct or indirect Subsidiary (as hereinafter defined) of any of them or held in the treasury of RCSB (other than any shares of RCSB Common Stock held (A) directly or indirectly in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties or (B) in respect of a debt previously contracted) shall, by virtue of the Company Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                           (ii) Each share of Charter Michigan common stock
                  issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and continue to be an identical issued and outstanding or treasury share of Charter Michigan common stock after the Effective Time.

                           (iii) The holders of certificates representing
                  shares of RCSB Common Stock shall cease to have any rights as stockholders of RCSB, except such rights, if any, as they may have pursuant to the DGCL. Except as provided above, until certificates representing shares of RCSB Common Stock are surrendered for exchange, the certificates shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of COFI Common Stock into which such shares of RCSB Common Stock shall have been converted by the Company Merger as provided above and the right to receive the cash value of any fraction of a share of COFI Common Stock as provided below (collectively, the "Merger Consideration").

                  (b) RESERVATION OF SHARES. Prior to the Effective Time, the Board of Directors of COFI shall reserve for issuance a sufficient number of shares of COFI Common Stock for the purpose of issuing its shares to the stockholders of RCSB in accordance herewith.

                  (c)      EXCHANGE OF RCSB COMMON STOCK.

                           (i) As soon as reasonably practicable after the
                  Effective Time, holders of record of certificates formerly representing shares of RCSB Common Stock ("Certificates") shall be instructed to tender such Certificates to COFI, or at the election of COFI, to an independent exchange agent to be selected by COFI (the "Exchange Agent") pursuant to a letter of transmittal that COFI shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon acceptance of such Certificates by COFI or the Exchange Agent.

                           (ii) After the Effective Time, each holder of a
                  Certificate that properly surrenders such Certificate to COFI or the Exchange Agent, together with a properly completed letter of transmittal, duly executed, will, upon acceptance thereof by COFI or the Exchange Agent, be entitled to the Merger Consideration payable in respect of the shares represented thereby, and the Certificates so surrendered shall forthwith be cancelled.

                           (iii) COFI or the Exchange Agent shall accept
                  Certificates upon compliance with such reasonable terms and conditions as COFI or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as COFI or the Exchange Agent may reasonably require.

                           (iv) Each outstanding Certificate shall until duly
                  surrendered to COFI or the Exchange Agent be deemed to evidence the right to receive the Merger Consideration.

                           (v) After the Effective Time, holders of Certificates
                  shall cease to have rights with respect to the RCSB Common Stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration. At the Effective Time, RCSB shall deliver a certified copy of a list of its stockholders to COFI or the Exchange Agent. After the Effective Time, there shall be no further transfer on the records of RCSB of Certificates, and if such Certificates are presented to RCSB for transfer, they shall be canceled against delivery of the Merger Consideration. COFI shall not be obligated to deliver the Merger Consideration to any holder of RCSB Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive COFI Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such COFI Common Stock, at which time such dividends on whole shares of COFI Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of RCSB for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") shall not be exchanged for certificates representing COFI Common Stock until COFI has received a written agreement from such person as specified in
                  Section 5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of RCSB Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. COFI and the Exchange Agent shall be entitled to rely upon the stock transfer books of RCSB to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, COFI or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                           (vi) If the Merger Consideration is to be issued to a
                  person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to COFI or the Exchange Agent in advance any required transfer or other taxes or establish to the satisfaction of COFI or the Exchange Agent that such tax has been paid or is not applicable.

                           (vii) In the event any Certificate shall have been
                  lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to COFI or the Exchange Agent an affidavit stating such fact, in form satisfactory to COFI, and, at COFI's discretion, a bond in such reasonable sum as COFI or the Exchange Agent may direct as indemnity against any claim that may be made against COFI or RCSB or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

                  (d) NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of COFI Common Stock shall be issued in the Company Merger. Each holder who otherwise would have been entitled to a fraction of a share of COFI Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the COFI Share Price on the last trading day preceding the Effective Time. The "COFI Share Price" shall mean the closing sale price (rounded down to the nearest cent) of one share of COFI Common Stock as reported on the Nasdaq National Market. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

                  (e) STOCK OPTIONS. The Target Bank 1986 Stock Option Plan ("1986 Option Plan") and the Target Bank 1992 Stock-Based Compensation Plan ("1992 Option Plan") and each option granted thereunder outstanding on the date hereof (together with mandatory grants required to be made to non-employee directors on May 28, 1997 under the 1992 Option Plan) and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by COFI and each such option shall continue to be outstanding, but shall represent an option to purchase shares of COFI Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the 1986 Option Plan or 1992 Option Plan, whichever is applicable):

                           (i) the number of shares of COFI Common Stock to be
                  subject to the continuing option shall be equal to the product of the number of shares of RCSB Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of COFI Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                           (ii) the exercise price per share of COFI Common
                  Stock under the continuing option shall be equal to the exercise price per share of RCSB Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

                  It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Code as to any option which is an "incentive stock option".

                  (f) ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation and Bylaws of Charter Michigan, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of Charter Michigan, as the surviving corporation of the Company Merger, until either is thereafter amended in accordance with applicable law.

                  (g) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Charter Michigan as the surviving corporation of the Company Merger shall be those persons listed on Exhibit C to this Agreement. Such directors shall continue in office until their successors shall be duly elected and qualified or otherwise duly selected. The officers of Charter Michigan immediately prior to the Effective Time shall be the officers of Charter Michigan, as the surviving corporation of the Company Merger, until their successors shall be duly elected and qualified or otherwise duly selected.

                  (h) SERVICE OF PROCESS. At the Effective Time Charter Michigan, as the surviving corporation of the Company Merger, consents to be sued and served with process in the State of Delaware and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any proceeding in the State of Delaware to enforce against it any obligation of RCSB.

                  (i) PRINCIPAL OFFICE. The location of the principal office of Charter Michigan, as the surviving corporation of the Company Merger, in the State of Michigan is 13606 Michigan Avenue, 2nd Floor, Dearborn, Michigan 48126.

         1.4      BANK MERGER.

                  (a) CANCELLATION OF TARGET BANK COMMON STOCK. At the Bank Merger Effective Time, each share of common stock of Target Bank ("Target Bank Common Stock") issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be canceled. No new shares of capital stock or other securities or obligations of Charter One Bank shall be issued with respect to or in exchange for such canceled shares, and such canceled shares of Target Bank Common Stock shall not be converted into capital stock or other securities or obligations of Charter One Bank.

                  (b) CHARTER AND BYLAWS OF THE RESULTING INSTITUTION. The charter and bylaws of Charter One Bank, as in effect immediately prior to the Bank Merger Effective Time, shall, without any change, be the charter and bylaws of Charter One Bank, as the resulting institution of the Bank Merger, until either is thereafter amended in accordance with applicable law.

                  (c) DIRECTORS OF THE RESULTING INSTITUTION. The directors of Charter One Bank, as the resulting institution of the Bank Merger, shall be those persons listed in Exhibit C to this Agreement. Such directors shall continue in office until their successors are duly elected and qualified or otherwise duly selected.

                  (d) OFFICES OF THE RESULTING INSTITUTION. The home and other offices of Charter One Bank, as the resulting institution of the Bank Merger, shall be as listed in Exhibit D to this Agreement.

         1.5 CLOSING. Subject to the provisions of Article VI hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after satisfaction or waiver of all of the conditions to Closing, and shall be at 10:00 a.m. on the first business day of the first calendar month following the satisfaction of all of the conditions to Closing, at the executive offices of COFI or at such other date, time and location as is mutually agreed to by COFI and RCSB, but in no event prior to September 1, 1997. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

         1.6 RESERVATION OF RIGHT TO REVISE TRANSACTION. COFI shall have the right to change the method of effecting the Merger in a manner reasonably acceptable to RCSB (including without limitation the provisions of this Article
I), to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or kind of the Merger Consideration or the treatment of stock options as set forth in Section 1.3(e) hereof, (b) diminish the benefits to be received by the directors, officers or employees of RCSB and Target Bank as set forth in this Agreement or in any other agreements between the parties made in connection with this Agreement, (c) materially impede or delay the consummation of the Company Merger (d) adversely affect the tax treatment of RCSB stockholders as a result of receiving the Merger Consideration or (e) result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect. COFI may exercise this right of revision by giving written notice thereof in the manner provided in
Section 8.2 of this Agreement.

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF COFI AND CHARTER ONE BANK

         COFI and Charter One Bank jointly and severally represent and warrant to RCSB and Target Bank that:

         2.1      ORGANIZATION.

                  (a) COFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it is now being conducted. COFI is duly licensed or qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 2.1(b) hereof)) on COFI or its ability to consummate the transactions contemplated herein. COFI has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Company Merger by its stockholders and the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, to consummate the Merger. COFI is duly registered as a savings and loan holding company under HOLA.

                  (b) As used in this Agreement, the term "Material Adverse Effect" with respect to COFI or RCSB means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, operations, results of operations, assets or deposit liabilities of such entity on a consolidated basis; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity on a consolidated basis; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement; (iii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; or (iv) in the case of RCSB, any financial change resulting from adjustments taken pursuant to Section 4.1(h) hereof.



         2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Boards of Directors of COFI, Charter Michigan and Charter One Bank, and all necessary corporate action on their part has been taken, subject to the approval of this Agreement and the Company Merger by the holders of a majority of the issued and outstanding COFI Common Stock. This Agreement has been duly executed and delivered by COFI, Charter Michigan and Charter One Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines.

         2.3 CONFLICTS. Subject to the second sentence of this Section 2.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Certificate of Incorporation or Bylaws of COFI or similar documents of any COFI Subsidiary or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to COFI or any COFI Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time; (ii) are not material to the conduct of business or operations of COFI or any COFI Subsidiary; or (iii) are disclosed in
Section 2.3 of that certain confidential writing delivered by COFI to RCSB within two business days prior to the date hereof (the "COFI Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to COFI, Charter Michigan or Charter One Bank, in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby except for: (a) the filing of all applicable regulatory applications by COFI, RCSB and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement;
(b) the filing by COFI of the registration statement relating to the COFI Common Stock to be issued pursuant to this Agreement ("Registration Statement") with the United States Securities and Exchange Commission ("SEC") and various blue sky authorities, which Registration Statement shall include the prospectus/proxy statement ("Joint Proxy Statement") for use in connection with the meetings of COFI's and RCSB's stockholders to vote on this Agreement and the Company Merger;
(c) the filing of one or more certificates of merger with respect to the Company Merger with the Secretary of State of Delaware and the Michigan Department of Commerce; (d) the filing of the articles of combination with the OTS and the Department relating to the Bank Merger; (e) any filings, approvals or no-action letters with or from state securities authorities; and (f) any anti-trust filings, consents, waivers or approvals.

         2.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation
(i) prohibits or restricts the ability of COFI or Charter Michigan to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iii) would subject RCSB to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

         2.5      CAPITALIZATION.

                  (a) As of the date hereof, the authorized capital stock of COFI consists of (i) 180,000,000 shares of COFI Common Stock, $0.01 par value per share, of which, as of February 28, 1997, 46,330,703 shares were issued and outstanding and (ii) 20,000,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding. All of the issued and outstanding shares of COFI Common Stock have been, and all of the shares of COFI Common Stock to be issued in the Company Merger will be, at the Effective Time,



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         duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of COFI Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of COFI and none of the outstanding shares of COFI Common Stock is or will be entitled to any preemptive rights in respect of the Company Merger or any of the other transactions contemplated by this Agreement.


                  (b) As of April 30, 1997, COFI does not have outstanding any securities or rights convertible into or exchangeable for COFI Common Stock or any commitments, contracts, understandings or arrangements by which COFI is or may be bound to issue additional shares of COFI Common Stock, except pursuant to an Agreement and Plan of Merger and Reorganization with Haverfield Corporation and Home Bank, F.S.B. dated April 22, 1997 ("Haverfield Definitive Agreement"), employee and director stock options or as otherwise set forth in Section 2.5 of the COFI Disclosure Schedule.

         2.6 COFI FINANCIAL STATEMENTS; MATERIAL CHANGES. COFI has heretofore delivered to RCSB its audited consolidated financial statements for calendar years ended December 31, 1996 and December 31, 1995 (together the "COFI Financial Statements"). The COFI Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of COFI as of the dates thereof and the consolidated results of its operations, shareholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1996 to the date hereof, COFI and the COFI Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to COFI on a consolidated basis except as disclosed in Section 2.6 of the COFI Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that COFI will suffer or experience a Material Adverse Effect.

         2.7      COFI SUBSIDIARIES.

                  (a) All of the COFI Subsidiaries as of the date of this Agreement are listed in Section 2.7 of the COFI Disclosure Schedule. COFI owns directly or indirectly all of the issued and outstanding shares of capital stock of the COFI Subsidiaries. No capital stock of any of the COFI Subsidiaries is, or may become required to be, issued (other than to COFI or another COFI Subsidiary) by reason of any options, warrants, scrip, right to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any COFI Subsidiary. All of the shares of capital stock of each COFI Subsidiary held by COFI or a COFI Subsidiary are fully paid and non-assessable and are owned free and clear of any claim, lien or encumbrance, except as disclosed in Section 2.7 of the COFI Disclosure Schedule.

                  (b) Each COFI Subsidiary is either a savings bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly licensed or qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so licensed or qualified, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a Material Adverse Effect on COFI or the ability of Charter Michigan or Charter One Bank to consummate the transactions contemplated herein. Each COFI Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business as it has been and is now being conducted.

                  (c) For purposes of this Agreement, an "COFI Subsidiary" or a "Subsidiary" of COFI shall mean each corporation, savings bank and other entity in which COFI owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity

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         acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

                  (d) Charter One Bank is a member in good standing of the Federal Home Loan Bank System. All eligible deposit accounts issued by Charter One Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF") to the full extent permitted under applicable law. Charter One Bank is, and at all times since June 1, 1990 has been, a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and a "qualified thrift lender" as defined in Section 10(m) of HOLA.

         2.8 COFI FILINGS. COFI has previously made available, or will make available prior to the Effective Time, to RCSB true and correct copies of its
(i) proxy statements relating to all meetings of its stockholders (whether special or annual) during calendar years 1995, 1996, and 1997 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") by COFI with the SEC since January 1, 1995, including without limitation on Forms 10-K, 10-Q and 8-K.

         2.9 COFI REPORTS. Each of COFI and the COFI Subsidiaries has filed, and will continue to file, all material reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the FDIC, the OTS, the National Association of Securities Dealers, Inc. ("NASD") and other applicable thrift, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, the OTS or the FDIC in the regular course of the business of COFI or the COFI Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of COFI and Charter One Bank, investigation into the business or operations of COFI or the COFI Subsidiaries within the past two years except as set forth in Section 2.9 of the COFI Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to COFI or any COFI Subsidiary.

         2.10     COMPLIANCE WITH LAWS.

                  (a) Except as disclosed in Section 2.10 of the COFI Disclosure Schedule, the businesses of COFI and the COFI Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by COFI or any COFI Subsidiary, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on COFI.

                  (b) Except as disclosed in Section 2.10 of the COFI Disclosure Schedule, no investigation or review by any governmental entity with respect to COFI or any COFI Subsidiary is pending or, to the best knowledge of COFI and Charter One Bank, threatened, nor has any governmental entity indicated to COFI or any COFI Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations and those the outcome of which will not have a Material Adverse Effect on COFI.

                  (c) COFI and each of the COFI Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, neither COFI nor Charter One Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause COFI or any of the COFI Subsidiaries to fail to be in substantial compliance with such provisions. No COFI Subsidiary that is a financial institution has received a rating from an applicable regulatory authority which is less than "satisfactory."

         2.11 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The information to be supplied by COFI for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by COFI for inclusion in the Joint Proxy Statement will not, on the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of COFI or RCSB, or at the time of their respective meetings of stockholders to vote on this Agreement and the Company Merger, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such meetings of stockholders that has become false or misleading. If, at any time prior to the Effective Time, any event relating to COFI or any of its affiliates, officers or directors is discovered by COFI that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, COFI will promptly inform RCSB and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of COFI and RCSB. Notwithstanding the foregoing, COFI makes no representation or warranty with respect to any information supplied by RCSB that is contained in any of the Registration Statement or the Joint Proxy Statement. The Joint Proxy Statement and the Registration Statement will (with respect to COFI) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act, and the rules and regulations thereunder.

         2.12 LITIGATION. Except as disclosed in Section 2.12 of the COFI Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of COFI and Charter One Bank threatened, against or affecting COFI or any COFI Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which if adversely determined, would have a Material Adverse Effect on COFI or which would materially affect the ability of COFI, Charter Michigan or Charter One Bank to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator outstanding against COFI or any COFI Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         2.13 LICENSES. COFI and the COFI Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         2.14     TAXES.

                  (a) Except as disclosed in Section 2.14 of the COFI Disclosure Schedule, COFI and the COFI Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or COFI has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns or required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither COFI nor any COFI Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against COFI or any COFI Subsidiary that have not been resolved or settled, and no requests for waivers of the time to assess any such tax are pending or have been agreed to. Except as set forth in Section 2.14 of the COFI Disclosure Schedule, neither COFI nor any COFI Subsidiary is currently subject to audit or examination of any of its income tax returns by the Internal Revenue Service or any state, municipal or other taxing authority. Neither COFI nor any COFI Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of COFI and the COFI Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

                  (b) COFI has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code), where COFI was not the common parent of the group. Neither COFI nor any COFI Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than COFI or a COFI Subsidiary.

                  (c) COFI and the COFI Subsidiaries have each withheld amounts from its employees, stockholders or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and, except as set forth in Section 2.14 of the COFI Disclosure Schedule, have notified all employees, stockholders, and holders of public deposit accounts of their obligations to file all forms, statements and reports with it in accordance with applicable federal, state and local tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms, statements and reports with it.

                  (d) For the purposes of this Agreement, the terms "tax" and "taxes" include, without limitation, any federal, state, local or foreign income, leasing, franchise, excise, gross receipts, sales, use, occupational, employment, real property, ad valorem, tangible and intangible personal property and state taxes, payments in lieu of taxes, levies, duties, imposts, business, operations or financial condition, assessments, fees, charges and withholdings of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon.

         2.15 INSURANCE. COFI and the COFI Subsidiaries maintain insurance with insurers which in the best judgment of management of COFI are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. COFI and the COFI Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by COFI and the COFI Subsidiaries have been filed in due and timely fashion.

         2.16     LOANS; INVESTMENTS.

                  (a) Except as otherwise disclosed in Section 2.16 of the COFI Disclosure Schedule, each material loan reflected as an asset on the COFI Financial Statements dated as of December 31, 1996 is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of COFI and Charter One Bank, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 2.16 of the COFI Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge.

                  (b) All guarantees of indebtedness owed to COFI or any COFI Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of COFI and Charter One Bank, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines and except as would not have a Material Adverse Effect on COFI.

                  (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which COFI or any COFI Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of COFI and Charter One Bank, in accordance with then-customary practice and applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. COFI and the COFI Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of COFI and Charter One Bank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage backed security financing arrangement, to accelerate, discontinue, terminate, or otherwise modify any such agreement or arrangement or would require COFI or any COFI Subsidiary to recognize any gain or loss with respect to such arrangement.

                  (d) Except as set forth in Section 2.16 of the COFI Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the COFI Financial Statements dated as of December 31, 1996 under the heading "Investment Securities," and none of the investments made by COFI and the COFI Subsidiaries since December 31, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of COFI or any COFI Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all material repurchase agreements to which COFI or any COFI Subsidiary is a party, COFI or such Subsidiary has a valid, perfected first lien, or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

         2.17 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the COFI Financial Statements as of December 31, 1996, (and as shown on any financial statements to be delivered by COFI to RCSB pursuant to
Section 5.7 hereof), to the best knowledge of COFI and Charter One Bank, as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted accounting principles applicable to Charter One Bank. To the best knowledge of COFI and Charter One Bank, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of COFI and the COFI Subsidiaries as of December 31, 1996 (and as of the dates of any financial statements to be delivered by COFI to RCSB pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

         2.18     COFI BENEFIT PLANS.

                  (a) The term "COFI Benefit Plans" as used herein refers to each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of COFI or any COFI Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which COFI or any COFI Subsidiary maintains, to which COFI or any COFI Subsidiary contributes, or under which any employee, former employee, director or former director of COFI or any COFI Subsidiary is covered or has benefit rights and pursuant to which any liability of COFI or any COFI Subsidiary exists or is reasonably likely to occur, provided that the term "Plan or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No COFI Benefit Plan is a multi-employer plan within the meaning of
         Section 3(37) of ERISA.

                  (b) Each of the COFI Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("COFI Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code, and, to the best of COFI's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such COFI Qualified Plan. All such COFI Qualified Plans established or maintained by COFI or any of the COFI Subsidiaries or to which COFI or any of the COFI Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such COFI Qualified Plans. Neither COFI nor any COFI Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by COFI or any COFI Subsidiary to any COFI Benefit Plan through December 31, 1996, have been made or reserves adequate for such purposes as of December 31, 1996 have been set aside therefor and reflected in the COFI Financial Statements dated as of December 31, 1996. Neither COFI nor any COFI Subsidiary is in material default in performing any of its respective contractual obligations under any of the COFI Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) There is no pending or, to the best knowledge of COFI and Charter One Bank, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the COFI Benefit Plans (or with respect to the administration of any of the such Plans) now or heretofore maintained by COFI or any COFI Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of COFI or any COFI Subsidiary or any such Plan.

                  (d) COFI and the COFI Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any COFI Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the Internal Revenue Service under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any COFI Qualified Plan. Neither COFI, any COFI Subsidiary nor any COFI Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975(a) of the Code), or any material liability under Section 601 of ERISA or Section 4980 of the Code.

                  (e) COFI and the COFI Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each COFI Benefit Plan with the Internal Revenue Service, the PBGC, the Department of Labor, and as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

         2.19     COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Except as set forth in Section 2.19 of the COFI Disclosure
         Schedule: (i) to the best knowledge of COFI and Charter One Bank, the operations of COFI and each of the COFI Subsidiaries comply in all material respects with all applicable past and present Environmental Laws (as defined below); (ii) to the best knowledge of COFI and Charter One Bank, none of the operations of COFI or any COFI Subsidiary, no assets presently or formerly owned or leased by COFI or any COFI Subsidiary and no Mortgaged Premises (as defined below) or a Participating Facility (as defined below) are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which COFI, any COFI Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of COFI or any COFI Subsidiary, no assets presently owned or, to the best knowledge of COFI and Charter One Bank, formerly owned by COFI or any COFI Subsidiary, and, to the best knowledge of COFI and Charter One Bank, no Mortgaged Premises or Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance (as defined below), or any other substance into the environment, nor has COFI or any COFI Subsidiary, or, to the best knowledge of COFI and Charter One Bank, any owner of a Mortgaged Premises or Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither COFI or any COFI Subsidiary, nor, to the best knowledge of COFI and Charter One Bank, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) For purposes of this Section, "Mortgaged Premises" shall mean each (i) real property interest (including without limitation any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to any party hereto or any of its Subsidiaries a lien on or security interest in such real property interest and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to any party hereto or any of its Subsidiaries a lien thereon or security interest therein; provided, however, that the term "Mortgaged Premises" shall not include one-to four-unit, single-family residences, and



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         in the case of COFI and the COFI Subsidiaries, any real property interest securing a loan with a principal balance of less than one million dollars, and in the case of RCSB and the RCSB Subsidiaries, any real property interest securing a loan with a principal balance of less than five hundred thousand dollars. For purposes of this Section, "Participating Facility" means any property in which any party hereto or any of its Subsidiaries participates in the management of such property and, where the context requires, includes the owner or operator of such property. For purposes of this Agreement, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A., Section 9601 et seq., and also includes any substance now or hereafter regulated by or subject to any Environmental Laws (as defined below) and any other pollutant, contaminant, or waste, including without limitation, petroleum, asbestos, fiberglass, radon, and polychlorinated biphenyls. For purposes of this Agreement, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition, or management of any Hazardous Substance; (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

         2.20 CONTRACTS AND COMMITMENTS. Section 2.20 of the COFI Disclosure Schedule contains, and shall be supplemented by COFI, as required by Section
5.10 hereof, so as to contain at the Closing Date copies of each of the following documents, certified by an officer of COFI to be true and correct copies of such documents on the dates of such certificates.

                  (a) The Certificate or Articles of Incorporation, Charters and Bylaws of COFI and each COFI Subsidiary.

                  (b) All judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of COFI or any COFI Subsidiary which, by their terms, continue to bind or affect COFI or any COFI Subsidiary.

                  (c) All orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of COFI or any COFI Subsidiary or any of their directors or officers in their capacities as such.

         2.21 DEFAULTS. There has not been any default in any material obligation to be performed by COFI or any COFI Subsidiary under any material contract or commitment, and neither COFI nor any COFI Subsidiary has waived, any material right under any material contract or commitment. To the best knowledge of COFI and Charter One Bank, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

         2.22 OPERATIONS SINCE DECEMBER 31, 1996. Between December 31, 1996 and the date hereof, except as set forth in Section 2.22 of the COFI Disclosure Schedule, there has not been:

                  (a) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by COFI or any COFI Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

                  (b) any change in COFI's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate; or


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


                  (c) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to COFI or any COFI Subsidiary) materially adversely affecting the business, operations or financial condition of COFI on a consolidated basis.

         2.23 UNDISCLOSED LIABILITIES. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in audited consolidated financial statements in accordance with generally accepted accounting principles ("Liabilities") have, in the case of COFI and the COFI Subsidiaries, been so reflected, disclosed or reserved against in the COFI Financial Statements dated as of December 31, 1996 or in the notes thereto, and COFI and the COFI Subsidiaries have no other Liabilities except (a) Liabilities incurred since December 31, 1996 in the ordinary course of business, (b) Liabilities under the Haverfield Definitive Agreement or (c) as disclosed in
Section 2.23 of the COFI Disclosure Schedule.

         2.24     ASSETS.

                  (a) COFI and the COFI Subsidiaries have good, and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by COFI in the COFI Financial Statements dated as of December 31, 1996, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) liens, none of which, in the aggregate, except as set forth in the COFI Financial Statements dated as of December 31, 1996 or in Section 2.24 of the COFI Disclosure Schedule, are material to the assets of COFI on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of COFI and the COFI Subsidiaries (whether owned or leased) are in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by COFI and the COFI Subsidiaries is held in fee simple, except as otherwise noted in the COFI Financial Statements as of December 31, 1996 or as set forth in Section 2.24 of the COFI Disclosure Schedule. COFI and the COFI Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the COFI Financial Statements dated as of December 31, 1996, or in Section 2.24 of the COFI Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to COFI or any COFI Subsidiary.

                  (b) All leases pursuant to which COFI or any COFI Subsidiary, as lessee, leases real or personal property which are material to the business of COFI on a consolidated basis are, to the best knowledge of COFI and Charter One Bank, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which, with notice or lapse of time or both, would constitute a default, with respect to COFI or any COFI Subsidiary, or to the best knowledge of COFI and Charter One Bank, and the other party.

         2.25 INDEMNIFICATION. To the best knowledge of COFI and Charter One Bank, except as set forth in Section 2.25 of the COFI Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of COFI or any COFI Subsidiary has occurred which would give rise to a claim by any such person for indemnification from COFI or any COFI Subsidiary under the corporate indemnification provisions of such entity in effect on the date of this Agreement.

         2.26 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between COFI or any COFI Subsidiary and any of its officers, directors or employees conform to applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 2.26 of the COFI Disclosure

Schedule, no officer, director or employee of COFI or any COFI Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of COFI or any COFI Subsidiary.

         2.27 BROKERS AND FINDERS. Neither COFI nor any COFI Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees (other than in connection with a fairness opinion), brokerage fees, commissions or finders's fees, and no broker or finder has acted directly or indirectly for COFI or any COFI Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

         2.28 ACCURACY OF INFORMATION. The statements of COFI and Charter One Bank contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of COFI or Charter One Bank pursuant to the terms of this Agreement are true and correct in all material respects.

         2.29 FAIRNESS OPINION. COFI has received from Montgomery Securities a fairness opinion, dated as of the date of this Agreement, to the effect that the Company Merger is fair to the stockholders of COFI from a financial point of view.

         2.30 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of COFI and Charter One Bank, there is no reason relating specifically to COFI or any COFI Subsidiary why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

         2.31 NO OWNERSHIP IN RCSB. Neither COFI nor any COFI Subsidiary owns any RCSB Common Stock.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF RCSB AND TARGET BANK

         RCSB and Target Bank jointly and severally represent and warrant to COFI and Charter One Bank that except as set forth in that certain confidential writing delivered by RCSB to COFI on or before the date hereof (the "RCSB Disclosure Schedule"):

         3.1 ORGANIZATION. RCSB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it is now being conducted. RCSB is duly licensed or qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on RCSB or its ability to consummate the transactions contemplated herein. RCSB has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Company Merger by its stockholders and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby. RCSB is duly registered as a savings and loan holding company under HOLA.

         3.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and unanimously approved and authorized by the Boards of Directors of RCSB and Target Bank, and all necessary corporate action on the part of RCSB and Target Bank has been taken, subject to the approval of this Agreement and the Company Merger by the holders of a majority of the issued and outstanding RCSB Common Stock. This Agreement has been duly executed and delivered by RCSB and Target Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         3.3 CONFLICTS. Subject to the second sentence of this Section 3.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any lien, charge or encumbrance on any property or assets under, any provision of the Certificate of Incorporation or Bylaws of RCSB or similar documents of any RCSB Subsidiary (as defined in Section 3.7 hereof), or any material mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to RCSB or any RCSB Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time or (ii) are disclosed in Section 3.3 of the RCSB Disclosure Schedule. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to RCSB or Target Bank in connection with the execution and delivery of this Agreement or the consummation by RCSB or Target Bank of the transactions contemplated hereby except for the filings, approvals or waivers contemplated by Section 2.3 hereof and consents that are not material to the transactions contemplated hereby.

         3.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation, (i) applies to the Merger, the Voting Agreements or the Stock Option Agreement, (ii) prohibits or restricts the ability of RCSB or Target Bank to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (iii) would have the effect of invalidating or voiding this Agreement, any of the Voting Agreements, or the Stock Option Agreement, or any provision hereof or thereof, or (iv) would subject COFI, Charter Michigan or Charter One Bank to any material impediment or condition in connection with the exercise of any of its right under this Agreement, any of the Voting Agreements, or the Stock Option Agreement.

         3.5      CAPITALIZATION AND STOCKHOLDERS.

                  (a) The authorized capital stock of RCSB consists of (i) 50,000,000 shares of RCSB Common Stock, $1.00 par value per share, of which 14,477,106 shares are issued and outstanding and 947,100 shares are held as treasury shares, in each case as of the date of this Agreement, and (ii) 50,000,000 shares of series preferred stock, $1.00 par value, consisting of 200,000 shares of Series A junior participating preferred stock and 4,000,000 shares of 7% noncumulative, convertible perpetual preferred stock Series B, of which none are issued and outstanding. All of the issued and outstanding shares of RCSB Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of RCSB Common Stock has been issued in violation of any preemptive rights of current or past stockholders or are subject to any preemptive rights of the current or past stockholders of RCSB. All of the issued and outstanding shares of RCSB Common Stock will be entitled to vote to approve this Agreement and the Company Merger.

                  (b) As of the date hereof, RCSB had _______ shares of RCSB Common Stock reserved for issuance under the 1986 Option Plan and 1992 Option Plan for the benefit of employees and directors of RCSB and the RCSB Subsidiaries, pursuant to which options covering 759,464 shares of RCSB Common Stock are outstanding (the "RCSB Stock Options"). Except as set forth in this Section, there are no shares of capital stock or other equity securities of RCSB outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of RCSB, or contracts, commitments, understandings, or arrangements by which RCSB is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Section 3.5 of the RCSB Disclosure Schedule sets forth the name of the holder of each RCSB Stock Option and the date of grant of,



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

         number of shares represented by, exercise price and expiration of, and vesting or performance requirements associated with, each RCSB Stock Option.

         3.6 RCSB FINANCIAL STATEMENTS; MATERIAL CHANGES. RCSB has heretofore delivered to COFI its audited consolidated financial statements for fiscal years ended November 30, 1996 and November 30, 1995 (together the "RCSB Financial Statements"). The RCSB Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of RCSB as of the dates thereof and the consolidated results of its operations, shareholders' equity, cash flows and changes in financial position for the periods then ended. Since November 30, 1996 to the date hereof, RCSB and the RCSB Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to RCSB on a consolidated basis. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk or reasonable probability that RCSB will suffer or experience a Material Adverse Effect.

         3.7      RCSB SUBSIDIARIES.

                  (a) All of the RCSB Subsidiaries are listed in Section 3.7 of the RCSB Disclosure Schedule. RCSB owns directly or indirectly all of the issued and outstanding shares of capital stock of the RCSB Subsidiaries. Section 3.7 of the RCSB Disclosure Schedule sets forth the number of shares of authorized and outstanding capital stock of the RCSB Subsidiaries. Except for equity securities of the Federal Home Loan Bank of New York or as set forth in Section 3.7 of the RCSB Disclosure Schedule, neither RCSB nor the RCSB Subsidiaries own directly or indirectly any equity securities, or other proprietary interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business. No capital stock of any of the RCSB Subsidiaries is or may become required to be issued (other than to RCSB) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any RCSB Subsidiary. There are no contracts, commitments, understandings or arrangements relating to the rights of RCSB to vote or to dispose of shares of the capital stock of any RCSB Subsidiary. All of the shares of capital stock of each RCSB Subsidiary are fully paid and non-assessable and are owned by RCSB or another RCSB Subsidiary free and clear of any claim, lien or encumbrance, except as disclosed in Section 3.7 of the RCSB Disclosure Schedule.

                  (b) Each RCSB Subsidiary is either a savings bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly licensed or qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on RCSB. Each RCSB Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business as it has been and is now being conducted.

                  (c) For purposes of this Agreement, an "RCSB Subsidiary" or a "Subsidiary" of RCSB shall mean each corporation, savings bank, and other entity in which RCSB owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included (i) Gateway American Bank, (ii) any entity that is inactive on the date of this Agreement, (iii) any entity acquired in good faith through foreclosure, or (iv) any entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

                  (d) Target Bank is a member in good standing of the Federal Home Loan Bank System. All eligible deposit accounts issued by Target Bank are insured by the FDIC through the Bank Insurance Fund ("BIF") or the SAIF to the full extent permitted under applicable law. Target Bank is, and at all times since

         June 1, 1990 has been, a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code. The liquidation account established by Target Bank in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws and the records with respect to said account are complete and accurate in all material respects.

         3.8 RCSB FILINGS. RCSB has previously made available, or will make available prior to the Effective Time, to COFI true and complete copies of the
(i) proxy statements relating to all meetings of stockholders (whether special or annual) of RCSB during calendar years 1995, 1996 and 1997 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Exchange Act by RCSB with the SEC since its formation including without limitation on Forms 10-K, 10-Q and 8-K.

         3.9 RCSB REPORTS. Each of RCSB and the RCSB Subsidiaries has filed, and will continue to file, all material reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, FDIC, OTS, Department, NASD, and other applicable thrift, securities and other regulatory authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, OTS, Department or FDIC in the regular course of the business of RCSB or the RCSB Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of RCSB and Target Bank, investigation into the business or operations of RCSB or the RCSB Subsidiaries within the past two years except as set forth in Section 3.9 of the RCSB Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, Department, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to RCSB or any RCSB Subsidiary.

         3.10     COMPLIANCE WITH LAWS.

                  (a) Except as disclosed in Section 3.10 of the RCSB Disclosure Schedule, the businesses of RCSB and the RCSB Subsidiaries are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental authorities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by RCSB or any RCSB Subsidiary.

                  (b) Except as disclosed in Section 3.10 of the RCSB Disclosure Schedule, no investigation or review by any governmental entity with respect to RCSB or any RCSB Subsidiary is pending or, to the best knowledge of RCSB and Target Bank, threatened, nor has any governmental entity indicated to RCSB or any RCSB Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

                  (c) RCSB and each of the RCSB Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, neither RCSB nor Target Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause RCSB or any of the RCSB Subsidiaries to fail to be in substantial compliance with such provisions. Target Bank has not received a rating from an applicable regulatory authority which is less than "satisfactory."



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         3.11 REGISTRATION STATEMENT: JOINT PROXY STATEMENT. The information to be supplied by RCSB for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by RCSB for inclusion in the Joint Proxy Statement will not, on the date of the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of COFI or RCSB, or at the time of their respective meetings of stockholders to vote on this Agreement and the Company Merger, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such meetings of stockholders that has become false or misleading. If at any time prior to the Effective Time, any event relating to RCSB or any of its affiliates, officers or directors is discovered by RCSB that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, RCSB will promptly inform COFI, and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of RCSB. Notwithstanding the foregoing, RCSB makes no representation or warranty with respect to any information supplied by COFI that is contained in the Registration Statement or the Joint Proxy Statement. The Joint Proxy Statement will (with respect to RCSB) comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

         3.12 LITIGATION. Except as disclosed in Section 3.12 of the RCSB Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of RCSB and Target Bank threatened, against or affecting RCSB or any RCSB Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking equitable relief or damages against RCSB, any RCSB Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, in excess of $50,000, or which would materially affect the ability of RCSB or Target Bank to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against RCSB or any RCSB Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         3.13 LICENSES. RCSB and the RCSB Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or right thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         3.14     TAXES.

                  (a) Except as disclosed in Section 3.14 of the RCSB Disclosure Schedule, RCSB and the RCSB Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or RCSB or Target Bank has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither RCSB nor any RCSB Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against RCSB or any RCSB Subsidiary that have not been resolved or settled and no requests for waivers of the time to assess any such tax are pending or have been agreed to. The income tax returns of RCSB and RCSB Subsidiaries have not been audited by the Internal Revenue Service, state, municipal or other taxing authority for any of the last two years. Neither RCSB nor any RCSB Subsidiary is



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         a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of RCSB and the RCSB Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

                  (b) RCSB has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where RCSB was not the common parent of the group. Neither RCSB nor any RCSB Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than RCSB or any RCSB Subsidiary. Neither RCSB nor any RCSB Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code and no such adjustment has been proposed by the Internal Revenue Service. Neither RCSB nor any RCSB Subsidiary has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (c) RCSB and the RCSB Subsidiaries have each withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and except as set forth in Section 3.14 of the RCSB Disclosure Schedule, have notified all employees, stockholders and holders of public deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms statements and reports with it.

         3.15 INSURANCE. RCSB and the RCSB Subsidiaries maintain insurance with insurers which in the best judgment of management of RCSB are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. RCSB and the RCSB Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by RCSB and the RCSB Subsidiaries have been filed in due and timely fashion. Each of RCSB and the RCSB Subsidiaries has taken or will timely take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time. Neither RCSB nor any of the RCSB Subsidiaries has, during the past three years, had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied.

         3.16     LOANS; INVESTMENTS.

                  (a) Except as otherwise disclosed in Section 3.16 of the RCSB Disclosure Schedule, each material loan reflected as an asset on the RCSB Financial Statement dated as of November 30, 1996, and each material loan originated or acquired by RCSB or an RCSB Subsidiary since such date, is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of RCSB and Target Bank, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 3.16 of the RCSB Disclosure Schedule and loans sold in the ordinary course of business, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge. Except as set forth in Section 3.16 of the RCSB Disclosure Schedule, there is no loan or other asset of RCSB or of any RCSB Subsidiary that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss" as of April 30, 1997. Set forth in
         Section 3.16 of the RCSB Disclosure Schedule is a


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         complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof ("REO") of RCSB and the RCSB Subsidiaries as of April 30, 1997.

                  (b) All material guarantees of indebtedness owed to RCSB or any RCSB Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of RCSB and Target Bank, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

                  (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which RCSB or any RCSB Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of RCSB and Target Bank, in accordance with then-customary practice and applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. RCSB and the RCSB Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of RCSB and Target Bank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Except as set forth in Section 3.16 of the RCSB Disclosure Schedule, none of the transactions contemplated by this Agreement would permit: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require RCSB or any RCSB Subsidiary to recognize any gain or loss with respect to such arrangement.

                  (d) Except as set forth in Section 3.16 of the RCSB Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the RCSB Financial Statements dated as of November 30, 1996 under the heading "Investment Securities, " and none of the investments made by RCSB and the RCSB Subsidiaries since November 30, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of RCSB or any RCSB Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all repurchase agreements to which RCSB or any RCSB Subsidiary is a party, RCSB or such Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

                  (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by RCSB and the RCSB Subsidiaries, as reflected in the RCSB Financial Statements dated November 30, 1996 were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

         3.17     ALLOWANCE FOR POSSIBLE LOAN LOSSES.

                  (a) The allowance for possible loan losses shown on the RCSB Financial Statements as of November 30, 1996 (and as shown on any financial statements to be delivered by RCSB to COFI pursuant to
         Section 5.7 hereof), to the best knowledge of RCSB and Target Bank, as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted practices applicable to Target Bank and the other RCSB Subsidiaries. To the best knowledge of RCSB and



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         Target Bank, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of RCSB and the RCSB Subsidiaries as of November 30, 1996 (and as of the dates of any financial statements to be delivered by RCSB to COFI pursuant to
         Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

                  (b) The sum of the aggregate amount of all Nonperforming Assets (as defined below) and all troubled debt restructurings (as defined under generally accepted accounting principles) on the books of RCSB and the RCSB Subsidiaries does not exceed 1.8% of total loans as of April 30, 1997. "Nonperforming Assets" shall mean (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of Target Bank or any other RCSB Subsidiary, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (other than restructured loans that have ceased to be nonperforming in accordance with applicable regulatory guidelines and generally accepted accounting principles), (E) where a specific reserve allocation exists in connection therewith, or (F) that have been classified "Doubtful", "Loss" or the equivalent thereof by any regulatory authority, and (ii) all assets classified as REO and all other assets acquired through foreclosure or repossession.

         3.18     RCSB BENEFIT PLANS.

                  (a) Section 3.18 of the RCSB Disclosure Schedule contains a list (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right ("SAR"), restricted stock, stock equivalent ("Stock Equivalent"), life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of RCSB or any RCSB Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which RCSB or any RCSB Subsidiary maintains, to which RCSB or any RCSB Subsidiary contributes, or under which any employee, former employee, director or former director of RCSB or any RCSB Subsidiary is covered or has benefit rights and pursuant to which any liability of RCSB or any RCSB Subsidiary exists or is reasonably likely to occur (the "RCSB Benefit Plans"). Except as set forth in Section 3.18 of the RCSB Disclosure Schedule, RCSB and the RCSB Subsidiaries neither maintain nor have entered into any RCSB Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of RCSB or any RCSB Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of RCSB or any RCSB Subsidiary or to COFI or any COFI Subsidiary as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "RCSB Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.18, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in Section 3.18 of the RCSB Disclosure Schedule, no RCSB Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) Each of the RCSB Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings plan that is qualified under Section 401(a) of the Code ("RCSB Qualified Plans") has been determined by the Internal Revenue Service to qualify under
         Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of



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

         the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Section 3.18 of the RCSB Disclosure Schedule) and, to the best of RCSB's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such RCSB Qualified Plan. All such RCSB Qualified Plans established or maintained by RCSB or any of the RCSB Subsidiaries or to which RCSB or any of the RCSB Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements ) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such RCSB Qualified Plans. Neither RCSB nor any RCSB Subsidiary is a plan sponsor of, or contributes to, a defined benefit pension plan. All accrued contributions and other payments required to be made by RCSB or any RCSB Subsidiary to any RCSB Benefit Plan through November 30, 1996, have been made or reserves adequate for such purposes as of November 30, 1996, have been set aside therefor and are reflected in the RCSB Financial Statements dated as of November 30, 1996. Neither RCSB nor any RCSB Subsidiary is in material default in performing any of its contractual obligations under any of the RCSB Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) There is no pending or, to the best knowledge of RCSB and Target Bank, threatened litigation or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the RCSB Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by RCSB or any RCSB Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of RCSB or any RCSB Subsidiary or any such Plan.

                  (d) RCSB and the RCSB Subsidiaries and all other person having fiduciary or other responsibilities or duties with respect to any RCSB Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the PBGC and the Internal Revenue Service under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any RCSB Benefit Plan. No RCSB Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code). All RCSB Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

                  (e) Except as set forth in Section 3.18 of the RCSB Disclosure Schedule, neither RCSB nor any RCSB Subsidiary has made any payments, or is or has been a party to any agreement or any RCSB Benefit Plan, that under any circumstances could obligate it or its successor to make payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

                  (f) Section 3.18 of the RCSB Disclosure Schedule describes any obligation that RCSB or any RCSB Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverage and their ages.

                  (g) Section 3.18 of the RCSB Disclosure Schedule lists: (i) each officer, employee and director of RCSB and any RCSB Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit, the individual's participation in each bonus and other RCSB Benefit



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         Plan, and such individual's compensation from RCSB and each RCSB
         Subsidiary for each of the calendar years 1992 through 1996 as reported by RCSB and a RCSB Subsidiary on Form W-2 or Form 1099; and (ii) a copy of each form of agreement relating to RCSB Stock Options, SARs and Stock Equivalents.

                  (h) RCSB and the RCSB Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each RCSB Benefit Plan with the Internal Revenue Service and the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

                  3.19     COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Except as set forth in Section 3.19 of the RCSB
         Disclosure Schedule: (i) to the best knowledge of RCSB and Target Bank, the operations of RCSB and each of the RCSB Subsidiaries comply in all material respects with all applicable past and present Environmental Laws; (ii) to the best knowledge of RCSB and Target Bank, none of the operations of RCSB or any RCSB Subsidiary, no assets presently or formerly owned or leased by RCSB or any RCSB Subsidiary and no Mortgaged Premises or Participating Facility are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which RCSB, any RCSB Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of RCSB or any RCSB Subsidiary, no assets presently owned or, to the best knowledge of RCSB and Target Bank, formerly owned by RCSB or any RCSB Subsidiary, and to the best knowledge of RCSB and Target Bank, no Mortgaged Premises or a Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has RCSB or any RCSB Subsidiary, or, to the best knowledge of RCSB and Target Bank, any owner or a Mortgaged Premises or a Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither RCSB nor any RCSB Subsidiary, nor, to the best knowledge of RCSB and Target Bank, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) With respect to the real property currently owned or, to the best knowledge of RCSB and Target Bank, formerly owned or currently leased by RCSB or any RCSB Subsidiary ("RCSB Premises"): (x) no part of the RCSB Premises has been used for the generation, manufacture, handling, storage, or disposal of Hazardous Substances; (y) except as disclosed in Section 3.19 of the RCSB Disclosure Schedule, the RCSB Premises do not contain, and have never contained, an underground storage tank; and (z) the RCSB Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in Section 3.19 of the RCSB Disclosure Statement as an exception to the foregoing, such underground storage tank has been removed in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in
         Section 3.19 of the RCSB Disclosure Schedule.

         3.20 CONTRACTS AND COMMITMENTS. Section 3.20 of the RCSB Disclosure Schedule contains, and shall be supplemented by RCSB and Target Bank, as required by Section 5.10 hereof, so as to contain at the Closing Date true and correct copies of each of the following documents:



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                  (a) a list of each outstanding loan agreement, mortgage,
         pledge agreement or other similar document or commitment to extend credit to any executive officer or director of RCSB or Target Bank;

                  (b) a list and description of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $100,000 to which RCSB or any RCSB Subsidiary is a party and/or under which it may (contingently or otherwise) have any liability;

                  (c) a list of each vendor or lease contract or agreement (not otherwise included in the RCSB Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) does not expire within six months from the date hereof, (ii) cannot be terminated on thirty days (or less) written notice without penalty; and (iii) involves an annual expenditure by RCSB or any RCSB Subsidiary in excess of $100,000;

                  (d) a list of each contract or commitment (other than RCSB Permitted Liens as defined in Section 3.22(c)) hereof) affecting ownership of, title to, use of, or any interest in real property which is currently owned by RCSB or any RCSB Subsidiary, and a list and description of all real property owned (other than REO) or leased by RCSB or any RCSB Subsidiary;

                  (e) a list of each commitment made by RCSB or Target Bank to or with any of its executive officers or directors extending for a period of more than six months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereto;

                  (f) the Certificate or Articles of Incorporation, Charters, and Bylaws of RCSB and each RCSB Subsidiary;

                  (g) except for powers of attorney executed in connection with loan servicing activities in the ordinary course of business, a list of all powers of attorney granted by RCSB or any RCSB Subsidiary which are currently in force and cannot be terminated by RCSB or any RCSB Subsidiary upon the issuance of a written notice of termination or revocation;

                  (h) a list of all policies of insurance currently maintained by RCSB or any RCSB Subsidiary and a list and description of all unsettled or outstanding claims of RCSB or any RCSB Subsidiary which have been, or to the best knowledge of RCSB and Target Bank, will be, filed with the companies providing insurance coverage for RCSB or any RCSB Subsidiary (except for routine claims for benefits);

                  (i) each collective bargaining agreement to which RCSB or any RCSB Subsidiary is a party and all affirmative action plans or programs covering employees of RCSB or any RCSB Subsidiary, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by RCSB or any RCSB Subsidiary;

                  (j) each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $100,000 to which RCSB or any RCSB Subsidiary is a party, which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty;

                  (k) all financial advisory, investment banking, and professional (legal and accounting) services contracts to which RCSB or any RCSB Subsidiary is a party; except those that may be terminated by RCSB or an RCSB Subsidiary at anytime without any liability;


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



                  (l) all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of RCSB or any RCSB Subsidiary which, by their terms, continue to bind or affect RCSB or any RCSB Subsidiary;

                  (m) all orders, decrees, memorandums, agreements or understandings with bank regulatory agencies binding upon or affecting the current operations of RCSB or any RCSB Subsidiary or any of their directors or officers in their capacities as such;

                  (n) all material trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by RCSB or any RCSB Subsidiary or licensed from a third party;

                  (o) all policies formally adopted by the Board of Directors of RCSB or any RCSB Subsidiary as currently in effect with respect to environmental matters and copies of all policies that have been in effect during the last five (5) years regarding the performance of environmental investigations of properties accepted as collateral for loans, including the effective dates of all such policies;

                  (p) each agreement (other than those involving the sale or purchase of mortgage loans or servicing rights) to which RCSB or any RCSB Subsidiary is a party (which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty) which in an annual period could commit RCSB or any RCSB Subsidiary to an expenditure (either individually or through a series of installments) in excess of $100,000 or which creates a material right or benefit to receive payments, goods or services not referred to elsewhere in this Section 3.20:

                  (q) each agreement containing any covenant limiting the right of RCSB or any RCSB Subsidiary to engage in any line of business or to compete with any person;

                  (r) each agreement with respect to any license, permit and similar matter that is necessary to the operations of RCSB or any RCSB Subsidiary; and

                  (s) each agreement that gives a third party any right to seek judicial or administrative relief to enjoin, or other relief which may prevent consummation of, the Merger.

         3.21 DEFAULTS. There has not been any default in any material obligation to be performed by RCSB or any RCSB Subsidiary under any material contract or commitment, and neither RCSB nor or any RCSB Subsidiary has waived, and will not waive prior to the Effective Time, any material right under any material contract or commitment. To the best knowledge of RCSB and Target Bank, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

         3.22 OPERATIONS SINCE NOVEMBER 30, 1996. Between November 30, 1996 and the date hereof, except as set forth in Section 3.22 of the RCSB Disclosure Schedule, there has not been:

                  (a) any increase in the compensation payable or to become payable by RCSB or any RCSB Subsidiary to any employee, officer or director, other than routine increases to employees consistent with past practices;

                  (b) except as permitted in Section 4.1(a) hereof, any payment of dividends or other distributions by RCSB to its stockholders or any redemption by RCSB of its capital stock;

                  (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of RCSB or any RCSB Subsidiary, except the following (each of which, whether


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

         arising before or after the date hereof, is herein referred to as a "RCSB Permitted Lien"): (i) liens arising out of judgments or awards in respect of which RCSB or any RCSB Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for taxes, assessments, and other governmental charges or levies, the payment of which is not past due, or as to which RCSB or any RCSB Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of RCSB or any RCSB Subsidiary other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of RCSB or any RCSB Subsidiary arising in the ordinary course of business;

                  (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by RCSB or any RCSB Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

                  (e) the establishment of any new, modification of or amendment to, or increase in the formula for contributions to or benefits under, any RCSB Benefit Plan by RCSB or any RCSB Subsidiary;

                  (f) any action by RCSB or any RCSB Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by RCSB or any RCSB Subsidiary on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance; and if an insurer takes any such action, RCSB shall promptly notify COFI;

                  (g) any change in RCSB's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

                  (h) any purchase, whether for cash or secured or unsecured obligations (including finance leases) by RCSB or any RCSB Subsidiary of any fixed asset which either (i) has a purchase price individually or in the aggregate in excess of $250,000 or (ii) is outside of the ordinary course of business;

                  (i) any sale or transfer of any asset in excess of $50,000 of RCSB or any RCSB Subsidiary or outside of the ordinary course of business with the exception of (A) loans and marketable securities that are held for sale and sold in the ordinary course of business at market prices, (B) mortgage servicing rights that are sold in the ordinary course of business at market prices, and (C) REO that is sold in the ordinary course of business;

                  (j) any cancellation or compromise of any debt to, claim by or right of, RCSB or any RCSB Subsidiary except in the ordinary course of business;

                  (k) any amendment or termination of any contract or commitment to which RCSB or any RCSB Subsidiary is a party, other than in the ordinary course of business;

                  (l) any material damage or destruction to any assets or property of RCSB or any RCSB Subsidiary whether or not covered by insurance;

                  (m) any material change in the loan underwriting policies of any RCSB Subsidiary not reflected in the written policies previously provided by RCSB to COFI;

                  (n) any transaction of business or activity undertaken by RCSB or any RCSB Subsidiary outside the ordinary course of business consistent with past practices;

                  (o) any agreement or commitment to do any of the foregoing; or

                  (p) any event or condition, or series of events or conditions, of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to RCSB or any RCSB Subsidiary) which, individually or in the aggregate, has had or is reasonably likely to have a significant adverse impact on the business, operations or financial condition of RCSB on a consolidated basis.

         3.23 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of RCSB and each RCSB Subsidiary are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Boards of Directors and committees of the Boards of Directors of RCSB and each such Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

         3.24 UNDISCLOSED LIABILITIES. All of the Liabilities have, in the case of RCSB and the RCSB Subsidiaries, been reflected, disclosed or reserved against in the RCSB Financial Statements as of November 30, 1996 or in the notes thereto, and RCSB and the RCSB Subsidiaries have no other Liabilities except (a) Liabilities incurred since November 30, 1996 in the ordinary course of business or (b) as disclosed in Section 3.24 of the RCSB Disclosure Schedule.

         3.25     ASSETS.

                  (a) RCSB and the RCSB Subsidiaries have good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by RCSB or any RCSB Subsidiary in the RCSB Financial Statements dated as of November 30, 1996, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) liens and encumbrances none of which, in the aggregate, except as set forth in the RCSB Financial Statements dated November 30, 1996 or in Section 3.25 of the RCSB Disclosure Schedule, are material to the assets of RCSB on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of RCSB and the RCSB Subsidiaries (whether owned or leased) are in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by RCSB and the RCSB Subsidiaries is held in fee simple, except as otherwise noted in the RCSB Financial Statements as of November 30, 1996 or as set forth in
         Section 3.25 of the RCSB Disclosure Schedule. RCSB and the RCSB Subsidiaries have title or other rights to its assets sufficient in all material respect for the conduct of their respective businesses as presently conducted, and except as set forth in the RCSB Financial Statements dated as of November 30, 1996 or in Section 3.25 of the RCSB Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to RCSB or any RCSB Subsidiary.

                  (b) All material leases pursuant to which RCSB or any RCSB Subsidiary, as lessee, leases real or personal property are, to the best knowledge of RCSB and Target Bank, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either RCSB or any RCSB Subsidiary, or to the best knowledge of RCSB and Target Bank, the other party. Except as disclosed in
         Section 3.25 of the RCSB Disclosure Schedule, none of such leases contains a prohibition against assignment by RCSB or any RCSB Subsidiary, by operation of law or otherwise, or any other provision which would preclude the surviving corporation or resulting institution or any RCSB Subsidiary from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by RCSB or any RCSB Subsidiary as of the date of this Agreement.

         3.26 INDEMNIFICATION. To the best knowledge of RCSB and Target Bank, except as set forth in Section 3.26 of the RCSB Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of RCSB or any RCSB Subsidiary has occurred which would give rise to a claim or a potential claim by any such person for indemnification from RCSB or any RCSB Subsidiary under the corporate indemnification provisions of RCSB or any RCSB Subsidiary.

         3.27 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between RCSB or any RCSB Subsidiary and any officer, director or employee of RCSB or any RCSB Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 3.27 of the RCSB Disclosure Schedule, no officer, director or employee of RCSB or any RCSB Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of RCSB or any RCSB Subsidiary.

         3.28 REGISTRATION OBLIGATIONS. Except as set forth in Section 3.28 of the RCSB Disclosure Schedule, neither RCSB nor any RCSB Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

         3.29 REGULATORY, TAX AND ACCOUNTING MATTERS. RCSB and Target Bank have not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform their covenants and agreements under this Agreement or (ii) prevent the Merger from qualifying as a pooling of interests for accounting purposes or the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.30 BROKERS AND FINDERS. Except as set forth in the agreement with Lehman Brothers, dated April 30, 1997 (which agreement has not been amended since such date), a copy of which has previously been provided to COFI, neither RCSB nor any RCSB Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no other broker or finder has acted directly or indirectly for RCSB or any RCSB Subsidiary in connection with this Agreement or the transactions contemplated hereby. Section 3.30 of the RCSB Disclosure Schedule sets forth bona fide estimates of the amounts of all fees and expenses to be paid by RCSB to all third parties in connection with this Agreement and the transactions contemplated hereby.

         3.31 ACCURACY OF INFORMATION. The statements of RCSB and Target Bank contained in this Agreement, the Schedules hereto and any other written document executed and delivered by or on behalf of RCSB or Target Bank pursuant to the terms of this Agreement are true and correct in all material respects.


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


         3.32 FAIRNESS OPINION. RCSB has received from Lehman Brothers a fairness opinion, dated as of the date of this Agreement, to the effect that the Merger Consideration to be received by the holders of RCSB Common Stock pursuant to this Agreement and the Company Merger is fair to such holders from a financial point of view.

         3.33 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the knowledge of RCSB and Target Bank, there is no reason relating specifically to RCSB or any of its Subsidiaries why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

                                   ARTICLE IV

                                    COVENANTS

         4.1      COVENANTS OF RCSB AND TARGET BANK.

                  (a) Without the prior written consent of COFI, RCSB shall not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement, except it may declare and pay its regular quarterly cash dividend of not more than $.15 per share on RCSB Common Stock; provided the declaration of the last dividend by RCSB prior to consummation of the Company Merger and the payment thereof shall be coordinated with, and subject to the approval of COFI, so as to preclude any duplication of dividend benefit.

                  (b) Except as specifically contemplated by this Agreement, RCSB and the RCSB Subsidiaries shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and in substantial compliance with their existing business plan, a copy of which has been heretofore delivered by RCSB to COFI (the "1997 RCSB Business Plan"), and by way of amplification and not limitation, RCSB and each of the RCSB Subsidiaries will not, without the prior written consent of COFI (which consent in the case of subparts (vi), (vii) and (xxii) shall not be unreasonably withheld or delayed):

                           (i) issue any capital stock or any options, warrants,
                  or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, or any SARs or Stock Equivalents, except pursuant to the RCSB Stock Options outstanding on the date hereof (including those stock options that are required to be granted to non-employee directors on May 28, 1997 under the 1992 Option Plan) and the Stock Option Agreement;

                           (ii) directly or indirectly redeem, purchase or
                  otherwise acquire any capital stock or ownership interests of RCSB or any of the RCSB Subsidiaries;

                           (iii) effect a reclassification, recapitalization,
                  split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

                           (iv) change its Charter, Certificate or Articles of
                  Incorporation or Bylaws;

                           (v) enter into or modify any employment agreement,
                  severance agreement, change in control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to employees (excluding executive officers of RCSB and Target Bank) consistent



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                  with past practices) in the compensation payable or to become payable to directors, officers or employees except as required by law, pay or agree to pay any bonus, or adopt or make any change in any bonus, insurance, pension, or other RCSB Benefit Plan;

                           (vi) except for the short-term renewal of Federal
                  Home Loan Bank ("FHLB") advances outstanding at the date of this Agreement, raising funds against its existing line of credit with the FHLB for durations not in excess of 3 years, and deposit-taking and repurchase transactions in the ordinary course of its business, borrow or agree to borrow any funds or indirectly guarantee or agree to guarantee any obligations of others;

                           (vii) except in the ordinary course of business
                  consistent with prior practice, change the pricing or methodology for pricing any of its loan products;

                           (viii) make any material changes in its policies
                  concerning loan underwriting or which persons may approve any significant or material loan;

                           (ix) enter into any securities transaction for its
                  own account or purchase or otherwise acquire any investment security for its own account other than U.S. Treasury obligations with maturities of less than one year and deposits in an overnight account at the FHLB of New York, provided COFI's consent shall not be unreasonably withheld or delayed relating to the purchase of other readily marketable investment securities;

                           (x) increase or decrease the rate of interest paid on
                  time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

                           (xi) enter into, modify or extend any agreement,
                  contract or commitment out of the ordinary course of business or having a term in excess of six months and involving an expenditure in excess of $50,000, other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit documents made in the ordinary course of business;

                           (xii) except in the ordinary course of business and
                  in substantial compliance with the 1997 RCSB Business Plan, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

                           (xiii) cancel any material indebtedness owing to it
                  or any claims which it may possess or waive any rights of material value;

                           (xiv) sell or otherwise dispose of any real property
                  or any material amount of tangible or intangible personal property, except in the ordinary course of business consistent with past practices;

                           (xv) foreclose upon or otherwise take title to or
                  possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that Target Bank and its Subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain Hazardous Substances;

                           (xvi) knowingly or wilfully commit any act or fail to
                  commit any act which will cause a material breach of any material agreement, contract or commitment;

                           (xvii) knowingly or wilfully violate any law,
                  statute, rule, governmental regulation, or order in any material respect;

                           (xviii) purchase any fixed asset where the amount
                  paid or committed therefor is in excess of $50,000, except for written commitments outstanding on or prior to May 15, 1997;

                           (xix) engage in any activity or transaction(s) that
                  could result in the consolidated loan servicing assets of RCSB and the RCSB Subsidiaries to exceed $130,000,000;

                           (xx) except as permitted under subpart (xxi)
                  immediately below, enter into or acquire any derivatives contract or structured note;

                           (xxi) except in connection with hedging activities
                  consistent with past practices pertaining to residential first mortgage loan originations, enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

                           (xxii) in the case of Target Bank, (A)voluntarily
                  make any material changes in or to its asset or deposit mix other than those contemplated by the 1997 RCSB Business Plan,
                  (B) voluntarily convert any Community Value checking account to any other type of checking account, (C) open any new branch, deposit taking facility or loan production office other than the two new offices currently in construction, (D) close any existing branch or other facility, or (E) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives in excess of the amounts budgeted in the 1997 RCSB Business Plan;

                           (xxiii) in the case of the RCSB Subsidiaries (other
                  than Target Bank), (A) open any sales, hub or other type of office or facility or (B) hire any additional employees except to fill current job vacancies and future vacancies arising from attrition; or

                           (xxiv) agree in writing or otherwise to take any of
                  the foregoing actions or engage in any of the foregoing activities.

                  (c) During the period commencing July 1, 1997, and ending the last day of the calendar month coinciding with or immediately preceding the Closing Date, RCSB and the RCSB Subsidiaries shall cause units with a Fair Issac Corporation Auto Score (as calculated by the RCSB Subsidiary based on maker or co-maker in its reports prepared in the ordinary course of business consistent with past practice) of 599 or less not to exceed 8% of the total auto unit production originated by RCSB and the RCSB Subsidiaries during such period on a consolidated basis.

                  (d) RCSB will, and will cause the RCSB Subsidiaries to, use their reasonable efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including in the case of Target Bank insurance of accounts with the FDIC. RCSB will, and will cause the RCSB Subsidiaries to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters which could reasonably give rise to a claim prior to the Effective Time.

                  (e) RCSB shall promptly notify COFI in writing of the occurrence of any matter or event known to and directly involving RCSB or any RCSB Subsidiary that is reasonably likely to result in a Material

         Adverse Effect on RCSB or impair the ability of RCSB or Target Bank to consummate the transactions contemplated herein.

                  (f) RCSB shall provide to COFI such reports on litigation involving RCSB and each of the RCSB Subsidiaries as COFI shall reasonably request, provided that RCSB shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

                  (g) Neither RCSB (nor any of its Subsidiaries) (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Transaction (as defined below) or a potential Acquisition Transaction with respect to itself or any of its Subsidiaries or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it or any of its Subsidiaries under any of the instances described in this clause. RCSB and Target Bank shall immediately instruct and otherwise use their best efforts to cause their directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with such prohibitions. RCSB and Target Bank shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, RCSB may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Transaction if the Board of Directors of RCSB determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to RCSB's stockholders under applicable law requires it to take such action, and, provided further, that RCSB may not, in any event, provide to such third party any information which it has not provided to COFI. RCSB shall promptly notify COFI orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by RCSB in any document (including the Joint Proxy Statement and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of RCSB, disclosure is appropriate under applicable law. "Acquisition Transaction" shall, with respect to RCSB, mean any of the following (other than the Merger): (i) a merger or consolidation, or any similar transaction of any company with either RCSB or any Subsidiary of RCSB, (ii) a purchase, lease or other acquisition of a material portion of all the assets of either RCSB or any Subsidiary of RCSB, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 10% or more of the voting power of either RCSB or any Subsidiary of RCSB, (iv) a tender or exchange offer to acquire securities representing 19.9% or more of the voting power of RCSB, (v) a public proxy or consent solicitation made to stockholders of RCSB seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, (vi) the filing of an application or notice with the OTS, the Department, or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above, or (vii) the making of a bona fide offer to the Board of Directors of RCSB or Target Bank by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

                  (h) At the request of COFI, Target Bank agrees immediately prior to Closing and after satisfaction or waiver of the conditions to Closing set forth in Article VI hereof, to establish and take such reserves and accruals as COFI reasonably shall request to conform Target Bank's loan, accrual, reserve and other accounting policies to the policies of Charter One Bank, provided however, such requested conforming



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         adjustments shall not be taken into account in determining whether RCSB has experienced a Material Adverse Effect.

         4.2 MUTUAL COVENANTS. No party to this Agreement shall voluntarily take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a reorganization within the meaning of
Section 368(a) of the Code. The exercise by COFI of its rights under the Stock Option Agreement shall not be deemed a violation of this Section or a breach of any representation made by COFI under this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 INSPECTION OF RECORDS; CONFIDENTIALITY.

                  (a) COFI and RCSB shall each afford to the other and to the other's accountants, counsel and other representatives (and their Subsidiaries) full access during normal business hours during the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information, and accountants' work papers, developed by either of them or their respective Subsidiaries or their respective accountants or attorneys, and will permit each other and their respective representatives to discuss such information directly with each other's officers, directors, employees, attorneys and accountants. COFI and RCSB shall each use their best efforts to furnish to the other all other information concerning its business, properties and personnel as such other party may reasonably request. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to the other party. The availability or actual delivery of information shall not affect the representations, warranties, covenants, and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

                  (b) All information disclosed by any party to any other party to this Agreement, whether prior or subsequent to the date of this Agreement including, without limitation, any information obtained pursuant to this Section 5.1, shall be kept confidential by such other party and shall not be used by such other party otherwise as herein contemplated. In the event that this Agreement is terminated, each party shall return all documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain information furnished by another party pursuant hereto and, in any event, shall hold all information confidential unless or until such information is or becomes a matter of public knowledge.

         5.2 REGISTRATION STATEMENT; STOCKHOLDER APPROVAL. As soon as practicable after the date hereof, COFI shall file the Registration Statement with the SEC, and RCSB and COFI shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. COFI will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of COFI Common Stock in the Company Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. Each of COFI and RCSB shall call a meeting of its stockholders as soon as practicable after the Registration Statement is declared effective by the SEC for the purpose of voting upon this Agreement and the Company Merger and shall schedule such meeting based on consultation with the other party. In connection with said stockholders' meetings, (i) COFI and RCSB shall jointly prepare the Joint Proxy Statement as part of the Registration Statement and they shall mail the Joint Proxy Statement to their respective stockholders and (ii) the Board of Directors of COFI and RCSB shall recommend to their respective stockholders the approval of this Agreement and the Company Merger; provided, however, that such recommendation may be withdrawn, modified, or amended, or not made at all, after the receipt by RCSB of an offer to effect an Acquisition



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Transaction (as defined in Section 4.1(g) hereof) with RCSB to the extent the
Board of Directors of RCSB reasonably determines that, in the exercise of its fiduciary obligations after consultation with counsel, it has a duty to do so.

         5.3 AGREEMENTS OF AFFILIATES. As soon as practicable after the date of this Agreement, RCSB shall deliver to COFI a letter, reviewed by its counsel, identifying all persons whom RCSB believes to be "affiliates" of RCSB for purposes of Rule 145 under the Securities Act or for purposes of qualifying for pooling of interests accounting treatment for the Merger. RCSB shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to COFI, as soon as practicable thereafter, a written agreement, substantially in the form of Exhibit E, providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of RCSB held by such person or any shares of COFI Common Stock to be received by such person in the Company Merger (i) during the period commencing 30 days prior to the Company Merger and ending at the time of publication of financial results covering at least 30 days of combined operations after the Company Merger and (ii) at any time, except in compliance with the applicable provisions of the Securities Act and other applicable laws and regulations. Prior to the Effective Time, RCSB shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this
Section 5.3. COFI shall deliver to RCSB within five (5) business days after the date hereof a certified copy of the minutes of a meeting of the Board of Directors of COFI at which the restrictions on resales of COFI Common Stock under the pooling of interests method of accounting rules were discussed.

         5.4 EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

         5.5 COOPERATION. Each party agrees that it will use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties, shall take all such necessary action. Each party shall use its reasonable best efforts to preserve for itself and the other parties hereto each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.

         5.6 REGULATORY APPLICATIONS. The parties shall, as soon as practicable after the date of this Agreement, file all necessary applications with all applicable regulatory authorities, and shall use their best efforts to respond as promptly as practicable to all inquiries received concerning said applications. In the event the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by COFI after consultation with RCSB. The party filing an application shall deliver a copy thereof to the other parties hereto in advance of filing and copies of all responses from or written communications from regulatory authorities relating to the Merger or this Agreement (to the extent permitted by law), and the filing party shall also deliver a final copy of each regulatory application to the other parties promptly after it is filed with the appropriate regulatory authority. Each party shall advise the other parties periodically of the status of each regulatory application.

         5.7 FINANCIAL STATEMENTS AND REPORTS. From the date of this Agreement and prior to the Effective Time: (a) RCSB will deliver to COFI not later than forty-five (45) days after the end of any calendar quarter, the Report of Condition and Income filed by Target Bank with the Department and FDIC; (b) COFI and RCSB shall deliver to each other not later than forty-five (45) days after the end of each fiscal quarter, its Report on Form 10-Q for such quarter as filed with the SEC which shall be prepared in conformity with generally accepted accounting principles and the rules and regulations of the SEC; and (c) each party will deliver to the others any and all other material reports filed with the



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SEC, FDIC, OTS, Department or any other regulatory agency within five (5)
business days of the filing of any such report.

         5.8 NOTICE. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Sections 6.1 or 6.2 hereof. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of its representations and warranties, covenants or agreements herein in any material respect, or would have constituted or caused a breach by it of its representations and warranties, covenants or agreements herein in any respect, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other parties, and shall, unless the same has been waived in writing by the other parties, use its reasonable efforts to remedy the same within 30 days, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

         5.9 PRESS RELEASE. Except as provided in Section 4.1(g) or as otherwise reasonably determined by a party to comply with its legal obligations, at all times prior to the Effective Time, the parties shall mutually agree to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby.

         5.10 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of COFI and Charter One Bank, and RCSB and Target Bank contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Section 6.1(a) and 6.2(a) hereof as of the date of this Agreement, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is initially delivered to the other party together with any nonmaterial information that was inadvertently left out of a party's Disclosure Schedule as initially delivered and is subsequently provided in writing as soon as practicable after the omission is discovered by the disclosing party.

         5.11 LITIGATION MATTERS. RCSB and Target Bank will consult with COFI about any proposed settlement, or any disposition of, any litigation involving settlement amounts in excess of $50,000.

         5.12 TAX OPINION. COFI agrees to obtain a written opinion of Silver, Freedman & Taff, L.L.P., addressed to COFI and RCSB, dated the Closing Date, subject to the representations and assumptions referred to therein, and substantially to the effect that the Company Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and that COFI, Charter Michigan and RCSB will each be a party to a reorganization.

         5.13 CONTINUING EMPLOYEES. To the extent permitted by applicable law, the former employees of RCSB and RCSB Subsidiaries who become employees of Charter One Bank or any other COFI Subsidiary (the "Continuing Employees") shall continue to participate in the RCSB Benefit Plans, except where any such Plan is terminated at request of COFI prior to or at the Effective Time. At or after the Effective Time, COFI may merge any RCSB Benefit Plan with and into an COFI Benefit Plan or merge an COFI Benefit Plan with and into an RCSB Benefit Plan. At or after the Effective Time, COFI or any COFI Subsidiary may amend or terminate any RCSB Benefit Plan, provided, that if the termination or amendment adversely affects the benefits provided to the Continuing Employees, Charter One Bank or another COFI Subsidiary shall provide the Continuing Employees with benefits that are substantially equivalent to the benefits being received by other similarly situated employees of Charter One Bank or such other COFI Subsidiary under comparable plans then in effect, if any. Whenever a Continuing Employee becomes a participant in an COFI Benefit Plan, such Continuing Employee shall receive full credit for his past service with RCSB or any RCSB Subsidiary for purposes of determining eligibility to participate in and the vesting of benefits under such COFI Benefit Plan (but not for the purpose of accrual of benefits thereunder). Continuing Employees will not be subject to any exclusion or



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penalty for pre-existing conditions that were covered under the RCSB health plan immediately prior to the Effective Time or any waiting period relating to coverage under the COFI health plan.

         5.14 RESERVATION OF SHARES TO SATISFY RCSB STOCK OPTIONS. COFI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of COFI Common Stock for delivery upon exercise of RCSB Stock Options assumed by it in accordance with Section 1.3(e) hereof. As soon as practicable after the Effective Time, COFI shall file an appropriate registration statement with respect to the shares of COFI Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         5.15 NASDAQ LISTING. COFI shall use all reasonable efforts to cause the shares of COFI Common Stock to be issued in the Company Merger, and the shares of COFI Common Stock to be reserved for issuance upon exercise of RCSB Stock Options, to be approved for listing on the Nasdaq Stock Market (or such other national securities exchange or stock market on which the COFI Common Stock shall then be traded), subject to official notice of issuance, prior to or as of the Closing.

         5.16 DIRECTORS' AND OFFICERS' INDEMNIFICATION INSURANCE. For a period of six years following the Effective Time, COFI shall indemnify, defend and hold harmless the present and former directors, officers and employees of RCSB and the RCSB Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement and the agreements executed pursuant to this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that RCSB would have been permitted under Delaware law and its Certificate of Incorporation or Bylaws in effect on the date of this Agreement to indemnify such person (and COFI will also advance expenses as incurred to the fullest extent permitted under applicable law so long as the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); PROVIDED HOWEVER, that (a) any determination required to be made with respect to whether a person's conduct complies with the standards set forth under Delaware law and RCSB's Certificate of Incorporation and Bylaws shall be made by independent counsel mutually agreed upon between COFI and the Indemnified Party, and (b) COFI shall be obligated pursuant to this Section 5.16 to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case COFI shall be obligated to pay for such separate counsel. COFI shall cause the persons serving as officers and directors of RCSB and the RCSB Subsidiaries immediately prior to the Effective Time to be covered for a period of six years following the Effective Time by the directors' and officers' liability insurance policy maintained by COFI and Charter One Bank (provided that COFI may substitute or cause RCSB to substitute therefor single premium tail coverage with a policy limit equal to RCSB's existing annual coverage limit) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such, provided that the additional premium cost to COFI does not exceed 200% of RCSB's present annual premium cost (the "Maximum Amount") and that the insurance is available. If the amount of the premium necessary to maintain or procure such coverage exceeds the Maximum Amount, COFI shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to the Maximum Amount.

         5.17. EXTRAORDINARY COFI DIVIDENDS. Between the date of this Agreement and the Effective Time or the termination of this Agreement (whichever occurs first), COFI shall not declare, set aside or pay any extraordinary dividend or make any other extraordinary distribution (other than a stock dividend) with respect to COFI Common Stock.


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                                   ARTICLE VI

                                   CONDITIONS

         6.1 CONDITIONS TO THE OBLIGATIONS OF COFI, CHARTER MICHIGAN AND CHARTER ONE BANK. Notwithstanding any other provision of this Agreement, the obligations of COFI, Charter Michigan and Charter One Bank to consummate the Merger are subject to the following conditions precedent (except as to those which COFI may choose to waive):

                  (a) subject to the cure provisions set forth in Section 5.8, all of the representations and warranties made by RCSB and Target Bank in this Agreement and in any documents or certificates provided by RCSB and Target Bank shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time (after giving effect to the Disclosure Supplements delivered by RCSB pursuant to Section 5.10 relating to intervening events) as though made on and as of the Effective Time;

                  (b) subject to the cure provisions set forth in Section 5.8, RCSB and Target Bank shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time;

                  (c) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit ownership or operation of all or a portion of the business or assets of RCSB or any RCSB Subsidiary by COFI, Charter Michigan or Charter One Bank, or would compel COFI, Charter Michigan or Charter One Bank to dispose of all or a portion of the business or assets of RCSB or any RCSB Subsidiary, as a result of this Agreement, or which would render any party hereto unable to consummate the transactions contemplated by this Agreement;

                  (d) since the date hereof, RCSB shall not have suffered Material Adverse Effect;

                  (e) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the Merger, as determined in the reasonable judgment of COFI;

                  (f) COFI shall have received the opinion of Harris Beach & Wilcox, L.L.P., counsel to RCSB, in the form of the attached Exhibit F;

                  (g) COFI shall have received a certificate signed by the President and Chief Executive Officer of RCSB and Target Bank, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in Sections 6.1(a), (b), (d), (l) and (m) hereof have been satisfied.

                  (h) simultaneous with the execution and delivery of this Agreement, (i) the directors of RCSB who are stockholders of RCSB shall have executed and delivered to COFI Voting Agreements in the form attached hereto as Exhibit A and (ii) immediately after the execution and delivery of this Agreement, the Stock Option Agreement shall have been executed and delivered by COFI and RCSB in the form attached hereto as Exhibit B;

                  (i) COFI shall have received from Deloitte & Touche L.L.P. a letter, in the form then customarily issued by such accountants in transactions of this type, to the effect that the Merger will qualify for pooling of interests accounting treatment;

                  (j) COFI shall have received the letters referred to in
         Section 5.3 from all executive officers and directors of RCSB and all stockholders who are affiliates of RCSB;



                                      A-40
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                  (k) Within five days prior to mailing the Joint Proxy
         Statement to the stockholders of COFI, COFI shall have received from Montgomery Securities (or another investment banking firm reasonably acceptable to COFI) a written opinion to the effect that the Company Merger is fair to the COFI stockholders from a financial point of view;

                  (l) Since November 30, 1996 to the Closing Date, the average monthly originations of auto loans and leases of RCSB and the RCSB Subsidiaries shall not exceed $92,000,000 (or a pro rata portion thereof in the case of the calendar month that Closing occurs); and

                  (m) monthly net charge-offs for the auto indirect portfolio of RCSB and the RCSB Subsidiaries based upon current charge-off accounting methodology utilized by American Credit Services, Inc., on the date of this Agreement shall not exceed .125% of the monthly average outstanding portfolio balance for any two calendar months commencing May, 1997.

         6.2 CONDITIONS TO THE OBLIGATIONS OF RCSB AND TARGET BANK. Notwithstanding any other provision of this Agreement, the obligations of RCSB and Target Bank to consummate the Merger are subject to the following conditions precedent (except as to those which RCSB may choose to waive):

                  (a) subject to the cure provisions set forth in Section 5.8, all of the representations and warranties made by COFI in this Agreement and in any documents or certificates provided by COFI shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time (after giving effect to the Disclosure Supplements delivered by COFI pursuant to Section 5.10 relating to intervening events) as though made on and as of the Effective Time;

                  (b) subject to the cure provisions set forth in Section 5.8, COFI shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

                  (c) since the date hereof, COFI shall not have suffered a Material Adverse Effect;

                  (d) RCSB shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to COFI, in the form attached hereto as Exhibit G;

                  (e) RCSB shall have received a certificate signed by the President and Chief Executive Officer of COFI, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied.

                  (f) Within five days prior to mailing the Joint Proxy Statement to the stockholders of RCSB, RCSB shall have received from Lehman Brothers (or another investment banking firm reasonably acceptable to RCSB) a written opinion to the effect that the Merger Consideration is fair to the RCSB stockholders from a financial point of view.

         6.3 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of COFI, Charter Michigan and Charter One Bank on the one hand, and RCSB and Target Bank on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which COFI or RCSB may choose to waive):

                  (a) No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect; nor shall there be any third party proceeding pending to prevent the consummation of the Merger;



                                      A-41
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                  (b) The parties shall have received all applicable regulatory approvals and consents to consummate the transactions contemplated in this Agreement and all required waiting periods shall have expired;

                  (c) The respective holders of a majority of the outstanding COFI Common Stock and RCSB Common Stock shall have approved this Agreement and the Company Merger;

                  (d) The Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC;

                  (e) Each party shall have received the tax opinion addressed to it referred to in Section 5.12 of this Agreement; and

                  (f) The COFI Common Stock to be issued to holders of RCSB Common Stock shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) By the mutual written consent of the Boards of Directors of COFI and RCSB;

                  (b) At any time prior to the Effective Time, by COFI or RCSB if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder;

                  (c) At any time on or before the date specified in 7.1(e) hereof, by COFI or RCSB in the event that any of the conditions precedent to the obligations of the other party to the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

                  (d) By COFI or RCSB, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b) in the case of COFI, or
         Section 6.2(a) or 6.2(b) in the case of RCSB, and which breach cannot be or is not cured within thirty (30) days after written notice of such breach is given by the non-breaching party to the party committing such breach; or

                  (e) By COFI or RCSB on or after December 31, 1997, in the event the Company Merger has not been consummated by such date (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein).

                  In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(e) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.



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         7.2 LIABILITIES AND REMEDIES. In the event that this Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the willful and material breach by the other party ("Breaching Party") of any of its representations or warranties or the material breach by the Breaching Party of any of its covenants or agreements contained herein then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the Breaching Party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other parties relating to the nonconsummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

         7.3 SURVIVAL OF AGREEMENTS. In the event of termination of this Agreement by either COFI or RCSB as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 5.1(b), 5.4, and 7.2 hereof shall survive the termination hereof.

         7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders of COFI and RCSB but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of RCSB without the approval of the stockholders of COFI and RCSB. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

         7.5 WAIVER. Any term, provision or condition of this Agreement (other than the requirement of COFI and RCSB stockholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall estop or prevent such party form exercising any right hereunder or be deemed to be a waiver of any such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 SURVIVAL. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective
Time) shall not survive the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive any party (or any of its directors, officers, employees or agents) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any stockholder or former stockholder of either COFI or RCSB, the aforesaid representations, warranties, and covenants being material inducements to consummation by the parties and the surviving corporation and resulting institution of the transactions contemplated hereby.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

                  (a)      if to COFI, Charter Michigan or Charter One Bank:

                                    Mr. Charles J. Koch
                                    Chief Executive Officer
                                    Charter One Financial, Inc.
                                    1215 Superior Avenue
                                    Cleveland, OH  44114

                           copy to:

                                    Mr. Robert J. Vana
                                    Chief Corporate Counsel
                                    Charter One Financial, Inc.
                                    1215 Superior Avenue
                                    Cleveland, OH  44114

                                            and

                                    Barry P. Taff, Esq.
                                    Silver, Freedman & Taff L.L.P.
                                    1100 New York Ave., N.W.
                                    Washington, D.C.  20005

                  (b)      if to RCSB or Target Bank:

                                    Mr. Leonard S. Simon
                                    Chairman of the Board, President
                                        and Chief Executive Officer
                                    RCSB Financial, Inc.
                                    235 East Main Street
                                    Rochester, NY  14604

                           copy to:

                                    Thomas E. Willett, Esq.
                                    Harris Beach & Wilcox, LLP
                                    Granite Building
                                    l30 East Main Street
                                    Rochester, NY  14604

         8.3 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the laws of the State of Delaware without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

         8.4 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

         8.6 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         The undersigned have caused this Agreement to be executed as of the day and year first above written.

                                        CHARTER ONE FINANCIAL, INC.

                                        By /s/ Charles J. Koch
                                          ------------------------------------
                                             Authorized Officer

                                        CHARTER MICHIGAN BANCORP, INC.

                                        By /s/ Charles J. Koch
                                          ------------------------------------
                                             Authorized Officer

                                        CHARTER ONE BANK F.S.B.

                                        By /s/ Charles J. Koch
                                          ------------------------------------
                                             Authorized Officer

                                        RCSB FINANCIAL, INC.

                                        By /s/ Leonard S. Simon
                                          ------------------------------------
                                             Authorized Officer

                                        ROCHESTER COMMUNITY SAVINGS BANK

                                        By /s/ Leonard S. Simon
                                          ------------------------------------
                                             Authorized Officer

                                                                         ANNEX B

                                  May 21, 1997

Board of Directors
Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114

Ladies and Gentlemen:

         We understand that Charter One Financial, Inc., a Delaware Corporation ("Charter One"), Charter Michigan Bancorp, Inc., a Michigan Corporation and a wholly-owned, first-tier subsidiary of Charter One ("Charter Michigan"), Charter One Bank F.S.B., a federally chartered savings bank and a wholly-owned subsidiary of Charter Michigan ("Charter One Bank"), RCSB Financial, Inc., a Delaware Corporation ("RCSB"), and Rochester Community Savings Bank, a New York chartered savings bank and a wholly-owned, first-tier subsidiary of RCSB ("Target Bank"), propose to enter into an Agreement and Plan of Merger and Reorganization dated May 21, 1997 (the "Merger Agreement"), pursuant to which RCSB will be merged ("Company Merger") with and into Charter Michigan, followed immediately by the merger of Target Bank with and into Charter One Bank ("Bank Merger"). The Company Merger and the Bank Merger are collectively referred to herein as the "Merger." Further, pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Charter One, we understand that each outstanding share of the common stock, $1.00 par value per share, of RCSB Common Stock will be converted into and exchangeable for .91 shares of the common stock, $.01 par value per share ("Charter One Common Stock"), of Charter One, including associated rights, subject to certain adjustments (the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

         You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Charter One pursuant to the Merger is fair to Charter One from a financial point of view, as of the date hereof. As you are aware, we were not retained to nor did we advise Charter One with respect to alternatives to the Merger or Charter One's underlying decision to proceed with or effect the Merger.

         In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to RCSB and Charter One, including the consolidated financial statements for recent years and interim periods to February 28, 1997 and March 31, 1997 for RCSB and Charter One, respectively, and certain other relevant financial and operating data relating to RCSB and Charter One made available to us from published sources and from the internal records of RCSB and Charter One; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, RCSB Common Stock and Charter One Common Stock; (iv) compared RCSB and Charter One from a financial point of view with certain other companies in the thrift industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the thrift industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of RCSB and Charter One certain information of a business and financial nature regarding RCSB and Charter One, furnished to us by them, including financial projections and related assumptions of RCSB and Charter One; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Charter One's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

         In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on it being accurate and complete in all material respects. With respect to the financial projections for RCSB and Charter One provided to us by their respective managements, upon their advice and with your consent we have assumed for purposes of our opinion that the projections have been reasonably prepared on a bases reflecting the best available estimates and judgments of their respective managements at the

Charter One Financial, Inc.
May 21, 1997
Page 2

time of preparation as to the future financial performance of RCSB and Charter One and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in RCSB's or Charter One's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to RCSB and Charter One as to all legal and financial reporting matters with respect to RCSB and Charter One the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowance for losses with respect thereto and have assumed, with your consent, that such allowances for each of RCSB and Charter One are in the aggregate adequate to cover such losses. In addition, we have not assumed responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of RCSB and Charter One, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

         We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by RCSB of any of the conditions to its obligations thereunder.

         We have acted as financial advisor to Charter One in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Charter One for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also performed various investment banking services for Charter One.

         Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by Charter One pursuant to the Merger is fair to Charter One from a financial point of view, as of the date hereof.

         This opinion is directed to the Board of Directors of Charter One in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to Charter One and does not address any other aspect of the Merger. This opinion may not be used or referred to by Charter One, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement or prospectus filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                Very truly yours,

                           /s/ MONTGOMERY SECURITIES

                                                                         ANNEX C

                                 LEHMAN BROTHERS

May 21, 1997

Board of Directors
RCSB Financial, Inc.
235 East Main Street
Rochester, New York 14604

Members of the Board:

We understand that RCSB Financial, Inc. ("RCSB" or the "Company") and Charter One Financial, Inc. ("Charter One") propose to enter into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), which provides, among other things, for the merger of RCSB with and into a wholly owned subsidiary of Charter One. Pursuant to the Merger Agreement each issued and outstanding share of RCSB common stock, par value $1.00 per share, shall be converted into the right to receive 0.910 of a share of common stock of Charter One (the "Exchange Ratio") (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Exchange Ratio to be offered to such stockholders in the Proposed Transaction. We have not been asked to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company and Charter One that we believe to be relevant to our analysis, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) financial and operating information with respect to the business, operations and prospects of Charter One furnished to us by Charter One, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (6) a comparison of the historical financial results and present financial condition of Charter One with those of other companies that we deemed relevant, (7) a trading history of the Company's common stock from May 1992 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (8) a trading history of Charter One's common stock from May 1992 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (9) the potential pro forma impact on Charter One of the Proposed Transaction, and (10) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the management of Charter One and the Company concerning their respective businesses, operations, assets, financial conditions and prospects and their estimates of the cost savings, operating synergies and other strategic benefits expected to result from a combination of the businesses of the Company and Charter One, and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and Charter One that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of the

Company, Charter One and the combined company following the consummation of the Proposed Transaction, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the Company or Charter One, as the case may be, as to the future financial performance of the Company, Charter One and the combined company and that the Company and Charter One would perform, and the combined company will perform, substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Charter One and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Charter One. In addition, we are not experts in the evaluation of loan portfolios or allowances for loan and real estate owned losses and, upon advice of the Company, we have assumed that the allowances for loan and real estate owned losses provided to us by the Company and used by us in our analysis and in arriving at our opinion are in the aggregate adequate to cover all such losses. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Upon advice of the Company and its legal and accounting advisors, we have assumed that the Proposed Transaction will qualify (i) for pooling-of-interests accounting treatment and (ii) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

         Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the Company's stockholders in the Proposed Transaction is fair to such stockholders.

         We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We have performed various investment banking services for the Company in the past and have received customary fees for such services. In addition, we have been engaged by, and performed investment banking services for, Charter One in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and Charter One for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                Very truly yours,

                            /s/ LEHMAN BROTHERS INC.

                                                                         ANNEX D

                                OPTION AGREEMENT
                                ----------------

         OPTION AGREEMENT ("Option Agreement") dated May 21, 1997, among Charter One Financial, Inc. ("COFI"), a Delaware corporation registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"), and RCSB Financial, Inc. ("RCSB"), a Delaware corporation registered as a savings and loan holding company under HOLA.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Boards of Directors of COFI and RCSB have approved an Agreement and Plan of Merger and Reorganization dated as of even date herewith (the "Merger Agreement") providing for, among other things, the merger of RCSB with and into a subsidiary of COFI;

         WHEREAS, as a condition to COFI entering into the Merger Agreement, COFI has required that RCSB agree, and RCSB has agreed, to grant to COFI the option set forth herein to purchase authorized but unissued shares of COFI Common Stock.

         NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

         1.       DEFINITIONS.

         Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

         2.       GRANT OF OPTION.

         Subject to the terms and conditions set forth herein, RCSB hereby grants to COFI an option (the "Option") to purchase from RCSB up to 2,880,944 authorized and unissued shares of RCSB Common Stock at a price of $37.50 per share (the "Purchase Price") payable in cash as provided in Section 4 hereof.

         3.       EXERCISE OF OPTION.

         (a) COFI may exercise the Option, in whole or in part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred; PROVIDED, HOWEVER, that (i) to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Company Merger, (B) the termination of the Merger Agreement in accordance with Section 7.1 other than a termination by COFI pursuant to Section 7.1(d) thereof, and (C) eighteen months following the termination of the Merger Agreement by COFI in accordance with
Section 7.1(d) thereof, PROVIDED that if such termination pursuant to subpart
(B) above follows an Extension Event (as defined below), the Option shall not terminate until the date that is 12 months following such termination; (ii) if the Option cannot be exercised on such day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the 30th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be; and (iii) that any such exercise shall be subject to compliance with applicable law, including the HOLA.

         (b) As used herein, a "Purchase Event" shall mean any of the following events:

                  (i) RCSB or any of the RCSB Subsidiaries, without having received prior written consent from COFI, shall have entered into, authorized, recommended, proposed or publicly announced its intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any person (other than COFI or an COFI Subsidiary to (A) effect a merger or consolidation or similar transaction involving RCSB or any RCSB Subsidiary (other than internal mergers, reorganizing actions, consolidations or dissolutions involving only existing RCSB Subsidiaries), (B) purchase, lease or otherwise acquire 35% or more of the consolidated assets of RCSB, or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) Beneficial Ownership (as defined below) of common stock representing 20% or more of the voting power of RCSB or any RCSB Subsidiary;

                  (ii) any person or group (other than COFI or an COFI Subsidiary, or RCSB or any RCSB Subsidiary acting in a fiduciary capacity) shall have acquired Beneficial Ownership or the right to acquire Beneficial Ownership of 20% or more of the voting power of RCSB; or

                  (iii) RCSB's Board of Directors shall have withdrawn or modified in a manner adverse to COFI the recommendation of the Board of Directors with respect to the Merger Agreement and the Company Merger, in each case after an Extension Event; or

                  (iv) the holders of RCSB Common Stock shall not have approved the Merger Agreement and the Company Merger at the RCSB stockholders' meeting held for such purpose, or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement in accordance with its terms, in each case after an Extension Event.

         (c) As used herein, the term "Extension Event" shall mean any of the following events:

                  (i) a Purchase Event of the type specified in clauses (b) (i) and (b) (ii) above;

                  (ii) any person or group (other than COFI or an COFI Subsidiary,) shall have "commenced" (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase shares of RCSB Common Stock such that, upon consummation of such offer, such person or group would have Beneficial Ownership or the right to acquire Beneficial Ownership of 20% or more of the voting power of RCSB;

                  (iii) any person or group (other than COFI or an COFI Subsidiary) shall have publicly announced its willingness, or shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, (x) to make an offer described in clause (ii) above or (y) to engage in a transaction described in clause (i) above; or

                  (iv) any person, by public proxy, consent solicitation or other process made to the RCSB stockholders, shall seek proxies in opposition to the Merger Agreement and Company Merger.

         (d) As used herein, the terms "Beneficial Ownership" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

         (e) In the event COFI wishes to exercise the Option, it shall deliver to RCSB a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of RCSB Common Stock it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 calendar days from the Notice Date for the closing of such purchase (the "Closing Date").

         4.       PAYMENT AND DELIVERY OF CERTIFICATES.

         (a) At the closing referred to in Section 3 hereof, COFI shall pay to RCSB the aggregate Purchase Price for the shares of RCSB Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by RCSB.

         (b) At such closing, simultaneously with the delivery of cash as provided in Section 4(a), RCSB shall deliver to COFI a certificate or certificates representing the number of shares of RCSB Common Stock purchased by COFI, registered in the name of COFI or a nominee designated in writing by COFI, and COFI shall deliver to RCSB a letter agreeing that COFI shall not offer to sell, pledge or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

         (c) If at the time of issuance of any RCSB Common Stock pursuant to any exercise of the Option, RCSB shall have issued any share purchase rights or similar securities to holders of RCSB Common Stock, then each such share of RCSB Common Stock shall also represent rights with terms substantially the same as and at least as favorable to COFI as those issued to other holders of RCSB Common Stock.

         (d) Certificates for RCSB Common Stock delivered at any closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

         The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and RCSB Financial, Inc. dated May 21, 1997, a copy of which is on file at the principal office of RCSB Financial, Inc., and to resale restrictions arising under the Securities Act of 1933 and any applicable state securities laws. A copy of such agreement will be provided to the holder hereof without charge upon receipt by RCSB Financial, Inc. of a written request therefor.

         It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if COFI shall have delivered to RCSB an opinion of counsel, in form and substance reasonably satisfactory to RCSB and its counsel, to the effect that such legend is not required for purposes of the Securities Act and any applicable state securities laws.

         5.       AUTHORIZATION, ETC.

         (a)      RCSB hereby represents and warrants to COFI that:

                  (i) RCSB has full corporate authority to execute and deliver this Option Agreement and, subject to Section 11(i), to consummate the transactions contemplated hereby;

                  (ii) such execution, delivery and consummation have been authorized by its Board of Directors, and no other corporate actions are necessary therefor;

                  (iii) this Option Agreement has been duly and validly executed and delivered and represents a valid and legally binding obligation of RCSB, enforceable against RCSB in accordance with its terms; and

                  (iv) RCSB has taken all necessary corporate action to authorize and reserve and, subject to Section 11(i), permit it to issue and, at all times from the date hereof through the date of the exercise in full or the expiration or termination of the Option, shall have reserved for issuance upon exercise of the Option, 2,880,944 shares of RCSB Common Stock, all of which, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, restrictions (other than federal and state securities restrictions) and security interests and not subject to any preemptive rights.

         (b)      COFI hereby represents and warrants to RCSB that:

                  (i) COFI has full corporate authority to execute and deliver this Option Agreement and, subject to Section 11(i), to consummate the transactions contemplated hereby;

                  (ii) such execution, delivery and consummation have been authorized by all requisite corporate action by COFI, and no other corporate proceedings are necessary therefor;

                  (iii) this Option Agreement has been duly and validly executed and delivered and represents a valid and legally binding obligation of COFI, enforceable against COFI in accordance with its terms; and

                  (iv) any RCSB Common Stock or other securities acquired by COFI upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act.

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




         6.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

         In the event of any change in RCSB Common Stock by reason of dividends, split-ups, recapitalizations or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of RCSB Common Stock are issued after the date of this Option Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Option Agreement), the number of shares of RCSB Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals at least 19.9% of the number of shares of RCSB Common Stock then issued and outstanding (without considering any shares subject to or issued pursuant to the Option).

         7.       REPURCHASE.

         (a) Subject to Section 11(i), at the request of COFI at any time commencing upon the occurrence of a Purchase Event and ending 13 months immediately thereafter (the "Repurchase Period"), RCSB (or any successor entity thereof) shall repurchase the Option from COFI together with all (but not less than all, subject to Section 10) shares of RCSB Common Stock purchased by COFI pursuant thereto with respect to which COFI then has Beneficial Ownership, at a price (per share, the "Per share Repurchase Price") equal to the sum of:

                  (i) The exercise price paid by COFI for any shares of RCSB Common Stock acquired pursuant to the Option;

                  (ii) The difference between (A) the "Market/Tender Offer Price" for shares of RCSB Common Stock (defined as the higher of (x) the highest price per share at which a tender or exchange offer has been made for shares of RCSB Common Stock or (y) the highest closing mean of the "bid" and the "ask" price per share of RCSB Common Stock reported by the Nasdaq, the automated quotation system of the National Association of Securities Dealers, Inc., for any day within that portion of the Repurchase Period which precedes the date COFI gives notice of the required repurchase under this Section 7) and (B) the exercise price as determined pursuant to Section 2 hereof (subject to adjustment as provided in Section 6), multiplied by the number of shares of RCSB Common Stock with respect to which the Option has not been exercised, but only if the Market/Tender Offer Price is greater than such exercise price; and

                  (iii) The difference between the Market/Tender Offer Price and the exercise price paid by COFI for any shares of RCSB Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if the Market/Tender Offer Price is greater than such exercise price.

         (b) In the event COFI exercises its rights under this Section 7, RCSB shall, within ten business days thereafter, pay the required amount to COFI by wire transfer of immediately available funds to an account designated by COFI and COFI shall surrender to RCSB the Option and the certificates evidencing the shares of RCSB Common Stock purchased thereunder with respect to which COFI then has Beneficial Ownership, and COFI shall warrant that it has sole record and Beneficial Ownership of such certificates and that the same are free and clear of all liens, claims, charges, restrictions and encumbrances of any kind whatsoever.

         (c) In determining the Market/Tender Offer Price, the value of any consideration other than cash shall be determined by an independent nationally recognized investment banking firm selected by COFI and reasonably acceptable to RCSB.

         8.       REPURCHASE AT OPTION OF RCSB AND FIRST REFUSAL.

         (a) Except to the extent that COFI shall have previously exercised its rights under Section 7, at the request of RCSB during the six-month period commencing 13 months following the first occurrence of a Purchase Event, RCSB may repurchase from COFI, and COFI shall sell to RCSB, all (but not less than all, subject to Section 10) of the RCSB Common Stock acquired by COFI pursuant hereto and with respect to which COFI has Beneficial Ownership at the time of such repurchase at a price per share equal to the greater of (i) 110% of the Market/Tender

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



Offer Price per share, (ii) the Per Share Repurchase Price or (iii) the sum of
(A) the aggregate Purchase Price of the shares so repurchased plus (B) interest on the aggregate Purchase Price paid for the shares so repurchased from the date of purchase to the date of repurchase at the highest rate of interest announced by COFI Bank as its prime or base lending or reference rate during such period, less any dividends received on the shares so repurchased, plus (C) COFI's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting and investment banking fees. Any repurchase under this Section 8(a) shall be consummated in accordance with Section 7(b).

         (b) If, at any time after the occurrence of a Purchase Event and prior to the earlier of (i) the expiration of 18 months immediately following such Purchase Event or (ii) the expiration or termination of the Option, COFI shall desire to sell, assign, transfer or otherwise dispose of the Option or all or any of the shares of RCSB Common Stock acquired by it pursuant to the Option, it shall give RCSB written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by COFI to RCSB, which may be accepted within five business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which COFI is proposing to transfer the Option or such shares to a third party. The purchase of the Option or any such shares by RCSB shall be closed within five business days of the date of the acceptance of the offer and the purchase price shall be paid to COFI by wire transfer of immediately available funds to an account designated by COFI. In the event of the failure or refusal of RCSB to purchase the Option or all the shares covered by the Offeror's Notice or if any regulatory authority disapproves RCSB's proposed purchase of the Option or such shares, COFI may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of the Option or such shares to such third party at no less than the price specified and on terms no more favorable to the purchaser than those set forth in the Offeror's Notice. The requirements of this Section 8(b) shall not apply to (i) any disposition as a result of which the proposed transferee would Beneficially Own not more than 2% of the voting power of RCSB or (ii) any disposition of RCSB Common Stock by a person to whom COFI has sold RCSB Common Stock issued upon exercise of the Option.

         9.       REGISTRATION RIGHTS.

         At any time after a Purchase Event, RCSB shall, if requested by any holder or beneficial owner of shares of RCSB Common Stock issued upon exercise of the Option (except any beneficial holder who acquired all of such holder's shares in a transaction exempt from the requirements of Section 8(b) by reason of clause (i) thereof) (each a "Holder"), as expeditiously as possible file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of RCSB Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by any such Holder (it being understood and agreed that any such sale or other disposition shall be effected on a widely distributed basis so that, upon consummation thereof, no purchaser or transferee shall Beneficially Own more than 2% of the shares of RCSB Common Stock then outstanding). Each such Holder shall provide all information reasonably requested by RCSB for inclusion in any registration statement to be filed hereunder. RCSB shall use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 9 shall be at RCSB's expense except for underwriting commissions and the fees and disbursements of such Holders' counsel attributable to the registration of such RCSB Common Stock. In no event shall RCSB be required to effect more than one registration hereunder. The filing of the registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by RCSB of RCSB Common Stock or if a special audit of RCSB would otherwise be required in connection therewith. If requested by any such Holder in connection with such registration, RCSB shall become a party to any underwriting agreement relating to the sale of such certificates, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for parties similarly situated. Upon receiving any request for registration under this Section 9 from any Holder, RCSB agrees to send a copy thereof to any other person known to RCSB to be entitled to registration rights under this Section 9, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

         10.      SEVERABILITY.

         Any term, provision, covenant or restriction contained in this Option Agreement held by a court or a regulatory authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable. If for any reason such court or regulatory authority determines that applicable law will not permit COFI or any other person to acquire, or RCSB to repurchase or purchase, the full number of shares of RCSB Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of the parties hereto to allow COFI or such other person to acquire, or RCSB to repurchase or purchase, such lesser number of shares as may be permissible, without any amendment or modification hereof.

         11.      MISCELLANEOUS.

         (a) EXPENSES. Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

         (b) ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Option Agreement and the Merger Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

         (c) SUCCESSORS; NO THIRD PARTY BENEFICIARIES. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

         (d) ASSIGNMENT. Other than as provided in Sections 8 and 9 hereof, neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person (whether by operation of law or otherwise), without the express written consent of the other party.

         (e) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 8.2 of the Merger Agreement (which is incorporated herein by reference).

         (f) COUNTERPARTS. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

         (g) SPECIFIC PERFORMANCE. The parties hereto agree that if for any reason COFI or RCSB shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

         (h) GOVERNING LAW. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such state. Nothing in this Option Agreement shall be construed to require any party (or any subsidiary or affiliate of any party) to take any action or fail to take any action in violation of applicable law, rule or regulation.

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



         (i) REGULATORY APPROVALS; SECTION 16(b). If, in connection with (A) the exercise of the Option under Section 3 or a sale by COFI to a third party under
Section 8, (B) a repurchase by RCSB under Section 7 or a repurchase or purchase by RCSB under Section 8, prior notification to or approval of the OTS or any other regulatory authority is required, then the required notice or application for approval shall be promptly filed and expeditiously processed and periods of time that otherwise would run pursuant to such Sections shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed. In the case of clause (A) of this subsection (i), such filing shall be made by COFI, and in the case of clause (B) of this subsection (i), such filing shall be made by RCSB, provided that each of COFI and RCSB shall use its best efforts to make all filings with, and to obtain consents of, all third parties and Regulatory Authorities necessary to the consummation of the transactions contemplated hereby. Periods of time that otherwise would run pursuant to Sections 3, 7 or 8 shall also be extended to the extent necessary to avoid liability under Section 16(b) of the Exchange Act.

         (j) NO BREACH OF AGREEMENT AUTHORIZED. Nothing contained in this Option Agreement shall be deemed to authorize RCSB to issue any shares of RCSB Common Stock in breach of, or otherwise breach any of, the provisions of the Merger Agreement.

         (k) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         Each of the parties hereto has executed this Option Agreement as of the date first written above.

                               CHARTER ONE FINANCIAL, INC.

                               By: /s/ Charles J. Koch
                                  ------------------------------------------
                                        Name:    Charles J. Koch
                                        Title:   Chief Executive Officer

                               RCSB FINANCIAL, INC.

                               By: /s/ Leonard S. Simon
                                  ------------------------------------------
                                        Name:    Leonard S. Simon
                                        Title:   Chief Executive Officer

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents of Charter One may be insured or indemnified against liability which they may incur in their capacities as such:

         Section 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director

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or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expense provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

          Article TWELFTH of Charter One's certificate of incorporation further provides as follows:

               TWELFTH: Indemnification.

               A. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees and related disbursements), judgments, fines (including, without limitation, ERISA excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in paragraph F hereof with respect to proceedings seeking to enforce rights of indemnification, the Corporation shall indemnify such person seeking indemnification with respect to a proceeding (or part thereof) initiated by such person only if such proceeding or part thereof was authorized by a majority of the Continuing Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

               B. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees and related disbursements) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the provisions of this paragraph B, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except with respect to proceedings seeking to enforce rights to indemnification pursuant to paragraph F), only if such proceeding (or part thereof) was authorized by a majority of the Continuing Directors.

               C. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article TWELFTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in paragraphs A and B of this Article TWELFTH, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

               D. Determination of Right to Indemnification. Any indemnification under paragraphs A and B of this Article TWELFTH shall be made by the Corporation as authorized in the specific case upon a determination
          (i) by the Board of Directors by a majority vote of a quorum of the directors who were not parties to such action, suit or proceeding, or
          (ii) if such a quorum is not obtainable, or, even if obtainable, if a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs A and B of this Article TWELFTH. Should a determination be made by the Corporation hereunder that indemnification is not proper in the circumstances, a court may order the Corporation to make indemnification pursuant to paragraphs A or B of this Article TWELFTH.

               E. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees and related disbursement) incurred by a person referred to in paragraphs A or B of the Article TWELFTH in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, provided, however, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by an officer or director of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article TWELFTH. A majority of the Continuing Directors may, upon approval of an indemnified person, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

               F. Procedure for Indemnification; Right of Claimant to Bring Suit. Any indemnification under paragraphs A, B and C, or advance of costs, charges and expenses under paragraph E of this Article TWELFTH, shall be made promptly, and in any event within 60 days (or in the case of any advance of costs, charges and expenses under paragraph E, within 20 days), upon the written request of the person referred to in such paragraphs. The right to indemnification or advances as granted by this Article TWELFTH shall be enforceable by the persons referred to in paragraphs A, B, C and E in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable time period specified in the preceding sentence hereof. The costs, charges and expenses incurred by a person referred to in paragraph A or B of this Article TWELFTH in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under paragraph E of this Article TWELFTH, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraphs A or B of this Article TWELFTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in paragraphs A or B of this Article TWELFTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or its independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               G. Other Rights: Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article TWELFTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and the indemnification and advancement of expenses provided by this Article TWELFTH shall continue as to a person who has ceased to serve in a capacity referred to in paragraph A or B and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article TWELFTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements between the Corporation and directors, officers, employees or agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification and advancement of expenses under this Article TWELFTH shall be deemed to be a contract between the Corporation and each person referred to in paragraph A or B of this Article TWELFTH who serves or served in such capacity at any time while this Article TWELFTH is in effect. Any repeal or modification of this Article TWELFTH or any repeal or modification of relevant provisions of the Delaware Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of any person referred to in paragraph A or B of this Article TWELFTH or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

               H. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, indemnify any employee or agent of the Corporation or any person who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of any corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise and pay the expenses incurred by any such person in defending any proceeding in advance of its final disposition, to the fullest extent of the provisions of this Article TWELFTH.

               I. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person or on his or her behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article TWELFTH.

               J. Savings Clause. If this Article TWELFTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person referred to paragraph A or B of this Article TWELFTH as to any cost, charge and expense (including attorneys' fees and related disbursements), judgment, fine (including, without limitation, ERISA excise taxes and penalties) and amount paid in settlement with respect to any action, suit or proceeding; whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article TWELFTH that shall not have been invalidated and to the full extent permitted by applicable law.

               K. Subsequent Legislation. If the Delaware Corporation Law is hereafter amended to further expand the indemnification permitted to persons referred to in paragraphs A and B of this Article TWELFTH then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware Corporation Law, as so amended.

         Charter One has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, and that provides for payment to Charter One of costs incurred by it in indemnifying its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      EXHIBITS.  See Exhibit Index
         (b)      FINANCIAL STATEMENT SCHEDULES.  Not applicable.
         (c)      REPORTS, OPINIONS OR APPRAISALS.  Not applicable.

ITEM 22.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is apart of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (d) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 8, 1997.

CHARTER ONE FINANCIAL, INC.

By:      /s/ Charles John Koch
         ----------------------------------------
         Charles John Koch, Chairman of the Board
           and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature
---------
/s/ Charles John Koch                                                  Date: August 8, 1997
--------------------------------------
Charles John Koch
Director, President and
  Chief Executive Officer
(Principal Executive Officer)

/s/ Richard W. Neu                                                     Date: August 8, 1997
--------------------------------------
Richard W. Neu
Chief Financial Officer
(Principal Financial Officer)

/s/ Eugene B. Carroll, Sr.                                             Date: August 8, 1997
--------------------------------------
Eugene B. Carroll, Sr.
Director

/s/ Phillip W. Fisher                                                  Date: August 8, 1997
--------------------------------------
Phillip W. Fisher
Director

/s/ Denise M. Fugo                                                     Date: August 8, 1997
--------------------------------------
Denise M. Fugo
Director

/s/ Mark D. Grossi                                                     Date: August 8, 1997
--------------------------------------
Mark D. Grossi
Director

/s/ Charles M. Heidel                                                  Date: August 8, 1997
--------------------------------------
Charles M. Heidel
Director

/s/ Charles F. Ipavec                                                  Date: August 8, 1997
--------------------------------------
Charles F. Ipavec
Director

/s/ John D. Koch                                                       Date: August 8, 1997
--------------------------------------
John D. Koch
Director

/s/ Philip J. Meathe                                                   Date: August 8, 1997
--------------------------------------
Philip J. Meathe
Director

/s/ Henry R. Nolte, Jr.                                                Date: August 8, 1997
--------------------------------------
Henry R. Nolte, Jr.
Director

/s/ Victor A. Ptak                                                     Date: August 8, 1997
--------------------------------------
Victor A. Ptak
Director

/s/ Jerome L. Schostak                                                 Date: August 8, 1997
--------------------------------------
Jerome L. Schostak
Director

/s/ Mark Shaevsky                                                      Date: August 8, 1997
--------------------------------------
Mark Shaevsky
Director

/s/ Eresteen R. Williams                                               Date: August 8, 1997
--------------------------------------
Eresteen R. Williams
Director

                                INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                      DESCRIPTION
   --------               ----------------------
2.1 Agreement and Plan of Merger and Reorganization by and between, Charter One and RCSB, included as Annex A to the accompanying Joint Proxy Statement/Prospectus filed herewith.

2.2 The Agreement and Plan of Merger and Reorganization by and among Charter One and Haverfield Corporation, which contains a list briefly identifying the contents of all omitted schedules and similar attachments, which Charter One agrees to furnish supplementally to the Commission upon request, filed as an exhibit to the Registrant's Report on Form 8-K dated April 22, 1997 (File No. 0-16311), is incorporated herein by reference.

3.1 Registrant's Second Restated Certificate of Incorporation, as amended and currently in effect, filed as an exhibit to Registrant's Report on Form 8-K dated October 31, 1995 (File No. 0-16311), is incorporated herein by reference.

3.2 Registrant's Bylaws, as amended and currently in effect, filed on August 8, 1997 as Exhibit 3.2 to Registrant's Registration Statement on Form S-4 (file No. 333-33169), is incorporated herein by reference.

4.1       Form of Certificate of Common Stock, filed on January 22, 1988 as
          Exhibit 4.2 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

4.2 Shareholder Rights Agreement dated November 21, 1989, between Charter One and First National Bank of Boston, as amended on May 26, 1995, filed as Exhibit 4.2 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994 and December 31, 1995, respectively, is incorporated herein by reference.

5         Opinion and Consent of Silver, Freedman & Taff, L.L.P.

8         Tax Opinion and Consent of Silver, Freedman & Taff, L.L.P.

10.1 Registrant's Long-Term Stock Incentive Plan, filed on January 22, 1988 as Exhibit 10.1 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

10.2 Registrant's Directors' Stock Option Plan, filed on January 22, 1988 as Exhibit 10.2 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

10.3 Charter One Bank, F.S.B. Executive Incentive Goal Achievement Plan, filed as Exhibit 10.8 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-16311), is incorporated herein by reference.

10.4 Charter One Bank, F.S.B. Employee Savings Plan and Trust and Amendments thereto, filed as Exhibit 10.10 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-16311), are incorporated herein by reference.

10.5 Amendments Number Three, Four, Five and Six to the Charter One Bank, F.S.B. Employee Savings Plan and Trust, filed on August 8, 1997 as
          Exhibit 10.5 to Registrants Registration Statement on Form S-4 (File No. 333-33169), are incorporated herein by reference.

   EXHIBIT
   NUMBER                      DESCRIPTION
   --------               ----------------------

10.6 Charter One Bank, F.S.B. Profit Sharing Plan and Amendments thereto, filed as Exhibit 10.12 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-16311), are incorporated herein by reference.

10.7 Amendments Number One through Seven to the Charter One Bank, F.S.B. Profit Sharing Plan, filed on August 8, 1997 as Exhibit 10.7 to the Registrant's Registration Statement on Form S-4 (File No. 333-33169), are incorporated herein by reference.

10.8 First American Savings Bank, F.S.B. Nonqualified Retirement Plan and First Amendment thereto, filed as Exhibit 10.17 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-16311), are incorporated herein by reference.

10.9 FirstFed Michigan Corporation 1983 Stock Option Plan, filed on November 1, 1995, as an exhibit to Registrant's Registration Statement on Form S-8 (File No. 33-61273), is incorporated herein by reference.

10.10 FirstFed Michigan Corporation 1991 Stock Option Plan, filed on November 1, 1995 as an exhibit to Registrant's Registration Statement on Form S-8 (File No. 33-61273), is incorporated herein by reference.

10.11 Forms of Supplemental Retirement Agreements, dated October 31, 1995, between Charter One and Charles John Koch, Richard W. Neu, John David Koch, Mark D. Grossi, and Robert J. Vana, filed on July 25, 1995, as Exhibits 10.4 and 10.5 to Registrant's Registration Statement on Form S-4 (File No. 33-61273), is incorporated herein by reference.

10.12 Forms of Employment Agreements, dated October 31, 1995, between Charter One and Charles John Koch, Richard W. Neu, John David Koch, Mark D. Grossi, and Robert J. Vana, filed on July 25, 1995 as Exhibits 10.1, 10.2 and 10.3 to Registrant's Registration Statement on Form S-4 (File No. 33-61273), are incorporated herein by reference.

10.13 Employment Agreement, dated April 22, 1997, between Charter One Investment, Inc. and William A. Valerian, filed on August 8, 1997 as
          Exhibit 10.13 to Registrant's Registration Statement on Form S-4 (File No. 333-33169), is incorporated herein by reference.

10.14     Employment Agreement between Charter One and Leonard S. Simon.

10.15     Employment Agreement between Charter One and Edward J. Pettinella.

23.1      Consent of Deloitte & Touche LLP

23.2      Consent of KPMG Peat Marwick LLP

23.3 Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibits 5 and 8).

23.4      Consent of Harris Beach & Wilcox, LLP

23.5      Consent of Montgomery Securities

23.6      Consent of Lehman Brothers, Inc.

99.1 Consents of Certain Persons Named as Directors in the Proxy Statement/Prospectus contained herein.

99.2      Forms of Proxy